UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐            Definitive Proxy Statement

☐            Definitive Additional Materials

☐            Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Environmental Solutions Worldwide, Inc.
(Name of Registrant as Specified in Its Charter)

☒           No fee required.

☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐            Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Environmental Solutions Worldwide, Inc.
200 Progress Drive
Montgomeryville, PA  18936

NOTICE OF CONSENT SOLICITATION

Dear Shareholders:

You are being asked to consider and provide written consent to the following proposals:

1.            a proposal to amend the Articles of Incorporation of Environmental Solutions Worldwide, Inc. (the “Company”) to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exchange ratio of 1-for-2,000 shares of the Company’s outstanding Common Stock (the “Reverse Stock Split”). Such amendment would not change the par value per share and the number of authorized shares of Common Stock. Such amendment to be effective upon filing of Articles of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Florida (the “Reverse Stock Split Proposal”); and

2.            a proposal to approve and adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

These items are more fully described in the Consent Statement accompanying this Notice.

Our board of directors has fixed the close of business on _____________, 2013 as the record date for the determination of shareholders entitled to submit written consents. A list of shareholders of record on the record date is available for inspection by shareholders at the office of the Company at 200 Progress Drive, Montgomeryville, PA 18936.

We request that each shareholder complete, date and sign the enclosed written consent card and promptly return it in the enclosed postage-prepaid envelope or fax it to our transfer agent, Bay City Transfer Agency & Registrar Inc., at (989) 414-1412.  You can also submit your consent electronically using instructions on the consent card. To be counted, your properly completed written consent card must be received at or before 5:00 p.m. Eastern Time, on __________, 2013, subject to extension by our board of directors.

Your vote is important.  Failure to return the enclosed written consent card will have the same effect as a vote against the proposed amendment to the Company’s Articles of Incorporation.  We recommend that all shareholders consent to the amendment to the Company’s Articles of Incorporation and the proposal to approve and adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan by marking the box entitled “CONSENT” with respect to both proposals on the enclosed written consent card.  If you sign and send in the written consent card but do not indicate how you want to vote as to a proposal, your consent card will be treated as a consent authorizing the proposal. Holders of a majority of our outstanding shares of Common Stock have indicated to us that they intend to vote in favor of both proposals.

Consents may be revoked by shareholders at any time prior to the time that we receive and accept the written consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER RETURN THE ENCLOSED WRITTEN CONSENT CARD.  WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WRITTEN CONSENT CARD AS PROMPTLY AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO BOTH PROPOSALS SET FORTH ON THE ENCLOSED WRITTEN CONSENT CARD.

By order of the Board of Directors

/s/ Mark Yung
By: Mark Yung
Its:  Executive Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT SOLICITATION MATERIALS

THE CONSENT SOLICITATION MATERIALS
ARE AVAILABLE ON THE INTERNET ON THE SEC’S WEBSITE AT WWW.SEC.GOV AS WELL AS THROUGH OUR WEBSITE AT www.ESwgroup.com UNDER “Investor Relations.”

.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

TABLE OF CONTENTS

PROPOSAL NO. 2  ADOPTION OF ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

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Environmental Solutions Worldwide, Inc.
200 Progress Drive
Montgomeryville, PA  18936

CONSENT SOLICITATION STATEMENT

This consent solicitation statement (this “Consent Statement”) is furnished in connection with the solicitation on behalf of the board of directors (the “Board”) of Environmental Solutions Worldwide, Inc. (the “Company,” “we,” “our,” or “us”) of written consents from the holders of the Company’s common stock.

The Board is requesting the holders of the Company’s common stock consent to the following matters:

1.            a proposal to Amend our Articles of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exchange ratio of 1-for-2,000 shares of the Company’s outstanding Common Stock (the “Reverse Stock Split”). Such amendment would not change the par value per share and the number of authorized shares of Common Stock. Such amendment to be effective upon filing of Articles of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Florida (the “Reverse Stock Split Proposal”); and

2.            a proposal to approve and adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

This Consent Statement contains important information for you to consider when deciding how to vote on this matter.  Please read it carefully.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO BOTH PROPOSALS SET FORTH ON THE ENCLOSED WRITTEN CONSENT CARD.

BACKGROUND OF BOARD’S SOLICITATION

The Board believes that it is in the Company’s and our shareholders’ best interest to effect the Reverse Stock Split. The primary objective of the Reverse Stock Split is to “cash out” those shareholders holding less than 2,000 shares of Common Stock as of the date that the Florida Secretary of State accepts for filing articles of amendment to our Articles of Incorporation providing for the Reverse Stock Split (the “Effective Date”), thereby reducing the costs to the Company associated with administering shareholder accounts.

QUESTIONS AND ANSWERS REGARDING THIS CONSENT SOLICITATION

Why am I receiving these materials?

We are sending you this Consent Statement because the Board is soliciting shareholder approval of the proposals described herein. This Consent Statement provides information regarding the proposals and summarizes the information you need in order to determine whether to consent. Please read this Consent Statement, as it contains important information you need to know in order to make an informed decision.

Who is soliciting my consent?

This Consent Statement and the written consent card are provided in connection with the solicitation of consents by the Board. Consent solicitation materials, including this Consent Statement and the written consent card, were filed by us with the Securities and Exchange Commission (the “SEC”) on ________, 2013, and we are first making this Consent Statement available to shareholders on or around ________, 2013.

What am I being asked to vote on?

•  A proposal to amend our Articles of Incorporation to effect a Reverse Stock Split of our Common Stock, at an exchange ratio of 1-for-2,000 shares of the our outstanding Common Stock.

•  A proposal to adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

Why is the Company Soliciting Consents as Opposed to Holding a Special Meeting?

The Board believes it would not be in the best interest of the Company and its shareholders to incur the cost of holding a special meeting in connection with these actions. This consent action is being taken in lieu of a special meeting as authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”).

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•  “FOR” the proposal to amend our Articles of Incorporation to effect a Reverse Stock Split of our Common Stock, at an exchange ratio of 1-for-2,000 shares of our outstanding Common Stock.

•  “FOR” the proposal to adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

Who is entitled to consent to the proposals described in this Consent Statement?

Our Common Stock is the only class of voting shares. Holders of record of our Common Stock at the close of business on _________, the record date established by the Board, are entitled to vote on each proposal described herein.

How many votes do I have?

Each of our shareholders has one vote for each share of Common Stock owned on the record date.

How many votes may be cast by all shareholders?

As of the close of business on December 31, 2012, 224,098,447 shares of our Common Stock were outstanding and each share is entitled to one vote on each proposal.

How do I vote?

You may vote by completing, signing and dating the enclosed written consent card and returning it in the enclosed postage-prepaid envelope or by fax to Bay City Transfer Agency & Registrar Inc., at (989) 414‑1412.  If your shares are held by a broker, your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares using the voting instruction card provided by your broker.

What vote is required?

A majority of the outstanding stock entitled to vote must vote in favor of each proposal in order to approve such proposal. Holders of a majority of our outstanding shares of Common Stock have indicated to us that they intend to vote in favor of both proposals.

What if I sign a consent but do not indicate my vote?

If a shareholder specifies how the consent card is to be voted with respect to the proposals, the consent card will be voted in accordance with that specification. If a shareholder fails to so specify, the consent card will be deemed consent to each of the proposals.

May I revoke my consent?

A consent executed by a shareholder may be revoked at any time up until signed unrevoked consents by the holders of a majority of the votes of our shares of Common Stock outstanding on the record date have been delivered to us in accordance with the FBCA. To revoke a consent, a shareholder must deliver a written, signed and dated revocation prior to that time. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose.

When do consents expire?

All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our Common Stock are delivered to us within 60 days of the earliest dated consent delivered to us.

Who can help answer my questions?

If you have any questions about the Reverse Stock Split, the 2013 Stock Plan, or how to properly complete and submit your written consent card, please contact:

Praveen Nair
Environmental Solutions Worldwide, Inc.

200 Progress Drive

Montgomeryville, PA  18936
(905) 695-4141 Ext:  266
investor-relations@cleanerfuture.com

How will consents be solicited?

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the attachments hereto, and any additional solicitation material furnished to shareholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

May I access the consent solicitation materials on the Internet?

Under recently implemented rules of the SEC, we are providing access to our consent solicitation materials both by sending you these consent solicitation materials, including the written consent card, and by notifying you of the availability of our consent solicitation materials on the Internet. This Consent Statement and the accompanying form of written consent card are available at www.SEC.gov and at http://eswgroup.com/investor-relations/financial-reports/.

PROPOSAL NO. 1

REVERSE STOCK SPLIT

On _______, 2013, the Board, based upon the recommendation of a special committee of the Board comprised solely of disinterested directors (the “Special Committee”), adopted resolutions (1) declaring that an amendment to the Articles of Incorporation to effect the Reverse Stock Split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the shareholders of our Common Stock for their approval.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

The primary objective of the Reverse Stock Split is to “cash out” those shareholders holding less than 2,000 shares of Common Stock as of the Effective Date.  As of December 12, 2012, we had approximately 2,756 shareholders, comprised of approximately 342 holders of record (including DTC position listings) and approximately 2,414 beneficial holders.

Of our approximately 342 shareholders of record, about 147 holders own 2,000 shares or more. Those 147 holders in turn own a total of 223,727,480 million shares. The other 195 shareholders own only about 370,997 shares in total. These 195 shareholders in total represented approximately 57.0% of the total number of record holders of Common Stock, but own less than 0.2% of the total number of outstanding shares of Common Stock.

As of December 12, 2012, there were approximately 1,948 Non-Objecting Beneficial Owner accounts, with 669 owning 2,000 shares or more, totaling 27,195,165 million shares. The other 1279 accounts in total represented approximately 46.4% of the total number of holders of Common Stock, but owned less than 0.30% of the total number of outstanding shares of Common Stock.

Based on share ownership data as of December 12, 2012, assuming all record and beneficial holders of our Common Stock who hold fewer than 2,000 shares were cashed out at the time of the Reverse Stock Split, we would be left with approximately 816 record and beneficial holders (exclusive of Objecting Beneficial Owner accounts) after giving effect to the Reverse Stock Split, and the total number of shareholders after giving effect to the Reverse Stock Split would be reduced by 64.4% (exclusive of Objecting Beneficial Owner accounts).

The Company would benefit from cost savings as a result of the Reverse Stock Split. The costs of administering each registered shareholder’s account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to administer numerous small accounts (which account for approximately 64.4% of all shareholders, exclusive of Objecting Beneficial Owner accounts) are disproportionately high when compared to the total number of shares involved. These costs include administration of stock certificates including printing, affidavits of lost stock certificates, and reissuance, printing and postage costs to mail the consent solicitation materials, and similar costs associated with required mailings to shareholders holding shares in street name through a nominee (i.e., a bank or broker).

The Reverse Stock Split allows shareholders with small accounts to cash out their positions without transaction costs, such as brokerage fees.

The Board reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion at any time prior to implementation, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Certain Risks Associated With the Reverse Stock Split

Shareholders owning fewer than 2,000 shares of Common Stock immediately prior to the Effective Date would, after giving effect to the Reverse Stock Split, no longer have any equity interest in the Company and therefore would not participate in our future earnings or growth, if any. It is expected that approximately 1,474 holders (exclusive of Objecting Beneficial Owner accounts) would be fully cashed out in the Reverse Stock Split. It will not be possible for cashed out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining shareholder.

The Reverse Stock Split would require shareholders who own fewer than 2,000 shares of Common Stock to involuntarily surrender their shares for cash. These shareholders would not have the ability to continue to hold their shares. The ownership interest of these shareholders would be terminated as a result of the Reverse Stock Split, but the Board has concluded that the completion of the Reverse Stock Split overall would benefit these shareholders because of, among other reasons, the liquidity provided to them by the Reverse Stock Split at a price determined by the Board to be fair to these shareholders.

The market price per new share of Common Stock after the Reverse Stock Split may not rise or remain constant in proportion to the reduction in the number of old shares of Common Stock outstanding before the Reverse Stock Split. The market price of Common Stock would also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. Both the total market capitalization of a company and the market price of a share of such company’s Common Stock on a split-corrected basis following a Reverse Stock Split may be lower than they were before the Reverse Stock Split.

STRUCTURE OF THE REVERSE STOCK SPLIT

If the approved Reverse Stock Split occurs, the Reverse Stock Split of Common Stock would become effective on the date and in the manner set forth in the proposed amendment to the Articles of Incorporation to be filed with the Secretary of State of the State of Florida, in the form attached hereto as Exhibit A. All shareholders on the Effective Date would receive 1 share of Common Stock for every 2,000 shares of Common Stock held by them at that time.

No fractional shares of our Common Stock will be issued as a result of the Reverse Stock Split.  Instead, shareholders (“Cash Recipient Shareholders”) who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by 2,000 shall, upon compliance with the procedures set forth below under “Exchange Procedures,” be entitled to receive cash in an amount as described below under “Determination of Fractional Share Price.” For example:

•        If a shareholder holds 21,000 shares of Common Stock on the Effective Date, he or she would hold 10 shares following the Reverse Stock Split and be paid cash for the .5 share that was remaining.

•        If a shareholder holds 1,500 shares of Common Stock on the Effective Date, he or she would not hold any shares of Common Stock following the Reverse Stock Split, and would be paid cash for the .75 share.

The below charts outline the capital structure prior to and immediately following the Reverse Stock Split. Note the number of shares disclosed as “Issued and Outstanding” in the below chart accounts for the number of shares issued and outstanding as of the Record Date.

	Number of shares of Common Stock prior to Reverse Stock Split	Number of shares of Common Stock after Reverse Stock Split
Authorized	250,000,000	250,000,000
Issued and Outstanding	224,098,447	111,293
Reserved for Issuance	5,664,696	2,832
Authorized but Unissued	25,901,553	249,888,707

DETERMINATION OF FRACTIONAL SHARE PRICE

In order to avoid the expense and inconvenience of issuing fractional shares after the Reverse Stock Split, the Company may either (a) arrange for the sale of these fractional shares in the open market and the distribution of the net proceeds (after customary brokerage commissions and other expenses) from such sales to the Cash Recipient Shareholders; or (b) deposit cash with the transfer agent for payment for the Cash Recipient Shareholders’ fractional shares.

The Board currently intends to have the Company pay cash (without interest and subject to withholding taxes) for the fractional shares without selling any shares in the open market. If the Board changes its intention, we will publicly announce the decision in a press release. If the fractional shares are not sold in the open market, the price paid to Cash Recipient Shareholders will be based upon a price per pre-split share of Common Stock equal to the higher of (i) the average daily closing price per share of our Common Stock on the OTCQB for the twenty (20) trading days immediately before and including the Effective Date and (ii) $0.04 (the “Fractional Share Price”).

Promptly after the date on which we effect the Reverse Stock Split, the Company intends to deposit cash believed to be sufficient to cover the aggregate Fractional Share Price for all the fractional shares with its transfer agent, which will be held in trust for the benefit of the Cash Recipient Shareholders. All Cash Recipient Shareholders will receive cash equal to the Fractional Share Price, without interest, of the shares of Common Stock they held immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split. Promptly after the Reverse Stock Split, the transfer agent will pay cash to the Cash Recipient Shareholders as described below in “Exchange Procedures.”

The Company believes that it will have adequate funds to pay the Fractional Share Price to all Cash Recipient Shareholders.  Certain principal shareholders of the Company have indicated that, in the event that the Company does not have such adequate funds, they will provide financing in the form of bridge loans sufficient to compensate for any shortfall.  In the event such financing is necessary, the Company may subsequently seek to issue equity in order to raise capital for repayment purposes.

FAIRNESS OF THE PROPOSED REVERSE STOCK SPLIT

The Board has determined that the terms of the proposed Reverse Stock Split are fair to the shareholders of the Company, including the Cash Recipient Shareholders, based upon the recommendation of the Special Committee, which was formed by the Board to evaluate the terms of the proposed Reverse Stock Split and to advise the Board in connection therewith. In connection with its deliberations, the Special Committee retained UHY Advisors MI, Inc. (“UHY”) to address the fairness, from a financial point of view, of the consideration to be received by the Cash Recipient Shareholders in connection with the Reverse Stock Split, as described below. After careful consideration of the Fairness Opinion (as defined below), the Special Committee unanimously concluded that the Fractional Share Consideration to be paid to Cash Recipient Shareholders in connection with the Reverse Stock Split is fair, from a financial point of view, to the Company.

Fairness Opinion

Pursuant to its arrangement with the Special Committee, UHY has delivered an opinion (the “Fairness Opinion”) to the Special Committee. The Fairness Opinion states that, subject to the assumptions, conditions and limitations contained therein, in the opinion of UHY as of December 3, 2012, cash consideration of $0.04 per share to be paid to the Cash Recipient Stockholders in connection with the Reverse Stock Split would be fair, from a financial point of view, to the Cash Recipient Stockholders.

UHY's professionals have significant experience in providing valuation advice for various purposes, including reverse stock splits and fairness opinions, amongst other things.  No material relationship has existed between UHY or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other, during the past two years, and no such relationship is currently contemplated.  The Special Committee selected UHY to deliver a fairness opinion in connection with the proposed Reverse Stock Split on the basis of the firm’s reputation and expertise.

The Special Committee did not impose any limitations on the scope of the investigation or analyses undertaken by UHY in connection with the Fairness Opinion.  The Special Committee did not provide any instructions to UHY regarding the manner in which it conducted such investigations and analyses.

Pursuant to the terms of its engagement letter with the Company, UHY is entitled to an aggregate fee of approximately $55,000. UHY and its affiliates  have prepared numerous fairness opinions and regularly provide valuation and advisory services to private and public clients relating to mergers and acquisitions activity, financial and tax reporting, and litigation issues.  Many possess valuation accreditations from the American Society of Appraisers (ASA), American Institute of Certified Public Accountants (CPA/ABV), and Chartered Financial Analyst Institute (CFA).  In addition, UHY is to be reimbursed for its reasonable out-of-pocket expenses, including outside legal fees, and will be held harmless by the Company under certain circumstances arising in connection with the Fairness Opinion. The fees to be paid to UHY under the Opinion Engagement Letter were agreed between UHY and the Special Committee. None of the fees payable to UHY are contingent upon the conclusions reached by UHY in the Fairness Opinion or on the completion of the Reverse Stock Split.

For purposes of rendering the Fairness Opinion, UHY assumed, with the Special Committee’s approval, that the Consideration to be paid to Cash Recipient Shareholders in connection with the Reverse Stock Split would equal $0.04 per pre-split share of Common Stock (i.e., the minimum Fractional Share Price per share).  This per share price approximated the average daily closing price per share of the Company’s Common Stock on the OTCQB during the five trading days immediately before and including the date of the Fairness Opinion.

In connection with its analysis, UHY made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances.  The principal sources of information used in performing its analysis included, but were not limited to:

•        the Company’s Form 10-K as filed with the SEC for the years ended December 31, 2007 through 2011 (which included audited financial statements for each year);

•        The Company’s Form 10-Q as filed with the SEC for the period ended June 30, 2012;

•        The Company’s Form 10-Q as filed with the SEC for the period ended September 30, 2012;

•        The Company’s internally prepared unaudited financial statements for the nine-month periods ended September 30, 2011 and 2012;

•        The Company’s 2010 and 2011 Form 1120 U.S. Income Tax Return;

•        The Company’s internally prepared budget for the year ending December 31, 2013;

•        The Company’s internally prepared capital expenditure plan for 2013;

•        The Company’s internally prepared plan, including incremental cost and capital expenditure requirements, for its testing business;

•        Internally prepared customer lists and sales detail;

•        A review of tables summarizing the Company’s capitalization, including outstanding warrants, derivatives, and restricted stock grants, with the exception of a complete derivative securities provisions review;

•        The Company management’s 2nd Quarter 2012 presentation to the Board dated August 8, 2012;

•        Draft of the Consent Solicitation Agreement dated August 3, 2012 regarding the Reverse Stock Split;

•        Letter of Representation signed by Mark Yung and Praveen Nair regarding the future prospects and risks of the Company;

•        Information obtained from the Company’s website;

•        Discussions with the Company’s management concerning its business, industry, history, as well as the Company’s current and future prospects in the emissions control market and testing market;

•        Limited information on the Company’s sales prospects and backlog;

•        Limited information on the Company’s existing lawsuit for collection of unpaid invoices related to goods delivered to a former dealer;

•        A review of publicly available financial data of certain publicly traded companies that UHY deemed relevant;

•        A review of available information regarding certain merger and acquisition transactions that UHY deemed relevant; and

•        Other such financial studies, analyses, investigations, research, and consideration of other information, facts and data as UHY deemed necessary or appropriate.

The following is a summary of the principal financial analyses performed by UHY in its preparation of the Fairness Opinion.

•        Discounted Cash Flow. A Discounted Cash Flow analysis establishes the value of a company whose asset base is determined to consist primarily of intangible assets, through the capitalization of free cash flows anticipated to be generated by the company.  The procedure requires calculating the net present value of the projected cash flow provided to UHY by the Company discounted by a risk-adjusted rate of return over the anticipated economic life of the investment, with further adjustment for certain balance sheet items, including excess working capital, interest-bearing debt, and tax benefits not already included in the projected cash flows.

•        Comparable Sales. This analysis establishes value through a comparative analysis of publically available information about sales of similar companies (or stock interests) active in similar industry sectors. The approach compares ratios of income statement, balance sheet and cash flow quantities versus known public valuations and extrapolates the subject company’s value from said ratios. UHY considered the publically available information as to comparable sales to be very limited.

•        Historic Trading Price. The Company’s daily stock price in the OTCQB market reflects an assessment of value. UHY considered the trend over time and the current stock price, recognizing that transactions in this market generally represent small, non-controlling interests in the Company, that the stock is thinly traded, and that the price to be paid under the Reverse Stock Split will be based on this market. UHY also considered liquidity-related costs associated with this market and/or reflected in the freely traded price.

•        Net Book Value.  This analysis values the Company common stock based upon the net book value of the Company’s assets, less its liabilities as reflected on its financial statements.

UHY also considered, among other things, the following factors to be particularly relevant to its overall conclusion.

1.                Attainment of the company’s forecasts will require significant improvement from historic results, and the Company’s future underperformance relative to those forecasts would further reduce UHY’s valuation conclusions, a key aspect of its overall conclusion on the financial fairness of the Reverse Stock Split.

2.                The Company has no history of generating profits, and cash flows from operations have generally been negative historically.

3.                Under the terms of the Reverse Stock Split, selling shareholders avoid significant liquidity-related costs (in percentage terms) which would otherwise be incurred to monetize their pre-Reverse Stock Split investment in the Company.

4.                Selling shareholders may retain non-fractional shares, and all shareholders have the ability to purchase additional the Company shares before or after the Reverse Stock Split in the event they wish to maintain their financial exposure to the Company’s stock.

5.                The number of shares likely to be acquired via the Reverse Stock Split represents a small fraction of the Company’s total outstanding shares and will not create a new control group or materially change the ownership structure.

6.                the Company has significant Net Operating Losses (NOLs) for tax purposes, the material value of which can be realized only by the future production of profits.

7.                The value and use of NOLs is dependent on the Internal Revenue Code; UHY  assumed the existing treatment afforded NOLs under the Code will remain consistent in future years.

8.                A significant portion of the Company’s historic revenue was reliant on the availability of federal and state funds (and regulation) to fund the purchase of its emission control products.  There is significant pressure to reduce government spending at both federal and state levels, and California (a key market for the Company’s products) is facing particularly high financial pressures.  Future changes in the appropriated funding to support emission control devices, and to enforce regulations associated with emissions, are likely to have a significant impact on the Company’s future sales.  This inherent risk in the Company’s business cannot be precisely measured.

9.                Actual market demand for emission control devices similar to those sold by the Company has been significantly lower than the levels forecasted by industry participants (including MECA (Manufacturers of Emissions Controls Association)).

The opinion expressed by UHY was provided for the information and assistance of our Special Committee in connection with its consideration of the Reverse Stock Split and such opinion does not constitute a recommendation as to any action the Special Committee, the Board, or any Shareholder should take in connection with the Reverse Stock Split or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the Reverse Stock Split or any other matter presented in this Consent Statement. The amount of consideration to be paid to the Cash Recipient Stockholders was determined by the Company, and UHY did not provide a recommendation with respect thereto. UHY has expressed no opinion as to the fairness of the Reverse Stock Split and its opinion is limited to the fairness, from a financial point of view, to the Cash Recipient Stockholders of a payment of $0.04 per share and UHY is expressing no opinion as to procedural fairness or any other measure of fairness. The Fairness Opinion may not be relied upon by any person or party other than the Special Committee.

The Fairness Opinion is subject to the assumptions and limitations contained therein and should be read in its entirety. The Fairness Opinion is one factor, among others, that the Special Committee considered in assessing the Reverse Stock Split and making its recommendation to the Board. The Fairness Opinion is included as Exhibit B to this Consent Statement.

In rendering the Fairness Opinion, UHY assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company, their representatives or advisors or otherwise obtained by UHY from other sources and UHY did not independently verify (nor did UHY assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. With respect to the Company’s internally prepared budget, we advised UHY, and UHY assumed, without independent investigation, that such budget was reasonably prepared and reflected the best then available estimates and good faith judgment of the Company’s senior management as to the Company’s expected future competitive, operating and regulatory environments and related financial performance. UHY expressed no opinion with respect to such internally prepared budget or the assumptions on which it was based. UHY did not conduct and was not provided with any valuation or appraisal of any assets or liabilities of the Company nor did UHY conduct any physical inspection of the Company’s assets.

The Fairness Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated, and the information made available to the UHY, as of the date of such opinion. UHY does not have any obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to UHY’s attention after the date of such opinion, subsequent developments may affect UHY’s opinion and UHY does not have any obligation to update, revise or reaffirm its  opinion.

EFFECT OF THE REVERSE STOCK SPLIT ON COMMON STOCK OF THE COMPANY

The Reverse Stock Split would not change the par value per share or the number of authorized shares of Common Stock. Also, the Reverse Stock Split would not affect the public registration of our Common Stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company would continue to be subject to periodic reporting and other requirements of the Exchange Act. We expect that our Common Stock would continue to be quoted on the OTCQB under the symbol “ESWW”.

The number of shares of authorized Common Stock would not change as a result of the Reverse Stock Split. On December 31, 2012, there were 224,098,447 shares of Common Stock issued and outstanding. Following the Reverse Stock Split, the total number of issued and outstanding shares of Common Stock would be reduced by (a) the difference between the number of issued and outstanding shares of Common Stock prior to the Reverse Stock Split and the number of shares of Common Stock that are issued as a result of the Reverse Stock Split and (b) the aggregate number of fractional shares of the Cash Recipient Shareholders that the Company purchases from the Cash Recipient Shareholders. Based on information as of the date of this Consent Statement, we believe that there would be approximately 111,293 shares of Common Stock outstanding after giving effect to the Reverse Stock Split.

After the Effective Date, each remaining shareholder would own fewer shares of Common Stock. Thus, following the Reverse Stock Split, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our Articles of Incorporation would significantly increase. Because our shareholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock would reduce our current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a shareholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a shareholder’s investment. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of securities exercisable for Common Stock. We believe that the availability of the additional shares may provide us with the flexibility to meet our business needs as they arise. If we issue additional shares for any purposes, the ownership interest of our current shareholders would be diluted in the same manner as would result from any other share issuance. As of the date of this filing, the Company has no definitive plans or arrangements in this regard, other than as discussed under “Determination of Fractional Share Price” with respect to the potential issuance of equity in order to raise capital to repay bridge loans in connection with any shareholder financing.

The Reverse Stock Split Proposal has been prompted solely by the business considerations discussed above under “Reasons for the Proposed Reverse Stock Split.” Nevertheless, the additional shares of Common Stock that would become available for issuance following the Reverse Stock Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

 Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock unit awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.  Shares of restricted stock will be treated as are all shares of stock, subject to the continued application of the vesting provisions.

EXCHANGE PROCEDURES

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Date.  The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Shareholders will then receive a New Certificate representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described herein.  Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we intend to pay the Fractional Share Price in cash as follows:

               •                If a shareholder’s shares are held in street name, payment of the Fractional Share Price will be deposited directly into the shareholder’s account with the organization holding the shareholder’s shares.

               •                If the shareholder’s shares are registered directly in the shareholder’s name, payment of the Fractional Share Price will be made by check, sent to the shareholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

Those shareholders who hold less than 2,000 shares would be eliminated as a result of the payment of the Fractional Share Price in lieu of any fractional share interest in connection with the Reverse Stock Split.

Shareholders should respond promptly to the communications they receive from the Company’s transfer agent. It is the Company’s present intention that if a shareholder is entitled to cash payment and such shareholder has not delivered his Old Certificate(s) to the Company by the second anniversary of the Effective Date, then the payment that he would otherwise be entitled to receive would be turned over to the Company.

All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Reverse Stock Split.

The contact information for our transfer agent is as follows:

Bay City Transfer Agency & Registrar Inc.
7075 Gratiot Road
Suite One
Saginaw, MI  48609
Phone:   989-891-9720
Fax:       989-414-1412
e-mail: tom@baycitytransfer.com

ACCOUNTING CONSEQUENCES

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Effective Date, the stated capital on the Company’s balance sheet attributable to Common Stock would be reduced proportionally, based on the combined effect of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per Common Stock share net income or loss would be increased and the current net book value per share would increase because there would be fewer shares of Common Stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

We have summarized below the material federal income tax consequences to the Company and shareholders resulting from the Reverse Stock Split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including but not limited to: shareholders who received the Company stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Stock Split would be treated as a “tax-free recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Shareholders Who Are Not Cashed Out by the Reverse Stock Split:

If you (a) continue to hold Common Stock immediately after the Reverse Stock Split, and (b) you receive no cash as a result of the Reverse Stock Split, you will not recognize any gain or loss in the Reverse Stock Split and you will have the same adjusted tax basis and holding period in your Common Stock, as the case may be, as you had in such stock immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Cash Recipient Shareholders:

If you receive cash as a result of the Reverse Stock Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Common Stock immediately after the Reverse Stock Split, as explained below.

Shareholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Stock Split.

If you (a) receive cash in exchange for a fractional share as a result of the Reverse Stock Split, (b) you do not continue to hold any Company stock immediately after the Reverse Stock Split, and (c) you are not related to any person or entity that holds Common Stock immediately after the Reverse Stock Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

If you are related to a person or entity who continues to hold Common Stock immediately after the Reverse Stock Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (a) is “not essentially equivalent to a dividend,” or (b) is a “substantially disproportionate redemption of stock,” as described below:

“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in Company resulting from the Reverse Stock Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Common Stock owned by you immediately after the Reverse Stock Split is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Reverse Stock Split and you own less than 50% of the outstanding shares of Common Stock after the Reverse Stock Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of Common Stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

Shareholders Who Both Receive Cash and Continue to Hold Common Stock Immediately After the Reverse Stock Split.

If you receive cash as a result of the Reverse Stock Split and continue to hold Common Stock immediately after the Reverse Stock Split, you generally will be subject to the same rules for determining tax treatment as described above, the same as if you constructively continue to hold shares of Common Stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock” test, then you will recognize gain, but not loss, in an amount equal to the lesser of (a) the excess of the sum of aggregate fair market value of your shares of Common Stock plus the cash received over your adjusted tax basis in the shares, or (b) the amount of cash received in the Reverse Stock Split. In determining whether you meet either test, you must take into account as shares you own both shares of Common Stock that you actually own and constructively own (i.e., shares owned by certain individuals or entities related to you) before and after the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of Common Stock held immediately after the Reverse Stock Split will be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse Stock Split, increased by any gain recognized in the Reverse Stock Split, and decreased by the amount of cash received in the Reverse Stock Split.

Any gain or loss recognized in the Reverse Stock Split will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (a) is “not essentially equivalent to a dividend” with respect to you, or (b) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one year. If you acquired shares redeemed in the Reverse Stock Split at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

ANTI-TAKEOVER EFFECTS

Our Board does not intend to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws, each as amended. Except as described above under “Determination of Fractional Share Price,” we currently do not have any plans to issue additional shares of Common Stock. The proposed amendment is not in response to any effort on the part of any party to accumulate Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change management.

CONTINUED REPORTING

After consummation of the Reverse Stock Split we will continue to be subject to reporting obligations under Section 15(d) of the Securities Act of 1933, as amended (the “Securities Act”).  We are currently eligible to deregister our Common Stock under Section 12(g) of the Securities Act even without giving effect to the Reverse Stock Split, but we have no current intention to deregister our Common Stock under Section 12(g) of the Securities Act, whether or not the Reverse Stock Split is consummated.

REQUIRED VOTE

The proposed amendment to the Company’s Articles of Incorporation must be approved by a majority of the outstanding voting shares of our Common Stock.

APPRAISAL RIGHTS

The Company’s shareholders as of the record date are entitled to rights of appraisal under the FBCA. This Consent Statement shall be considered the appraisal notice required under Section 607.1322 of the FBCA.  Under Section 607.1302 of the FBCA, a shareholder of the Company who does not wish to accept the Fractional Share Price may exercise appraisal rights and, if the Reverse Stock Split is consummated, obtain the payment of the “fair value” of the shareholders’ shares of Common Stock (as valued immediately prior to the consummation of the Reverse Stock Split in accordance with Florida law). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Reverse Stock Split, unless such exclusion would be inequitable to the Company and its remaining shareholders.

In order to exercise appraisal rights, a shareholder of the Company must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those sections is included as Exhibit C to this Consent Statement. Shareholders of the Company are urged to read Exhibit C in its entirety and to consult with their legal advisers. Each shareholder of the Company who desires to assert such shareholder’s appraisal rights is cautioned that failure on the shareholder’s part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Rights of Appraisal. The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA included as Exhibit C to this Consent Statement.

The Board, based upon the recommendation of the Special Committee, has determined that the fair value of each fractional share is the Fractional Share Price.  If a shareholder does not accept this offer and desires to exercise such shareholder’s appraisal rights, he or she must deliver to the Company, within 20 days of receiving this Consent Statement, a written notice of intent to demand payment for such shareholder’s shares if the Reverse Stock Split is effectuated. A written consent card indicating “Consent withheld (against)” with respect to the Reverse Stock Split Proposal will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A shareholder that wishes to assert appraisal rights need not submit a written consent card against the Reverse Stock Split Proposal, but cannot submit a written consent card, or allow any nominee who holds such shares for the shareholder to submit a written consent card, in favor of the Reverse Stock Split Proposal. A written consent submitted in favor of the Reverse Stock Split Proposal will constitute a waiver of the shareholder’s appraisal rights. The written notice of intent to demand payment should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Praveen Nair
Environmental Solutions Worldwide, Inc.

200 Progress Drive

Montgomeryville, PA  18936
(905) 695-4141

All such notices must be signed in the same manner as the shares are registered on the books of the Company. If a shareholder has not provided written notice of intent to demand payment before within 20 days of receiving this Consent Statement, the shareholder will be deemed to have waived the shareholder’s appraisal rights.

If a shareholder timely submits written notice of such shareholder's intent to demand payment, he or she must also complete the enclosed form attached hereto as Exhibit D (the “Appraisal Form”), and return the completed Appraisal Form, along with any share certificates in his or her possession, to Praveen Nair at the above address, in order to exercise appraisal rights.

If Praveen Nair does not receive the Appraisal Form and share certificates on or before _________, 2013 (the “Shareholder Appraisal Deadline”), such shareholder shall be deemed to have waived his or her right to demand appraisal with respect to the shares.  If a shareholder decides to exercise appraisal rights, such shareholder may still subsequently decline to exercise his or her appraisal rights and withdraw from the appraisal process by notifying Praveen Nair in writing within twenty days following the Shareholder Appraisal Deadline.

Upon written request, Praveen Nair will provide to any shareholder information related to the number of shareholders who return the Appraisal Forms by the Shareholder Appraisal Deadline and the total number of shares owned by them within ten days following the Shareholder Appraisal Deadline.

The anticipated date of consummation of the Reverse Stock Split is _________, 2013.

Pursuant to Section 607.1322 of the FBCA, attached as Exhibit E hereto are certain financial statements of the Company for the year ended December 31, 2011 and attached as Exhibit F hereto are certain financial statements of the Company for the quarter ended September 30, 2012.

A shareholder exercising appraisal rights must execute and return the appraisal election form in accordance with the instructions provided therein and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to therein. Any such shareholder failing to return a properly completed appraisal election form and, in the case of certificated shares, deposit the shareholder’s certificates, within the period stated in the form, will lose such shareholder’s appraisal rights and be bound by the terms of the Reverse Stock Split.

A shareholder who has delivered the appraisal election form and, in the case of certificated shares, such shareholder’s stock certificates, may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to the Company within the time period specified in the appraisal election form. Thereafter, a shareholder may not withdraw from the appraisal process without the written consent of the Company. Upon a withdrawal, the right of the shareholder to be paid the fair value of such shareholder’s shares will cease, and the shareholder will be reinstated as a shareholder of the Company.

If the shareholder accepts the Company’s offer in the appraisal election form to pay the Company’s estimate of the fair value of the shares of Common Stock, payment for the shares of the shareholder is to be made within 90 days after the receipt of the appraisal election form by the Company or its agent. Upon payment of the agreed value, the shareholder will cease to have any interest in such shares.

Sections 607.1326 and 607.1330 of the FBCA address what should occur if a shareholder fails to accept the Company’s offer to pay the value of the shares as estimated by the Company and the Company fails to comply with the demand of the shareholder to pay the value of the shares as estimated by the shareholder, plus interest.

If a shareholder refuses to accept the Company’s offer to pay the value of the shares as estimated by the Company and the Company fails to comply with the demand of the shareholder to pay the value of the shares as estimated by the shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder, the Company shall file an action requesting that the fair value of such shares be determined by the court.

If the Company fails to institute a proceeding within the above-prescribed period, any shareholder that has made a demand under Section 607.1326 of the FBCA may do so in the name of the Company. A copy of the initial pleading will be served on each shareholder who has made such a demand. The Company is required to pay each shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the shareholder ceases to have any interest in such shares.

               Section 607.1331 of the Florida Statutes provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against the Company, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) the Company and in favor of any or all shareholders if the court finds the Company did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322, or (ii) either the Company or shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders, and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent that the Company fails to make a required payment when a shareholder accepts the Company’s offer to pay the value of the shares as estimated by the Company, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the Company all costs and expenses of the suit, including counsel fees.

Any shareholder who perfects his right to be paid the fair value of his the Company shares will recognize gain or loss, if any, for U.S. federal income tax purposes upon the receipt of cash for those shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code. See “Certain Federal Income Tax Consequences.”

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO APPRAISAL RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO PROPOSAL NO. 1

PROPOSAL NO. 2

ADOPTION OF ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. 2013 STOCK PLAN

On January 23, 2013, the Board adopted resolutions (1) declaring that adoption of the Environmental Solutions Worldwide, Inc. 2013 Stock Plan (the “Stock Plan” or the “Plan”), as described below, was advisable and (2) directing that a proposal to approve the Stock Plan be submitted to the shareholders of our Common Stock for their approval. The Environmental Solutions Worldwide, Inc. 2013 Stock Plan (the “Stock Plan” or the “Plan”) will replace the Company’s 2010 Stock Incentive Plan, which replaced the Company’s 2002 Stock Option Plan.  While previously granted awards under the Company’s 2010 Stock Incentive Plan and 2002 Stock Option Plan will remain in effect in accordance with the terms of the individual awards, the Stock Plan will replace 2010 Stock Incentive Plan and the Company’s 2002 Plan for future grants.  The purposes of the Stock Plan are to advance the interests of the Company and its shareholders by providing significant incentives to selected officers, employees, directors and consultants of the Company and its subsidiaries who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such persons in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company.  Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.

The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit G to this Consent Statement.

General Description of the Plan

Administration. The Plan shall be administered by the Board as a whole, the Compensation Committee, or such other committee as the Board appoints (in each case, for purposes of this description of the Plan, the “Committee”). The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the prices, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are conclusive and binding. No member of the Committee shall be liable for any action or determination with respect to the Plan except for willful misconduct and gross negligence.

Awards. The Plan authorizes the grants of nonstatutory stock options (“NSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units (“RSUs”) and performance shares and share units, other stock-based awards in the Committee’s discretion, and dividend equivalent rights (collectively, “Awards”). Under the Plan, the Company may deliver authorized but unissued shares of Common Stock, treasury shares of Common Stock, and shares of Common Stock acquired by the Company for the purposes of the Plan.  Each Award will be evidenced by an agreement between the recipient and the Company setting forth the terms of the Award, as determined by the Committee.

Maximum Number of Shares. A maximum of 40,000,000 shares of Common Stock (or 20,000 shares of Common Stock if the Company consummates the proposed Reverse Stock Split) will be available for grants pursuant to Awards under the Plan).  The maximum number of shares of Common Stock with respect to which any individual may be granted Options or Stock Appreciation Rights during any one calendar year is 5,000,000 (or 2,500 shares if the Company consummates the proposed Reverse Stock Split).

Eligibility. Members of the Board and employees of, and consultants to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the Plan.

Termination of Plan. The Board may terminate the Plan at any time.  If not earlier terminated, the Plan shall terminate on ______, 2023 (but in any event not later than the day before the 10th anniversary of Board approval of the Plan).  No Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Awards previously granted.

Power to Amend. The Board may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, without shareholder approval unless required by law, regulations or rules (including applicable rules of any stock exchange).  No amendment or modification to the Plan or any Award may materially alter or adversely impair the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee.

Summary of Awards Available Under the Plan

Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NSOs. An ISO generally has the same Plan provisions as a NSO, except that:

  In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date.
  The aggregate fair market value of shares of Common Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000.
  The exercise price of each ISO granted under the Plan shall not be less than the higher of the par value or the fair market value of a share of Common Stock on the grant date.
  In the case of an ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per share must be at least 110% of the fair market value of a share of Common Stock at the time the ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.
  An option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability or more than one year after the grantee’s termination of employment for disability.  If the grantees dies during the three-month or one-year periods, the option will be treated as an ISO even if it exercised after the end of those periods.  ISOs are not transferable other than by will or by the laws of descent and distribution.

Nonstatutory Stock Options. The exercise price per share of each NSO granted under the Plan is determined by the Committee on the grant date and will not be less than the higher of the par value or fair market value of a share of Common Stock on the grant date. Each NSO is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price must be paid in cash or in shares of Common Stock valued at their fair market value on the date preceding the date of exercise or by such other method as the Committee may from time to time prescribe.

The Committee may determine when an option becomes exercisable.  Unless the Committee determines otherwise with an option, options will become exercisable with respect to 25% of the shares subject to the option on each of the first four anniversaries of the grant date.

The Plan contains provisions applicable to the exercise of options (whether ISOs or NSOs) subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that options that are not exercisable at the time of such termination shall expire upon the termination of employment and options that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of three months after such termination of employment and (ii) in the event of a grantee’s death (or if the grantee dies during the three-month period following termination), the first anniversary of such death. In the event the Company terminates the grantee’s employment for cause, all options held by the grantee, whether or not then exercisable, terminate immediately as of date of notice of termination of employment.

Stock options generally are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit transfers of NSOs to the grantee’s family members or trusts for the benefit of family members.

Upon a change of control (as such term is defined in the Plan) of the Company, all options (whether ISOs or NSOs) shall become immediately exercisable in full unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at any acquiring company.

Stock Appreciation Rights. Stock appreciation rights may be granted by the Committee subject to vesting and forfeiture provisions as the Committee shall determine in its sole discretion. Similar to stock options, the exercise price per share of each right is determined by the Committee on the grant date. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the stock appreciation right exercise price, which shall be an amount determined by the Committee and set forth in the award agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its sole discretion.  Upon a change of control of the Company, all stock appreciation rights shall become immediately exercisable in full unless the Board determines that the grantee has been offered substantially identical replacement stock appreciation rights and a comparable position at any acquiring company.

Restricted Stock. Restricted stock is the grant of shares of Common Stock that are not transferable and are subject to forfeiture until they vest.  Vesting generally is based on continued employment, but the Committee, at the time that shares of restricted stock are granted, may impose additional restrictions and conditions on the shares. Subject to such exceptions as may be determined by the Committee, unvested shares of restricted stock are forfeited upon a grantee’s termination of employment for any reason.  Upon a change of control of the Company, all outstanding restrictions on each share of restricted stock shall immediately be cancelled in full unless the Board determines that the grantee has been offered substantially identical replacement restricted stock and a comparable position at any acquiring company.

Restricted Stock Units.  A restricted stock unit entitles the grantee to receive a share of Common Stock on a date determined by the Committee when the Award is granted.  This date may be the same as or after the date on which the restricted stock unit vests. The Committee shall determine the date or dates on which the restricted stock units vest and any conditions that must be satisfied in order for the restricted stock units to vest.  Unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason, unless otherwise determined by the Committee. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.  Upon a change of control of the Company, each restricted stock unit shall immediately vest in full and all outstanding restrictions on each share of restricted stock shall immediately be cancelled in full unless the Board determines that the grantee has been offered substantially identical replacement restricted stock units and a comparable position at any acquiring company.

Performance Shares and Share Units.  Performance shares are similar to restricted stock except that the performance shares only vest if specified performance goals are achieved within a period specified at the time the Award is granted.  Performance units are similar to restricted stock units except that the performance units only vest if specified performance goals are achieved within a period specified at the time the Award is granted and the performance units may be settled in shares of stock or cash equal to the value of the shares, as determined by the Committee.  The performance conditions and the length of the performance period shall be determined by the Committee.  Upon a change of control of the Company, each performance share shall immediately vest and be deemed earned in full unless the Board determines that the grantee has been offered substantially identical replacement performance shares and a comparable position at any acquiring company.

Other Stock-Based Awards.  The Committee may grant other types of stock-based Awards in such amounts, and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Dividend Equivalent Rights.  The Committee may in its discretion include in the award agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding.  In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

Certain Restrictions on Shares

No shares of Common Stock will be issued under the Plan unless the recipient executes and delivers to the Company a copy of the then current shareholders agreement among the then current shareholders of the Company. In addition, the Company may require a recipient of shares under an Award to make certain representations with respect to applicable securities laws and such other matters as the Committee elects.  In any such case, no shares of Common Stock shall be issued to such an individual unless the Company is reasonably satisfied that such representations are correct.

Certain Adjustments

In the event of a recapitalization, a reclassification or a similar corporate event, the Committee shall appropriately adjust the number of shares available for grant under the Plan and the number of shares subject to outstanding Awards and, if applicable the exercise price of those Awards.

Tax Withholding

The Plan provides that a grantee will be required to meet certain tax withholding requirements by remitting to the Company cash or, if the Committee approves, through the withholding of shares otherwise payable to the grantee.

New Plan Benefits

Name and Position	Dollar Value ($) (1)	Number of Shares of Restricted Stock (2)
Frank Haas	131,680	1,646 (3)
Virendra Kumar	131,680	1,646 (3)
Praveen Nair	131,680	1,646 (3)
All current executive officers, as a group	395,040	4,938 (3)
All employees who are not executive officers, as a group	153,600	1,920 (3)

(1)      Dollar value based on pre-Reverse Stock Split share numbers and a pre-Reverse Stock Split per share value of $0.04.  Consummation of the Reverse Stock Split may impact the dollar value of these awards.

(2)      Number of shares based on an assumption that the Reverse Stock Split proposed is approved by shareholders and consummated.

(3)      One fifth of the award will vest on the date of grant, and one fifth will vest on each of the first, second, third and fourth anniversaries thereof.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

Incentive Stock Option. The grant of an ISO will not result in taxable income to the grantee. The exercise of an ISO will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Common Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the ISO is exercised.

If the grantee does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the ISO or within one year after the transfer of such Common Stock to the grantee, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Nonstatutory Option. The grant of an NSO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

If an option is granted with an exercise price per share that is less than the fair market value of a share of Common Stock on the date of grant, the option recipient may be subject to significant tax penalties unless the option is structured with very circumscribed exercise periods.  Specifically, the option recipient would be subject to income tax on the excess of the fair market value of the shares over the exercise price and to a 20% penalty tax on such amounts even if the option is not yet exercised.

Stock Appreciation Right. The grant of a stock appreciation right will not result in taxable income to the grantee. The grantee will realize ordinary income at the time of exercise in an amount equal to the amount of cash received or the value of the shares of Common Stock received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock. The grant of restricted stock will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units.  The grant of a restricted stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction.  Upon the settlement of the restricted stock unit, the grantee will have ordinary income equal to the amount of cash received and the then fair market value of the shares received and the Company will then be entitled to a corresponding deduction for such income.  Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

Performance Shares.  The grant of performance shares will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the performance conditions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the settlement of performance shares, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Performance Share Units.  The grant of a performance share unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction.  Upon the settlement of the performance share unit, the grantee will have ordinary income equal to the amount of cash received and/or the then fair market value of the shares of Common Stock received and the Company will then be entitled to a corresponding deduction for such income.  Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

Other Stock-Based Awards.  The tax implications of other stock-based awards will depend on the form of award.

Dividend Equivalent Rights.  At the time a dividend equivalent right is granted, the recipient will not realize taxable income and the Company will not be entitled to a corresponding deduction.  When any amount is paid or distributed in respect of the dividend equivalent right, the recipient will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares of Common Stock received, and the Company will be entitled to a tax deduction in the same amount.  If the receipt of the dividend equivalent is conditioned upon exercise of the option, the recipient may be subject to tax with respect to the option even before the option is exercised.  This tax, under Section 409A of the Code, would be income tax and an additional 20% penalty tax on the excess of the fair market value of the shares of Common Stock subject to the option over the exercise price of the option, which tax would apply even before the exercise of the option.

$1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Stock options and stock appreciation rights generally are exempt from this limitation.

Change in Control. Any acceleration of the vesting or payment of Awards under the Plan caused by an event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.

The proposal to adopt the Stock Plan must be approved by a majority of the outstanding voting shares of our Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO PROPOSAL NO. 2.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for each of the last two (2) fiscal years earned by each of the most highly compensated executive officers (the “Named Executives”).

SUMMARY COMPENSATION TABLE

NAME/ PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL
Praveen Nair (1)	2012	$150,063	--	--	--	27,512	--	$5,125	$182,700
Chief Financial Officer	2011	$145,555	--	--	--	--	--	$3,647	$149,202
Frank Haas (2)	2012	$160,067	--	--	--	30,013	--	$5,125	$195,205
Chief Technology Officer	2011	$146,307	--	--	--	--	--	$3,647	$149,955
& Chief Regulatory Office
Virendra Kumar (3)	2012	$150,000	--	--	--	37,500	--	$6,111	$193,611
Vice President Of Operations	2011	$141,542	--	--	--	--	--	$6,900	$148,442

1. Mr. Nair receives an annual salary of CAD$150,000 (which translates to USD $150,063 for the year ended December 31, 2012). In 2012 Mr. Nair received $150,063 as salary, $27,512 in non-equity incentive plan compensation and standard medical and dental benefits provided by the Company totaling $5,125.  In 2011, Mr. Nair received $145,555 as salary and standard medical and dental benefits provided by the Company totaling $3,647.

2.  Mr. Haas receives an annual salary of CAD$160,000 (which translates to USD $160,067 for the year ended December 31, 2012). In 2012 Mr. Haas received $160,067 as salary, $30,013 in non-equity incentive plan compensation and standard medical and dental benefits provided by the Company totaling $5,125. In 2011 Mr. Haas received $ 146,307 as salary and standard medical and dental benefits provided by the Company totaling $3,647.

3.  Mr. Kumar receives an annual salary of $150,000. In 2012 Mr. Kumar received $150,000 as salary, $37,500 in non-equity incentive plan compensation and standard medical and dental benefits provided by the Company totaling $6,111. In 2011 Mr. Kumar received $141,542 as salary and standard medical and dental benefits provided by the Company totaling $6,900.

Contracts and Agreements

On April 19, 2011, the Company’s Board ratified a Services Agreement (the “Agreement”) between the Company and Orchard Capital Corporation (“Orchard”) which was approved by the Company’s Compensation Committee. Under the Agreement, which was effective as of January 30, 2011, Orchard agreed to provide services that may be mutually agreed to by and between Orchard and the Company including those duties customarily performed by the Chairman of the Board and executives of the Company as well as providing advice and consultation on general corporate matters and other projects as may be assigned by the Company’s Board as needed. Orchard has agreed to appoint Mark Yung, who is also employed by Orchard, as the Company’s Executive Chairman to act on Orchard’s behalf and provide the services to the Company under the Agreement. Orchard reserves the right to replace Mr. Yung as the provider of services under the Agreement at its sole option. The Agreement may be terminated by either party upon thirty (30) days written notice unless otherwise provided for under the Agreement. Compensation under the agreement is the sum of $300,000 per annum plus reimbursement for out-of-pocket expenses incurred by Orchard. The agreement includes other standard terms including indemnification and limitation of liability provisions. Orchard is controlled by Richard Ressler; affiliated entities of Orchard as well as Richard Ressler own shares of the Company. Under the agreement the Company has paid $300,000 for the year ended December 31, 2012 and $275,000 for the year ended December 31, 2011.

Non-Equity Incentive Plan Compensation

               Non-equity incentive plan compensation is based upon the achievement of predetermined annual goals, namely, quantitative financial goals such as revenue and EBITDA as well as non-quantitative performance goals. Examples of non-quantitative goals include strengthening manufacturing operations, strengthening corporate finance, strengthening regulatory function, successful management of staff, and product development, among others. The Compensation Committee determines the compensation for achievement or partial achievement of any such predetermined goal. For the Named Executives, non-equity incentive compensation is calculated by assigning 70% weight to quantitative financial goals (35% to each of revenue and EBITDA) and 30% to non-quantitative goals.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

There were no outstanding equity awards held by any of the Named Executives as of December 31, 2012.

2010 STOCK INCENTIVE PLAN

The 2010 Stock Incentive Plan (“2010 Stock Incentive Plan”), which is currently in effect, replaced the Company’s 2002 Stock Option Plan. While options granted under the Company’s 2002 Stock Option Plan remain in effect in accordance with the terms of such 2002 Stock Option Plan and the individual options, the 2010 Stock Incentive Plan replaced the Company’s 2002 Plan for grants following its adoption. The 2010 Stock Incentive Plan was capitalized with 5,000,000 shares. The 2010 Stock Incentive Plan authorizes the granting of awards to employees (including officers) of the Company and certain related companies in the form of any combination of (1) options to purchase shares of Common Stock, (2) stock appreciation rights (“SARs”), (3) shares of restricted Common Stock (“restricted stock”), (4) shares of deferred Common Stock (“deferred stock”), (5) bonus stock, and (6) tax-offset payments with respect to any of such awards. The 2010 Stock Incentive Plan also authorizes the granting of awards to directors who are not employees or officers of the Company (“Outside Directors”) to purchase shares of Common Stock and related limited SARs and tax-offset payments. The 2010 Stock Incentive Plan is administered by a committee of the Company’s Board, which consists of at least two Outside Directors. This committee has authority to interpret the 2010 Stock Incentive Plan, adopt administrative regulations, and determine and amend the terms of awards to employees. The Board has similar authority with respect to Outside Directors (although the 2010 Stock Incentive Plan may also provide for certain automatic grants to Outside Directors). The aggregate number of shares of Common Stock which may be issued under the 2010 Stock Incentive Plan is 5,000,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or for the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or cancelled awards, including options cancelled upon the exercise of tandem SARs for cash, will not count against this limit and can be re-granted under the 2010 Stock Incentive Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit. No employee or Outside Director may be granted tax-offset payments with respect to more than the number of shares of Common Stock covered by awards held by such employee. The 2010 Stock Incentive Plan does not limit awards which may be made under other plans of the Company.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

NAME OF OUTSIDE DIRECTOR	YEAR	FEES EARNED CASH	RESTRITED STOCK AWARDS(1) $	TOTAL
Nitin M. Amersey (2)	2012	$30,000	$1,000	$31,000
	2011	$53,935	$19,000	$72,935
John D. Dunlap III (3)	2012	$30,000	$1,000	$31,000
	2011	$47,500	$19,000	$66,500
Mark Yung (4)	2012	$ --	$ 152,244	$152,244
	2011	$ 5,000	$ --	$ --
Zohar Loshitzer (5)	2012	$ --	$ 1,000	$ 1,000
	2011	$ 5,000	$ 3,000	$ 8,000
Benjamin Black (6)	2012	$ --	$ 2,000	$ 2,000
	2011	$ 5,000	$ --	$ 5,000
Joshua Black (6)	2012	$ --	$ 2,000	$ 2,000
	2011	$ 5,000	$ --	$ 5,000
John J Hannan (5)	2012	$ --	$ 1,000	$ 1,000
	2011	$ 5,000	$ 3,000	$ 8,000
John Suydam (5)	2012	$ --	$ 1,000	$ 1,000
	2011	$ 5,000	$ 3,000	$ 8,000

In 2011, the compensation structure for Outside Directors was amended; there is no cash compensation for Outside Directors serving on the board of the Company. The Chairman of the Audit Committee and Compensation Committee receive $2,500 per month as cash compensation. Each Outside Director serving on the board was awarded 150,000 shares of restricted Common Stock with 50,000 shares vesting on December 31, 2011, 2012 and 2013.  In December 2012, Mr. Yung received a one-time grant of 8,229,392 shares of restricted Common Stock for services rendered as Executive Chairman, 4,114,696 shares of which were issued upon the date of grant, and 4,114,696 shares of which will be issued on February 28, 2013.

Until April 2011 Outside Directors were compensated at the rate of $2,500 a month. The Chairman of the Board received an additional $2,000 per month and the Chair of the Audit Committee received an additional $1,000 per month.

(1)  Represents the cost of the compensation expense recorded by the Company in accordance with FAS123R (ASC 718-10-10). In 2012, compensation expense for restricted stock grants amounted to $161,244. In 2011, compensation expense for restricted stock grants amounted to $47,000.

(2)  In 2012, Mr. Amersey received $30,000 in board fees and 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member. In 2011, Mr. Amersey received $38,000 in board fees for 2011and $15,938 related to outstanding board fees for 2010. Mr. Amersey also received a one-time grant of 200,000 shares of restricted Common Stock for serving as the Chairman of the Audit Committee and 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member for 2011.

(3)  In 2012, Mr. Dunlap received $30,000 in board fees and 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member. In 2011, Mr. Dunlap received $30,000 in board fees for 2011 and $17,500 related to outstanding board fees for 2010. Mr. Dunlap also received a onetime grant of 200,000 shares of restricted Common Stock for serving as the Chairman of the Compensation Committee and 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member for 2011.

(4)  In 2012, represents 4,114,696 shares of restricted Common Stock issued in December 2012 for services rendered as Executive Chairman. An additional 4,114,696 shares of restricted Common Stock for services rendered will be issued to Mr. Yung on February 28, 2013. In 2011, represents $5,000 in board fees for months prior to the amendment of the board compensation structure, which amount was paid out in the form of a stock grant of 41,667 shares of restricted Common Stock in November 2011.

(5)  In 2012, represents 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member for 2012. In 2011, represents $5,000 in board fees for months prior to the amendment of the board compensation structure. This amount was paid out in the form of a stock grant of 41,667 shares of restricted Common Stock in November 2011 and 50,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member for 2011.

(6)  In 2012, represents 100,000 shares of restricted Common Stock under the 2010 Stock Incentive Plan for serving as a board member for 2011 and 2012. In 2011, represents $5,000 in board fees for months prior to the amendment of the board compensation structure. This amount was paid out in the form of a stock grant of 41,667 shares of restricted Common Stock in December 2012.

The following tables show certain information regarding the outstanding equity awards (options to purchase Common Stock and restricted stock grants) held by the Outside Directors at the end of 2012.

NAME	OPTIONS OUTSTANDING	OPTIONS EXERCISE PRICE	OPTIONS EXPIRATION DATE
Nitin M. Amersey	50,000	$0.27	8/6/2013

NAME	NUMBER OF RESTRICTED COMMON STOCK GRANTED IN 2012	VESTING DATES
Nitin M. Amersey	50,000	December 31, 2013
John Dunlap III	50,000	December 31, 2013
Mark Yung	4,114,696	February 28, 2013
Zohar Loshitzer	50,000	December 31, 2013
Benjamin Black	50,000	December 31, 2013
Joshua Black	50,000	December 31, 2013
John Sudam	50,000	December 31, 2013
John J Hannan	50,000	December 31, 2013
	4,464,696

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best knowledge of the Company, as of December 31, 2012, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding Common Stock, (2) beneficial ownership of shares of Common Stock by each director and named executive, (3) beneficial ownership of shares of Common Stock by all directors and officers as a group.

Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

Calculations are based upon the aggregate of all shares of Common Stock issued and outstanding as of December 31, 2012 in addition to shares issuable upon exercise of options currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	TOTAL BENEFICIAL OWNERSHIP	(1)	PERCENT OF CLASS
Mark Yung, Executive Chairman c/o 200 Progress Drive Montgomeryville, PA 18936	8,271,059	(2)	3.62%
Nitin M. Amersey, Director c/o 200 Progress Drive Montgomeryville, PA 18936	400,000	(3)	0.18%
John D. Dunlap, III, Director c/o 200 Progress Drive Montgomeryville, PA 18936	350,000	(4)	0.16%
Zohar Loshitzer, Director c/o 200 Progress Drive Montgomeryville, PA 18936	191,667	(5)	0.09%
Benjamin Black, Director c/o 200 Progress Drive Montgomeryville, PA 18936	191,667	(6)	0.09%
Joshua Black, Director c/o 200 Progress Drive Montgomeryville, PA 18936	191,667	(7)	0.09%
John Suydam, Director c/o 200 Progress Drive Montgomeryville, PA 18936	191,667	(8)	0.09%
John J Hannan, Director c/o 200 Progress Drive Montgomeryville, PA 18936	2,325,834	(9)	1.04%
Frank Haas, Chief Technology Officer and Chief Regulatory Officer c/o 200 Progress Drive Montgomeryville, PA 18936	246,050	(10)	0.11%
Virendra Kumar, Vice President of Operations c/o 200 Progress Drive Montgomeryville, PA 18936	0		0.00%
Praveen Nair, Chief Financial Officer c/o 200 Progress Drive Montgomeryville, PA 18936	900	(11)	0.00%
John J. Hannan as Trustee of the Black Family 1997 Trust c/o 9 West 57TH Street, Suite 4300 New York NY 10019	30,645,399	(12)	13.67%
Leon D. Black c/o 9 West 57TH Street, Suite 4300 New York NY 10019	12,622,980	(13)	5.63%
John J. Hannan as Trustee of the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black c/o 9 West 57TH Street, Suite 4300 New York NY 10019	9,909,949	(14)	4.42%
John J. Hannan as Trustee of the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black c/o 9 West 57TH Street, Suite 4300 New York NY 10019	9,909,949	(15)	4.42%
John J. Hannan as Trustee of the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black c/o 9 West 57TH Street, Suite 4300 New York NY 10019	9,909,949	(16)	4.42%
John J. Hannan as Trustee of the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black c/o 9 West 57TH Street, Suite 4300 New York NY 10019	9,909,949	(17)	4.42%
Richard R. Ressler C/O CIM GROUP 6922 Hollywood Boulevard Los Angeles CA 90028	2,134,167	(18)	0.95%
Orchard Investments, LLC C/O CIM GROUP 6922 Hollywood Boulevard Los Angeles CA 90028	17,270,553	(19)	7.71%
Bengt G. Odner 15 Rue Du Cendrier, 6TH Floor Geneva V8 1211	36,050,000	(20)	16.09%
Sedam Ltd 15 Rue Du Cendrier, 6TH Floor Geneva V8 1211	36,050,000	(20)	16.09%
Financial Trust Co. Inc. 6100 Red Hook Quarter B-3 St. Thomas, VSVI-00802	13,350,205	(21)	5.96%
All current directors and executive officers as a group (Eleven persons)	82,645,706		36.81%

(1) Calculated on the basis of 224,098,447 shares of Common Stock outstanding plus, in the case of any person with the right to acquire beneficial ownership of shares of Common Stock within 60 days of December 31, 2012, the number of such shares.

(2) Includes 41,667 shares of restricted Common Stock, also includes 8,229,938 shares of restricted Common Stock granted for services rendered, of which 4,114,696 shares were issued on the date of grant (December 7, 2012) and the balance of 4,114,696 shares will be issued on February 28, 2013.

(3) Includes 300,000 shares of restricted Common Stock and options to purchase 50,000 shares of Common Stock at $0.27 per share expiring August 6, 2013 also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(4) Includes 300,000 shares of restricted Common Stock, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(5) Includes 141,667 shares of restricted Common Stock, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(6) Mr. Benjamin Black is a beneficiary of the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black (the “Benjamin Trust”) and the Black Family 1997 Trust (the “1997 Trust”). John J. Hannan is the trustee of the Benjamin Trust and the 1997 Trust and has the sole voting, investment and dispositive power with respect to the shares held by the Benjamin Trust and the 1997 Trust. Mr. Benjamin Black disclaims any beneficial ownership of the shares of Common Stock held by the Benjamin Trust and the 1997 Trust.

Includes 141,667 shares of restricted Common Stock, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(7) Mr. Joshua Black is a beneficiary of the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black (the “Joshua Trust”) and the 1997 Trust. John J. Hannan is the trustee of the Joshua Trust and the 1997 Trust and has the sole voting, investment and dispositive power with respect to the shares held by the Joshua Trust and the 1997 Trust. Mr. Joshua Black disclaims any beneficial ownership of the shares of Common Stock held by the Joshua Trust and the 1997 Trust.

Includes 141,667 shares of restricted Common Stock, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(8) Includes 141,667 shares of restricted Common Stock, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013.

(9) Includes 2,275,834 shares of Common Stock directly owned by John J. Hannan, also includes stock grants of 50,000 shares of restricted Common Stock vesting on December 31, 2013. As the trustee of each of the 1997 Trust, the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black (the “Alexander Trust”), the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black (the “Victoria Trust”), the Benjamin Trust and the Joshua Trust, Mr. Hannan is the beneficial owner of an additional 70,285,195 shares of Common Stock.

(10) Includes 246,050 shares of Common Stock.

(11) Includes 900 shares of Common Stock.

(12) Includes 30,645,399 shares of Common Stock directly beneficially owned by the 1997 Trust. John J. Hannan is the trustee of the 1997 Trust and has the sole voting, investment and dispositive power with respect to shares of Common Stock held by the 1997 Trust.

(13) Includes 12,622,980 shares of Common Stock directly owned by Mr. Leon Black.

(14) Includes 9,909,949 shares of Common Stock directly beneficially owned by the Alexander Trust. John J. Hannan is the trustee of the Alexander Trust and has the sole voting, investment and dispositive power with respect to the shares of Common Stock held by the Alexander Trust.

(15) Includes 9,909,949 shares of Common Stock directly beneficially owned by the Benjamin Trust. John J. Hannan is the trustee of the Benjamin Trust and has the sole voting, investment and dispositive power with respect to the shares of Common Stock held by the Benjamin Trust.

 (16) Includes 9,909,949 shares of Common Stock directly beneficially owned by the Joshua Trust. John J. Hannan is the trustee of the Joshua Trust and has the sole voting, investment and dispositive power with respect to the shares of Common Stock held by the Joshua Trust.

(17) Includes 9,909,949 shares of Common Stock directly beneficially owned by the Victoria Trust. John J. Hannan is the trustee of the Victoria Trust and has the sole voting, investment and dispositive power with respect to the shares of Common Stock held by the Victoria Trust.

(18) Includes 2,134,167 shares of Common Stock directly owned by Richard S. Ressler. Richard Ressler is the President of Orchard Capital Corporation, the Manager of Orchard Investments LLC.

(19) Includes 17,270,553 shares of Common Stock directly owned by Orchard Investments, LLC (“Orchard”).

(20) The aggregate amount of Common Stock beneficially owned by Mr. Bengt Odner, a former director of the Company, is represented by 1,412,205 shares of Common Stock and 50,000 shares of Common Stock underlying stock options that may be exercised. In addition to the direct ownership listed herein, Mr. Odner has indirect beneficial ownership of 34,587,795 shares by way of Sedam Limited, a corporation organized under the laws of Cyprus, which is controlled by a trust of which Mr. Bengt Odner is the sole beneficiary.

(21) Includes 13,350,205 shares of Common Stock directly owned by Financial Trust Co. Inc.

Changes in Control

We are not currently party to any arrangements which may at a subsequent date result in a change in control.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company since the beginning of 2012, nor any associate of any such director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split Proposal and the Stock Plan Proposal, other than their interests in the Reverse Stock Split Proposal as shareholders and their interests in the Stock Plan Proposal as employees or directors, as the case may be.  It should be noted that, due to the treatment of fractional shares and elimination of shareholders holding fewer than 2,000 shares of Common Stock, the proportionate share voting power of each director and executive officer that holds at least 2,000 shares of our Common Stock will increase, subject to the treatment of fractional shares with respect to any such director or executive officer.

OTHER MATTERS

Solicitation of Consents

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the attachments hereto, and any additional solicitation material furnished to shareholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

Shareholder Communications

Shareholders wishing to communicate with the Board may direct such communications to the Board of Directors c/o Environmental Solutions Worldwide, Inc., 200 Progress Drive, Montgomeryville, PA 18936, Attn: Corporate Secretary. The Corporate Secretary will present a summary of all shareholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

FORWARD-LOOKING STATEMENTS

This Consent Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Consent Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Consent Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Consent Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Consent Statement is accurate as of any date other than January 24, 2013, or such earlier date as is expressly set forth herein.

Dated: January 24, 2013	By order of the Board of Directors /s/ Mark Yung By: Mark Yung Its: Executive Chairman

EXHIBIT A

FORM OF
ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

STATE OF FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

Environmental Solutions Worldwide, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”) thereof, hereby certifies:

First: Article IV of the Articles of Incorporation is hereby amended by adding the following paragraph to the end thereof:

Upon the filing and effectiveness pursuant to the FBCA of the articles of amendment adding this paragraph to Article IV of the Articles of Incorporation, as amended (the “Reverse Stock Split Effective Time”), each two thousand (2000) shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”) issued and outstanding immediately prior to the Reverse Stock Split Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that in lieu of issuing any such fractional shares, the Corporation shall pay cash equal to the number of shares of Common Stock held by any such holder immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split, multiplied by the fair market value of one pre-Reverse Stock Split share (equal to the higher of (i) the average daily closing price per share of the Common Stock on the OTCQB for the twenty (20) trading days immediately before and including the effective date of the Reverse Stock Split and (ii) $0.04).  Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Second: The only voting group entitled to vote on the amendments contained in these Articles of Amendment was the holders of shares of Corporation’s Common Stock. The number of vote cast for the amendments above by the shareholders was sufficient for their approval.

Third: These Articles of Amendment were duly adopted by the shareholders on [•], 2013.

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IN WITNESS WHEREOF, the Corporation has caused Articles of Amendment to the Articles of Incorporation of the Corporation to be signed by the undersigned, Mark Yung, an authorized officer, and the undersigned has executed these Articles of Amendment and affirms the foregoing as true and under penalty of perjury this ___ day of ________, 2013.

By:         _______________________________
               Mark Yung, Executive Chairman

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EXHIBIT B

FAIRNESS OPINION OF UHY  ADVISORS MI, INC.

December 3, 2012

The Special Committee of the
Board of Directors of
Environmental Solutions Worldwide, Inc.
c/o Mark Yung, Chairman
200 Progress Drive
Montgomerville, PA 18936

Dear Special Committee Members:

The Special Committee (the “Special Committee” or “you”) of the Board of Directors of Environmental Solutions Worldwide, Inc. (“ESW” or the “Company”) has requested UHY Advisors MI, Inc. (“UHY” or “we”) to render an opinion (the “Opinion”) with respect to the fairness, from a financial point of view, to the selling ESW shareholders of the cash consideration (the “Consideration”) to be received by certain ESW shareholders in connection with ESW’s proposed repurchase of fractional shares of ESW common stock (the “Repurchase”) resulting from a 2000-1 reverse stock split of ESW’s common stock (the “Stock Split”, and with the Repurchase collectively, the “Transaction”). We understand the Company plans to finally determine the Consideration to be paid for the fractional shares based on the average daily closing price per share of ESW’s common stock on the OTCQB market where ESW’s shares are traded for the five trading days immediately before and including the effective date of the Stock Split, and that ESW will use existing cash resources to effectuate the Transaction.  For purposes of rendering this Opinion, we have assumed, with your approval, that the Consideration to be paid will equal $.04 per pre-split share of ESW common stock.

Background to the Transaction and this Opinion

We understand that prior to the Transaction, ESW will have only common stock outstanding or issuable and there are approximately 230 million shares of ESW common stock outstanding or expected to be authorized, vested, and issued pursuant to the proposed 2012 Stock Plan, prior to the Transaction.  There are also options to purchase common stock with various expiration dates with strike prices significantly greater than the existing market prices, but that no other offering or sale of ESW’s common stock is planned or contemplated.  We also understand that the number of shares expected to be Repurchased is less than 5 million, and that the final number will be based on the ownership as of the effective date of the Stock Split.  We also understand that as of September 30, 2012 approximately 58% of ESW shares are held by officers and directors of ESW and their respective affiliates, and another shareholder owns slightly more than 5% of ESW’s common stock (collectively, the “Control Group”); that additional shares are expected to be issued to members of the Control Group under the proposed 2012 Stock Plan; and that as a result of the Transaction, the Control Group’s ownership of ESW’s common stock is expected to increase by not more than 2% of ESW’s total outstanding common stock.

Our Opinion addresses only the fairness, from a financial point of view, of the assumed price of $.04 in the Repurchase.  We have not been requested to opine as to, and our Opinion does not in any manner address: (i) the underlying business decision of the Board of Directors, the Special Committee, the Company or its stockholders or any other party to proceed with the Transaction, the Stock Split or any other matters; (ii) the merits of the Transaction relative to any alternative business strategies that may exist for the Company or the effect of any other transactions in which the Company might have engaged; (iii) the terms of any agreements or documents related to, or the form or any portion or aspect of, the Transaction, except as specifically set forth herein; (iv) the fairness of any portion or aspect of the Transaction to the Company or to the holders of any class of securities, creditors or other constituencies of the company, except as specifically set forth herein; or (v) the solvency, creditworthiness or fair value of the Company. under any applicable laws relating to bankruptcy, insolvency or similar matters either before or after the Transaction.

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Further, our Opinion is not intended to, and does not, constitute a recommendation to any member of the Special Committee or any third party as to how they should vote or proceed in regard to the Transaction.  The Opinion and the accompanying presentation provided to you are only to be utilized by the Special Committee as one factor to consider in the process of analyzing the Transaction.  Moreover, we were not engaged to recommend, and we did not recommend, how the Consideration would be determined.  The Opinion is solely from a financial point of view and does not cover the procedural fairness of the Transaction or other possible measures of fairness.  Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.

In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances.  The principal sources of information used in performing our analysis included, but were not limited to:

ESW’s Form 10-K as filed with the SEC for the years ended December 31, 2007 through 2011 (which included audited financial statements for each year);

ESW’s Form 10-Q as filed with the SEC for the period ended June 30, 2012;

ESW’s Form 10-Q as filed with the SEC for the period ended September 30, 2012;

ESW’s internally prepared unaudited financial statements for the nine-month periods ended September 30, 2011 and 2012;

ESW’s 2010 and 2011 Form 1120 U.S. Income Tax Return;

ESW’s internally prepared budget for the year ending December 31, 2013;

ESW’s internally prepared capital expenditure plan for 2013;

ESW’s internally prepared plan, including incremental cost and capital expenditure requirements, for its testing business;

Internally prepared customer lists and sales detail;

A review of tables summarizing ESW’s capitalization, including outstanding warrants, derivatives, and restricted stock grants, with the exception of a complete derivative securities provisions review;

ESW management’s 2nd Quarter 2012 presentation to the Board of Directors dated August 8, 2012;

Draft of the Consent Solicitation Agreement dated August 3, 2012 regarding the Transaction;

Letter of Representation signed by Mark Yung and Praveen Nair regarding the future prospects and risks of ESW;

Information obtained from ESW’s website;

Discussions with ESW’s management concerning its business, industry, history, as well as ESW’s current and future prospects in the emissions control market and testing market;

Limited information on ESW’s sales prospects and backlog

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Limited information on ESW’s existing lawsuit with E. Global Solutions

A review of publicly available financial data of certain publicly traded companies that we deemed relevant;

A review of available information regarding certain merger and acquisition transactions that we deemed relevant; and

Other such financial studies, analyses, investigations, research, and consideration of other information, facts and data as we deemed necessary or appropriate.

Our Opinion assumes that the assets, liabilities, financial condition, and prospects of ESW as of the date of this letter have not changed materially since the date of the most recent financial information provided to us.  We did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or actual) of ESW nor did we undertake any analysis of any potential or actual litigation, regulatory action, possible unasserted claims or contingent rights or liabilities to which ESW is or may be a party or otherwise subject to.  In rendering our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by ESW, or otherwise reviewed by or discussed with us without independent verification of such information.  ESW has represented and warranted that all information provided or otherwise made available to us is true, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading.  We have assumed, with your consent and without independent verification, that the financial forecasts and projections, provided to us have been reasonably prepared and based upon reasonable assumptions and reflect the best currently available estimate of the expected future competitive, operating and regulatory environments and financial results of ESW, and we have relied upon such projections in arriving at our Opinion.  We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based, and we express no view as to the forecasts, projections, or assumptions.  We have also assumed that the Transaction will be consummated in a timely manner and in accordance with applicable corporate law.

Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter.  It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm our Opinion or to otherwise comment on or consider events occurring after the date of this Opinion.  We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

We will receive a fee for our services; however, no portion of the fee is contingent upon the consummation of the Transaction or the conclusions reached in the Opinion and we do not in any manner warrant or predict results or final developments in this matter.  Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of ESW or the outcome of our engagement.  In addition, ESW has agreed to indemnify us for certain liabilities arising out of our engagement.  We have not previously provided financial advisory services, accounting, tax or other services to ESW.

Our opinion is issued only to you and may not be relied upon by any other person (including, without limitation, any stockholder) or used for any other purpose.  Our opinion may not be quoted or referred to, in whole or in part, filed with, or furnished or disclosed to any other party, or used for any other purpose, without our prior written consent

Opinion Process and Selected Considerations

The preparation of a fairness opinion is a complete process that involves the application of subjective business judgments in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the

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particular circumstances.  UHY did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by UHY, supported or failed to support our Opinion as to the fairness of the Transaction from a financial point of view.  UHY believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by UHY in connection with the preparation of the Opinion.

The following is a summary of the principal financial analyses performed by UHY to arrive at our Opinion.

Discounted Cash Flow.  A Discounted Cash Flow analysis establishes the value of a company whose asset base is determined to consist primarily of intangible assets, through the capitalization of free cash flows anticipated to be generated by the company.  The procedure requires calculating the net present value of the projected cash flow provided to us by ESW discounted by a risk-adjusted rate of return over the anticipated economic life of the investment, with further adjustment for certain balance sheet items, including excess working capital, interest-bearing debt, and tax benefits not already included in the projected cash flows.

 Comparable Sales.  This analysis establishes value through a comparative analysis of publically available information about sales of similar companies (or stock interests) active in similar industry sectors.  The approach compares ratios of income statement, balance sheet and cash flow quantities versus known public valuations and extrapolates the subject company’s value from said ratios.  We considered the publically available information as to comparable sales to be very limited.

 Historic Trading Price.  ESW’s daily stock price in the OTCQB market reflects an assessment of value. We considered the trend over time and the current stock price, recognizing that transactions in this market generally represent small, non-controlling interests in ESW, that the stock is thinly traded, and that the price to be paid under the Transaction will be based on this market.  We also considered liquidity-related costs associated with this market and/or reflected in the freely traded price.

 Net Book Value.  This analysis values ESW common stock based upon the net book value of ESW’s assets, less its liabilities as reflected on its financial statements.

We also considered, among other, the following factors to be particularly relevant to our overall conclusion.

1)     Attainment of the company’s forecasts will require significant improvement from historic results, and ESW’s future underperformance relative to those forecasts would further reduce UHY’s valuation conclusions, a key aspect of our overall conclusion on the financial fairness of the Transaction.

2)     The Company has no history of generating profits, and cash flows from operations have generally been negative historically.

3)     Under the terms of the Transaction, selling shareholders avoid significant liquidity-related costs (in percentage terms) which would otherwise be incurred to monetize their pre-Transaction investment in ESW.

4)     Selling shareholders may retain non-fractional shares, and all shareholders have the ability to purchase additional ESW shares before or after the Transaction in the event they wish to maintain their financial exposure to ESW’s stock.

5)     The number of shares likely to be acquired via the Transaction represents a small fraction of ESW’s total outstanding shares and will not create a new control group or materially change the ownership structure.

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6)     ESW has significant Net Operating Losses (NOLs) for tax purposes, the material value of which can be realized only by the future production of profits.

7)     The value and use of NOLs is dependent on the Internal Revenue Code; we have assumed the existing treatment afforded NOLs under the Code will remain consistent in future years.

      A significant portion of ESW’s historic revenue was reliant on the availability of federal and state funds (and regulation) to fund the purchase of its emission control products. There is significant pressure to reduce government spending at both federal and state levels, and California (a key market for ESW’s products) is facing particularly high financial pressures.  Future changes in the appropriated funding to support emission control devices, and to enforce regulations associated with emissions, are likely to have a significant impact on ESW’s future sales.  This inherent risk in ESW’s business cannot be precisely measured.

8)     Actual market demand for emission control devices similar to those sold by ESW has been significantly lower than the levels forecasted by industry participants (including MECA [Manufacturers of Emissions Controls Association].)

Conclusion

Based upon and subject to the foregoing, it is our opinion that as of the date of this Opinion, that the Consideration of a $0.04/share amount to be paid in the Transaction is fair, from a financial point of view, to the ESW stockholders whose shares are being repurchased.

Very truly yours,

/S/ UHY ADVISORS MI, INC.

UHY ADVISORS MI, INC.

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EXHIBIT C

FLORIDA APPRAISAL RIGHTS STATUTES

EXHIBIT C

FLORIDA APPRAISAL RIGHTS STATUTES

607.1301 Appraisal rights; definitions. --The following definitions apply to ss. 607.1302 -607.1333:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302 (2)(d), a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322 -607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.

History. --s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267.

607.1302 Right of shareholders to appraisal. --

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112 (6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104 ;

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(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

2

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

 (d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

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c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

 (3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

History. --s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267.

607.1303 Assertion of rights by nominees and beneficial owners. --

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322 (2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

History. --s. 23, ch. 2003-283.

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607.1320 Notice of appraisal rights. --

(1) If proposed corporate action described in s. 607.1302 (1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301 -607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302 (1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

History. --s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.

607.1321 Notice of intent to demand payment. --

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320 (3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

History. --s. 25, ch. 2003-283; s. 7, ch. 2004-378.

607.1322 Appraisal notice and form. --

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 (1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

 (2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder's name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

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3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation's estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

 (c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301 -607.1333.

History. --s. 26, ch. 2003-283.

607.1323 Perfection of rights; right to withdraw. --

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322 (1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322 (2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322 (2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

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(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

History. --s. 27, ch. 2003-283.

607.1324 Shareholder's acceptance of corporation's offer. --

(1) If the shareholder states on the form provided in s. 607.1322 (1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

History. --s. 28, ch. 2003-283.

607.1326 Procedure if shareholder is dissatisfied with offer. --

(1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322 (2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322 (1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

 (2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322 (2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322 (2)(b)4.

History. --s. 29, ch. 2003-283.

607.1330 Court action. --

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

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(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

History. --s. 2, ch. 2004-378.

607.1331 Court costs and counsel fees. --

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322 ; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

History. --s. 30, ch. 2003-283; s. 98, ch. 2004-5.

607.1332 Disposition of acquired shares. --Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History. --s. 31, ch. 2003-283.

607.1333 Limitation on corporate payment. --

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

8

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History. --s. 32, ch. 2003-283.

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EXHIBIT D

appraisal form

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

200 Progress Drive

Montgomeryville, PA  18936

APPRAISAL FORM

            It is understood that a reverse stock split is to be effected by Environmental Solutions Worldwide, Inc. (the "Company") as described in the Consent Solicitation Statement, dated [        ], 2013 (the "Consent Solicitation Statement"), sent by the Company to its shareholders (the "Reverse Stock Split").  Pursuant to the terms of the Reverse Stock Split, shareholders owning a number of shares of common stock, par value $0.001, of the Company (the "Common Stock") not evenly divisible by 2,000 will receive cash in lieu of fractional shares in an amount equal to the number of shares of Common Stock held by any such holder immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split, multiplied by the higher of (i) the average daily closing price per share of the Common Stock on the OTCQB for the twenty trading days immediately before and including the Effective Date of the Reverse Stock Split and (ii) $0.04 per share (the "Fractional Share Price").  It is anticipated that the Effective Date of the Reverse Stock Split will be [          ], 2013.

The undersigned shareholder (the “Shareholder”) is providing this appraisal form in connection with the Reverse Stock Split to assert such Shareholder’s appraisal rights pursuant to Section 607.1322 of the Florida Business Corporation Act with respect to the receipt of cash in lieu of fractional shares.

Name of Shareholder:

Address of Shareholder:

Number of Shares of Common Stock held by Shareholder before giving effect to the Reverse Stock Split:

            The Shareholder acknowledges that he, she or it did not consent to the Reverse Stock Split.

The Company has offered to pay the Shareholder the Fractional Share Price per share for each share of Common Stock owned by the Shareholder before giving effect to the Reverse Stock Split.  The Shareholder hereby:

                            Rejects the offer

                            Accepts the offer

If the offer above is rejected, the Shareholder estimates the fair value of the shares of the Company to be $__________ per share, and demands payment of $_______ per share as payment of the Shareholder’s estimated value, plus interest.

If the shares of Common Stock are held in certificated form, the certificates must be delivered with this Appraisal Form to the Company.  The Shareholder acknowledges that he, she or it:

               Holds the shares of Common Stock in certificated form and has enclosed such certificates with this Appraisal Form.

1

               Does not hold the shares of Common Stock in certificated form and has not enclosed any certificates with this Appraisal Form.

This Appraisal Form and certificates, if any, must be delivered to the Company at the address provided above, Attention:  Praveen Nair, Chief Financial Officer, on or before [               ], 2013 or the Shareholder will have waived his, her or its appraisal rights set forth in the Consent Solicitation Statement.

                                                                                    Shareholder

                                                                                    By:

                                                                                    Print Name:

                                                                                    Date:

2

EXHIBIT E

audited Financial statements for the year ended december 31, 2011

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2011	2010
ASSETS

Current Assets
Cash and cash equivalents	$ 1,103,649	$ 13,328
Accounts receivable, net of allowance
for doubtful accounts of $1,398 (2010 - $70,028) (Note 2)	1,204,734	2,279,149
Inventory, net of reserve of $223,007 (2010 - $0) (Note 5)	2,431,027	4,414,518
Prepaid expenses and sundry assets	295,211	261,176

Total current assets	5,034,621	6,968,171

Property, plant and equipment under construction (Note 6)	198,416	185,542

Property, plant and equipment, net of accumulated	1,271,989	1,931,373
depreciation of $6,867,760 (2010 - $5,765,164)
and loss on impairment of property, plant and equipment
of $163,668(2010 - $0) (Note 6)

Internal use software under development (Note 2)	--	126,340

Patents and trademarks, net of accumulated
amortization of $2,131,077	--	16,145
(2010 - $2,115,091) (Note 2)

	$ 6,505,026	$ 9,227,571

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank loan (Note 8)	$ --	$ 3,424,889
Accounts payable	1,384,972	2,495,070
Accrued liabilities (Note 17)	592,760	512,964
Exchange feature liability (Notes 10 and 12)	--	2,133,862
Customer deposits	--	29,322
Redeemable Class A special shares (Note 9)	453,900	453,900
Current portion of capital lease obligation (Note 15)	1,241	3,552

Total current liabilities	2,432,873	9,053,559

Long-term Liabilities

Capital lease obligation (Note 15)	--	1,490

Total liabilities	2,432,873	9,055,049

Commitments and Contingencies (Note 15)
Subsequent Events (Note 21)

Stockholders' Equity (Notes 12 and 13)
Common stock, $0.001 par value, 250,000,000 (2010 - 250,000,000)
shares authorized; 219,450,447 shares
issued and outstanding (2010 - 129,463,767)	219,450	129,463
Additional paid-in capital	56,606,629	43,567,531
Accumulated other comprehensive income	--	446,549
Accumulated deficit	(52,753,926)	(43,971,021)

Total stockholders' equity	4,072,153	172,522

	$ 6,505,026	$ 9,227,571

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The accompanying notes are an integral part of these consolidated financial statements.

2

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
Revenue
Net sales	$ 11,885,665	$ 10,437,145

Cost of sales	9,712,850	7,261,496

Gross profit	2,172,815	3,175,649

Operating expenses
Marketing, office and general costs	3,891,814	4,719,362
Restructuring charges (Note 17)	1,385,685	--
Research and development costs	692,977	783,944
Officers' compensation and directors' fees	700,140	954,054
Consulting and professional fees	336,523	451,345
Foreign exchange loss	248,306	103,256
Depreciation and amortization	366,266	837,448
Loss on impairment of property, plant and equipment (Note 6)	163,668	--

	7,785,379	7,849,409

Loss from operations	(5,612,564)	(4,673,760)

Interest on long-term debt	--	(183,858)
Amortization of deferred costs	--	(117,131)
Long-term debt accretion	--	(768,981)
Inducement premium	--	(2,909,872)
Mark to market adjustment on advance share subscription	--	1,247,119
Change in fair value of exchange feature liability (Note 10)	(578,739)	(2,021,213)
Interest on notes payable to related party	(126,850)	(11,342)
Interest accretion expense	(3,506,074)	--
Financing charge on embedded derivative liability (Note 7)	(485,101)	--
Gain on convertible derivative (Note 7)	1,336,445	--
Bank fees related to credit facility covenant waivers (Note 8)	(154,205)	--
Loss on disposal of property and equipment	--	(8,828)
Interest income	--	225

Net loss	(9,127,088)	(9,447,641)

Other comprehensive (loss)/income:
Foreign currency translation of Canadian subsidiaries	(102,366)	21,166

Net loss and comprehensive loss	$ (9,229,454)	$ (9,426,475)

Net loss per share (basic and diluted) (Note18)	$ (0.05)	$ (0.08)

Weighted average number of shares outstanding (basic and diluted) (Note18)	170,818,147	112,793,477

The accompanying notes are an integral part of these consolidated financial statements.

3

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2011

				Accumulated		Total
	Common Stock		Additional	Other Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Paid-In Capital	Income	Deficit	Equity

Balance, January 1, 2010	73,823,851	$ 73,822	$ 26,083,635	$ 425,383	$ (34,523,380)	$ (7,940,540)

Net loss	--	--	--	--	(9,447,641)	(9,447,641)

Stock-based compensation (Note 13)	--	--	93,189	--	--	93,189

Common stock issued from share subscription	1,500,000	1,500	598,500	--	--	600,000

Broker fees related to share subscription	--	--	(24,000)	--	--	(24,000)

Fair value of exchange feature liability	--	--	(112,649)	--	--	(112,649)

Inducement on conversion of debentures with related party	4,375,668	4,376	1,658,377	--	--	1,662,753

Common stock issued on conversion of debentures	49,764,248	49,765	14,730,479	--	--	14,780,244

Intrinsic value of beneficial conversion feature of convertible debentures	--	--	540,000	--	--	540,000

Foreign currency translation of Canadian subsidiaries	--	--	--	21,166	--	21,166

Balance, January 1, 2011	129,463,767	$ 129,463	$ 43,567,531	$ 446,549	$ (43,971,021)	$ 172,522

Net loss	--	--	--	--	(9,127,088)	(9,127,088)

Stock-based compensation (Note 13)	816,668	817	179,944	--	--	180,761

Foreign currency translation of Canadian subsidiaries	--	--	--	(102,366)	--	(102,366)

Cumulative translation adjustment due to change in functional currency (Note 3)	--	--	--	(344,183)	344,183	--

Shares issued for prior transactions (Note 12)	22,500,000	22,500	5,344,830	--	--	5,367,330

Subscription of common stock (Note 12)	66,670,012	66,670	7,933,734	--	--	8,000,404

Right offering costs (Note 12)	--	--	(419,410)	--	--	(419,410)

Balance, December 31, 2011	219,450,447	$ 219,450	$ 56,606,629	$ --	$ (52,753,926)	$ 4,072,153

The accompanying notes are an integral part of these consolidated financial statements.

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ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010

Net loss	$ (9,127,088)	$ (9,447,641)

Adjustments to reconcile net loss to net cash
used in operating activities:
Interest accretion expense	3,506,074	--
Change in fair value of exchange feature liability (Note 10)	578,739	2,021,213
Financing charge on embedded derivative liability (Note 7)	485,101	--
Loss on disposal of inventory	627,507	195,293
Depreciation of property, plant and equipment	718,884	1,045,096
Loss on impairment of property, plant and equipment (Note 6)	295,238	--
Interest on notes payable to related party	126,850	--
Stock-based compensation	179,944	93,189
Amortization of patents and trademarks	16,145	213,212
Inducement premium	--	2,909,872
Mark to market adjustment on advance share subscription	--	(1,247,119)
Long-term debt accretion	--	768,981
Interest on long-term debt	--	183,858
Amortization of deferred costs	--	117,131
Provision for doubtful accounts	--	60,855
Loss on disposal of property, plant and equipment	--	8,828
Gain on disposal of assets	(131,570)	--
Gain on convertible derivative	(1,336,445)	--

	5,066,467	6,370,409

Increase (decrease) in cash flows from operating
activities resulting from changes in:
Accounts receivable	1,168,397	(1,195,868)
Inventory	1,362,672	(3,066,562)
Prepaid expenses and sundry assets	(53,998)	(14,163)
Accounts payable and accrued liabilities	(1,030,904)	1,459,220
Customer deposits	(29,322)	19,465

	1,416,845	(2,797,908)

Net cash used in operating activities	(2,643,776)	(5,875,140)

Investing activities:
Proceeds from sale of property and equipment	131,570	703
Acquisition of property, plant and equipment	(233,337)	(254,581)
Internal use software under development	--	(121,133)
Addition to property, plant and equipment under construction	(150,618)	(39,177)

Net cash used in investing activities	(252,385)	(414,188)

Financing activities:
Proceeds from convertible debentures placement	--	3,000,000
Debt issuance cost	--	(80,625)
Bank loan	--	3,312,254
Repayment of bank loan	(3,434,075)	(723,431)
Rights offering costs	(419,410)	--
Notes payable to related party	4,000,000	--
Issuance of common stock	3,857,997	600,000
Broker fees related to share subscription	--	(24,000)
Repayment of notes payable to related party	--	(500,000)
Repayment of capital lease obligation	(3,800)	(13,769)

Net cash provided by financing activities	4,000,712	5,570,429

Net change in cash and equivalents	1,104,551	(718,899)

Foreign exchange (gain) loss on foreign operations	(14,230)	99,623

Cash and cash equivalents, beginning of year	13,328	632,604

Cash and cash equivalents, end of year	$ 1,103,649	$ 13,328

Supplemental disclosures:

Cash interest paid	$ -	$ 13,157
Other non-cash conversion of loans and related interest	$ 4,126,850	$ 14,780,243
Reclassification of convertible derivative and exchange
liabilities to equity	$ 4,861,256	$ --
Conversion of accrued expenses to equity	$ 16,374	$ --

5

The accompanying notes are an integral part of these consolidated financial statements.

6

NOTE 1 - NATURE OF BUSINESS AND GOING CONCERN

Environmental Solutions Worldwide, Inc. (the "Company" or "ESW") through its wholly-owned subsidiaries is engaged in the design, development, manufacturing and sales of emissions control technologies, ESW also provides emissions testing and environmental certification services with its primary focus on the North American on-road and off-road diesel retrofit market. ESW currently manufactures and markets a line of catalytic emission control and enabling technologies for a number of applications.

The audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which contemplates continuation of the Company as a going concern.

The Company has sustained recurring operating losses. As of December 31, 2011, the Company had an accumulated deficit of $52,753,926 and cash and cash equivalents of $1,103,649. During the twelve month period ended December 31, 2011 there were significant changes made to ESW’s business. These changes in operations, the relocation of the Company’s operations (See Note 2), and the prevailing economic conditions all create uncertainty in the operating results and accordingly there is no assurance that the Company will be successful in generating sufficient cash flow from operations or achieving profitability in the near future. As a result, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company may require additional financing to fund its continuing operations, financing may not be available at acceptable terms or may not be available at all. The Company's ability to continue as a going concern is dependent on obtaining additional financing and achieving and maintaining a profitable level of operations.

On February 17, 2011 and May 3, 2011, the Company raised a total of $4 million through the issuance of unsecured subordinated promissory notes (the “Notes”) to certain shareholders, including deemed affiliates of certain members of the Board of Directors of the Company. Proceeds from the Notes funded working capital, capital investments and other general corporate purposes. Proceeds from Notes, along with available cash, were used to fund the Company's additional working capital needs related to its summer sales.

Effective May 10, 2011, the Company entered into an Investment Agreement with certain of its current shareholders and subordinated lenders under unsecured promissory notes (the “Bridge Lenders") for an aggregate amount of $4.0 million. As per the Investment Agreement, the Bridge Lenders agreed to provide a backstop commitment (the "Backstop Commitment") to a rights offering targeted by the Company to raise up to $8 million (the “Qualified Offering"). Under the Backstop Commitment, the Bridge Lenders agreed to purchase any shares offered in the Qualified Offering that were not purchased by the Company's shareholders of record, after giving effect to any oversubscriptions.

Effective June 30, 2011 the Company completed its rights offering. The Company's shareholders subscribed to 38,955,629 shares including over subscriptions. Under the Qualified Offering shareholders subscribed to $4.7 million, which was subscribed for via cash ($1.9 million), and the exchange of principal and accrued interest on the Notes and the Bridge Loan Notes (approximately $2.8 million). Under the Backstop Commitment, the Bridge Lenders purchased 27,714,385 shares of Common Stock at price of $0.12 per share for approximately $3.3 million, of which $2.0 million was paid in cash and $1.3 million was paid for through the exchange of the balance of principal and accrued interest due on the Notes. As a result of these transactions, the Company satisfied its obligations with the Bridge Lenders and effectively cancelled the Notes effective June 30, 2011.

Effective July 18, 2011, ESW’s wholly-owned subsidiary ESW Canada Inc, paid its senior lender the amount of $1.5 million (Canadian dollars) from the proceeds of the rights offering (see Note 12) to liquidate the outstanding balance on the bank loan. The senior lender has discharged all liens, encumbrances and securities against the Company and its subsidiaries and cancelled the March 31, 2010 demand revolving credit facility agreement.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments considered necessary for fair presentation and of a normal recurring nature have been included in these consolidated financial statements.

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NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ESW America Inc. ("ESWA"), ESW Technologies Inc. ("ESWT"), ESW Canada Inc. ("ESWC"), Technology Fabricators Inc. (“TFI”) and BBL Technologies Inc. ("BBL"). All inter-company transactions and balances have been eliminated on consolidation. Amounts in the consolidated financial statements are expressed in U.S. dollars.

Effective July 6, 2011, ESW setup a wholly-owned subsidiary TFI. TFI, a Delaware corporation to house ESW’s manufacturing operations that is co-located at 200 Progress Drive, Montgomeryville, PA, 18936 along with ESW’s Air Testing operations. All manufacturing activities are housed in TFI effective October 1, 2011.

ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, impairment of property plant and equipment, share based compensation, redeemable class A special shares, valuation of the warrants, accrued liabilities and accounts receivable exposures.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management's assessment of the credit history with the customer and current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $1,398 and $70,028 was appropriate as of December 31, 2011 and December 31, 2010, respectively.

INVENTORY

Inventory is stated at the lower of cost or market determined using the first-in first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw materials, work in progress and finished goods.

PROPERTY, PLANT AND EQUIPMENT UNDER CONSTRUCTION

The Company capitalizes customized equipment built to be used in the future day to day operations at cost. Once complete and available for use, the cost for accounting purposes is transferred to property, plant and equipment, where normal depreciation rates apply.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset. Due to changes in circumstances related to its on-going restructuring plan, ESW conducted a test for impairment as of December 31, 2011 and recognized an impairment loss of $163,668 (see Note 6 for details). Assets that have been held for sale during the year were written down to their fair value and depreciation has been suspended. Gains or losses not previously recognized resulting from the sale of an asset held for sale was recognized on the date of sale. For assets that are to be abandoned the undiscounted cash flows used in the test for recoverability are less than the long-lived assets carrying amount, the Company recognized an impairment loss as the carrying amount of the long-lived asset exceeds its fair value at December 31, 2011.

8

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. Properties held for sale are recorded at the lower of the carrying amount or the expected sales price less costs to sell. Management reviewed the related assets for impairment in the fourth quarter (see Note 6 for details).

INTERNAL-USE SOFTWARE

ESW previously capitalized costs related to computer software obtained or developed for internal use. With the decision to relocate ESW’s manufacturing operations from Concord, Ontario, Canada to Montgomeryville, PA, the Company expensed the capitalized costs for internal use software and discontinued the implementation. Related costs are included as software impairment under restructuring costs (See: Note 2: RESTRUCTURING CHARGES).

Costs capitalized as of December 31, 2011 and December 31, 2010 were $0 and $126,340, respectively.

PATENTS AND TRADEMARKS

Patents and trademarks consist primarily of the costs incurred to acquire them from an independent third party. Intangible assets with a finite life are tested for impairment whenever events or circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

Patents and trademarks are being amortized on a straight-line basis over their estimated life of ten years. Amortization expense for the twelve month periods ended December 31, 2011 and 2010 was $16,145 and $213,212 respectively. At December 31, 2011, Patents and trademarks were fully written down and have $0 carrying value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of accounts receivable, accounts payable, accrued liabilities, redeemable Class A special shares and capital lease obligation approximate fair value because of the short-term nature of these items. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

9

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

REVENUE RECOGNITION

The Company derives revenue primarily from the sale of its catalytic products. In accordance with ASC Topic 605, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable, risk of ownership has passed to the customer and collection is reasonably assured.

The Company also derives revenue (less than 4.8% and 1.5% of total revenue during the twelve month periods ended December 31, 2011 and 2010.) from providing air testing and environmental certification services. Revenues are recognized upon delivery of testing services when persuasive evidence of an arrangement exists and collection of the related receivable is reasonably assured.

LOSS PER COMMON SHARE

Loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

INCOME TAXES

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in their financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company's estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur.

Such adjustments may have a material impact on ESW's income tax provision and results of operations. Note 11 to the consolidated financial statements describes the guidance and the effects on results of operations and financial position arising from its adoption.

SHIPPING AND HANDLING COSTS

The Company’s shipping and handling costs of $138,815 (2010 – $109,638) are included in cost of goods sold for all periods presented. Additionally, the Company has recorded recoveries of these costs amounting to $77,963 (2010 - $78,004), which are included in revenues.

RESEARCH AND DEVELOPMENT

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any grant money received for research and development work is used to offset these expenditures. For the years ended December 31, 2011 and 2010, the Company expensed $692,977 and $783,944 net of grant revenues, respectively, towards research and development costs. For the years ended December 31, 2011 and 2010, gross research and development expense, excluding any offsetting grant revenues amounted to $971,689 and $927,319, respectively, and grant money amounted to $278,712 and $143,375, respectively.

10

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements have been translated into U.S. dollars in accordance with ASC Topic 830. All assets and liabilities have been translated using the current exchange rate as at the balance sheet dates. Amounts included in the consolidated statements of operations and comprehensive loss have been translated using the average exchange rate for the year. As a result of the change in accounting policy, all future translation adjustments that arise from translating the financial statements of the Company's foreign subsidiaries from local currency to U.S. dollars are recorded in net income.

COMPREHENSIVE INCOME

ASC Topic 830 establishes standards for reporting and display of comprehensive income and its components. As of December 31, 2011 and 2010, accumulated other comprehensive income is reported as a component of stockholders' equity/(deficit). Other comprehensive income includes only foreign currency translation adjustments related to translation of the Company’s foreign subsidiaries from local currency to U.S. dollars. As a result of the change in accounting policy, the full amount of accumulated other comprehensive income was recognized in stockholders deficit.

PRODUCT WARRANTIES

The Company provides for estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently records warranty costs as 2% of revenue. As of December 31, 2011 and December 31, 2010, $192,674 and $102,793, respectively, was accrued against warranty provision and included in accrued liabilities. For the twelve month periods ended December 31, 2011 and 2010, the total warranty, service, service travel and installation costs included in cost of sales were $272,966 and $224,766, respectively.

SEGMENTED REPORTING

ESW operates in two reportable segments. ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company’s annual consolidated financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. ESW’s operating segments include manufacturing operations and air testing services. ESW’s Chief Operating Decision Maker is the Company’s Executive Chairman.

RESTRUCTURING CHARGES

ESW recognizes restructuring expenses as they are incurred. ESW also evaluates the inventory and property, plant and equipment associated with restructuring actions for impairment. Asset impairment and accelerated depreciation expenses primarily relate to inventory write-downs for rationalized products and adjustments in the carrying value of the closed facilities to the Company’s estimated fair value. In addition, the remaining useful lives of other property, plant and equipment associated with the related operations were re-evaluated based on the respective plan, resulting in the impairment of certain assets. In accordance with ASC 420-10-25-11 costs to terminate an operating lease" arise when a lessee will either: (a) terminate an operating lease; or (b) if it is unable to terminate the lease, discontinue its use of the asset and continue to make lease payments over the remaining term of the lease without benefit. When the lease will be terminated, the lessee should recognize a liability for the cost of terminating the lease at the time the lease is terminated. If the lease will not be terminated and the lessee will continue to incur costs under the lease without future benefit, the lessee should recognize a liability on the cease-use date (the date the lessee discontinues its use of the asset). In accordance with paragraphs 420-10-30-7 through 30-9, a liability for the remaining lease rentals, reduced by actual (or estimated) sublease rentals, would be recognized and measured at its fair value at the cease-use date. In accordance with paragraphs 420-10-35-1 through 35-4:, the liability would be adjusted for changes, if any, resulting from revisions to estimated cash flows after the cease-use date, measured using the credit-adjusted risk-free rate that was used to measure the liability initially.

11

NOTE 3 – CHANGE IN ACCOUNTING POLICY AND RECENTLY ISSUED ACCOUNTING STANDARDS

CHANGE IN ACCOUNTING POLICY

Effective October 1, 2011, ESW changed the functional currency for its Canadian operations from the Canadian dollar to the U.S. dollar. ESW’s sales are primarily denominated in U.S. dollars. Additionally, with the closure of its operation in Canada, the majority of our inventory is sourced from its U.S. operations. The change in functional currency is applied on a prospective basis. The U.S dollar translated amounts of nonmonetary assets and liabilities at October 1, 2011 became the historical accounting basis for those assets and liabilities at October 1, 2011.

Until the point of transition a cumulative translation adjustment of $102,366 was recognized in other comprehensive income, as a result of the change, losses of $186,812 were recognized through net income and were included in foreign exchange loss on the consolidated statements of operations and comprehensive loss. Since the accumulated other comprehensive income related only to foreign currency translation adjustments the full amount of accumulated other comprehensive income, $344,183, was reclassified into accumulated deficit.

The change in functional currency did not have a material effect on any other item on the consolidated balance sheets or the consolidated statements of operations and comprehensive loss.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued ASU 2011-5 – “Comprehensive Income – Presentation of Comprehensive Income”.  This statement removed the presentation of comprehensive income in the statement of changes in stockholders’ equity.  The only two allowable presentations are below the components of net income in a statement of comprehensive income or in a separate statement of comprehensive income that begins with total net income.  The guidance is effective for interim or annual reporting periods beginning after December 15, 2011.  The Company does not expect the adoption of this guidance to have a material impact on the Company’s results of operations or financial position.

In May 2011, an update was made by the Financial Accounting Standards Board (“FASB”) to achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards (“IFRS”).  It provides amendments to the definition of fair value and the market participant concept, grants an exception for the measurement of financial instruments held in a portfolio with certain offsetting risks, and modifies most disclosures.  The changes in disclosures include, for all Level 3 fair value measurements, quantitative information about significant unobservable inputs used and a description of the valuation processes in place.  The new guidance also requires disclosure of the highest and best use of a nonfinancial asset.  This standard will be effective prospectively during interim and for annual periods beginning after December 15, 2011.  Early application by public entities is not permitted.  The adoption is not expected to have a significant impact on the Company’s consolidated financial statements.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In August 2010, the FASB issued ASU No. 2010-22, Accounting for Various Topics - Technical Corrections to SEC Paragraphs. This update amends various SEC paragraphs based on external comments received and the issuance of SAB 112, which amends or rescinds portions of certain SAB topics. The adoption of this ASU had no effect on the Company's consolidated financial statements.

In August 2010, the FASB issued ASU No. 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules. This updates various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The adoption of this ASU had no effect on the Company's consolidated financial statements.

12

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition - Milestone Method. The objective of this Update is to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this ASU had no effect on the Company's consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-013, Compensation - Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades a consensus of the FASB Emerging Issues Task Force. ASU 2010-13 addresses the classification of an employee share-based award with an exercise price denominated in the currency of a market in which the underlying equity security trades. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this ASU had no effect on the Company's consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Multiple Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force ("ASU 2009-13") (codified within ASC Topic 605). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption of this ASU had no effect on the Company's consolidated financial statements.

NOTE 4 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash and highly liquid investments purchased with an original or remaining maturity of 90 days or less at the date of purchase. At December 31, 2011 and December 31, 2010, all of the Company's cash and cash equivalents consisted of cash.

NOTE 5 - INVENTORY

Inventory consists of:

	DECEMBER 31,	DECEMBER 31,
INVENTORY	2011	2010
Raw materials	$846,113	$1,669,481
Work-in-process	1,705,346	2,737,545
Finished goods	102,575	7,492
	$2,654,034	$4,414,518
Less: Reserve for inventory	(223,007)	--
	$2,431,027	$4,414,518

The Company recorded inventory write downs amounting to $638,048 and $0 for the twelve month periods ended December 31, 2011 and 2010, respectively, related to certain inventory that were impaired as a result of the restructuring and product changes and were sold to recover cash.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	DECEMBER 31,	DECEMBER 31,
CLASSIFICATION	2011	2010
Plant, machinery and equipment	$ 6,338,221	$ 5,790,507
Office equipment	383,912	384,902
Furniture and fixtures	456,981	461,817
Vehicles	25,604	18,288
Leasehold improvements	1,098,699	1,041,023
	8,303,417	7,696,537

Less: accumulated depreciation	(6,867,760)	(5,765,164)
Less: impairment loss	(163,668)	--
	$ 1,271,989	$ 1,931,373

13

	DECEMBER 31,	DECEMBER 31,
Depreciation Expense	2011	2010
Depreciation expense included in cost of sales	$ 271,563	$ 174,012
Depreciation expense included in operating expenses	350,121	624,233
Depreciation expense included in research and development costs	97,200	246,849
Total depreciation expense	$ 718,884	$ 1,045,095

At December 31, 2011 and December 31, 2010, the Company had $198,416 and $185,542, respectively, of customized equipment under construction.

The plant, machinery and equipment above include $37,508 and $37,939 in assets under capital lease with a corresponding accumulated depreciation of $34,384 and $25,723 as of December 31, 2011 and December 31, 2010, respectively.

As a result of the decision to relocate ESW’s manufacturing operations, the Company recognized an impairment loss. The estimated recovery from the sale of plant and machinery and office equipment was expected to be minimal and, accordingly, the Company determined that the carrying value of these assets exceeded the sum of undiscounted cash flows from their use and eventual disposition. Due to uncertainties in both timing and amount of these cash flows, the Company utilized an expected present value technique to estimate the fair value. Based on this valuation, the Company assessed a value of $0 to these assets and recorded an impairment loss equal to the full amount of their carrying value. Recovery from the sale of these assets and differences due to exchange rate fluctuations will be offset against the impairment loss in the future periods. Impairment loss for the twelve months period ended December 31, 2011 and 2010 amounted to $163,668 and $0.

The details of impairment loss recognized for 2011 are summarized in the follows table:

Asset grouping	Impairment loss recognized
Plant and Machinery (Held for Sale)	$ 180,993
Office equipment (Held for Sale)	36,983
Leasehold improvements (disposed or abandoned)	93,328
Total impairment loss recognized June 30, 2011	311,304

Effect of exchange rate fluctuations	(16,066)
Gain on disposal of Plant and Machinery	(131,570)
Total impairment loss recognized December 31, 2011	$ 163,668

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES

On February 17, 2011, the Company entered into note subscription agreements (collectively, the "Loan Agreements"), and issued unsecured subordinated promissory notes to, Orchard Investments, LLC; Black Family 1997 Trust; Leon D. Black Trust UAD 11/30/92 FBO Alexander Black; Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black; Leon D. Black Trust UAD 11/30/92 FBO Joshua Black; Leon D. Black Trust UAD 11/30/92 FBO Victoria Black; Leon D. Black; John J. Hannan and Richard Ressler (each individually a "Subordinated Lender" or "Holder" and collectively the "Subordinated Lenders" or "Holders") who are current shareholders and deemed affiliates of certain members of the Board of Directors of the Company. The Loan Agreements were approved by the independent directors of the Company.

14

As per the Loan Agreements, the Subordinated Lenders made loans to the Company in the principal aggregate amount of $3 million, represented by unsecured subordinated promissory notes (the "Notes"), dated February 17, 2011. Proceeds of the Loan, along with available cash funded working capital, capital investments and other general corporate expenditures. The Notes bore interest at a rate of 10% per annum, payable in-kind on a monthly basis commencing March 17, 2011, up to the date on which the Notes are paid in full. The maturity date of the Loan was the earlier of: (i) the closing of a rights offering of the Company's common stock, at a sale price of $0.12 per share (adjusted for any stock split, stock dividend or other similar adjustment) pursuant to which the Company planned to offer rights to purchase approximately $8 million in shares of Common Stock (the "Qualified Offering"), and also permitted all Subordinated Lenders to exchange their Notes and accrued interest (including any notes that may be issued for payment of interest) for shares of Common Stock at $0.12 per share or (ii) June 17, 2011 (the "Outside Date").

Effective June 14, 2011, the respective holders of ESW’s 10% unsecured subordinated promissory notes issued February 17, 2011 and May 3, 2011 in the aggregate principal amount of $4 million (collectively the "Notes") pursuant to the terms of the Notes, extended the maturity date of the Notes to July 15, 2011.

The terms of the Loan Agreements were analyzed in accordance with ASC 815 Derivatives and Hedging. The Loan Agreements allowed for the price for Notes exchanged for Common Stock to be adjusted in certain circumstances. The potential adjustment in the exchange price precludes the Company from being qualified for the exemption from being considered to be a derivative instrument. As such, the option of the Holders to exchange Notes for Common Stock and the option of the Qualified Holders to invest the balance of $1 million aggregate amount to purchase Common Stock were determined to be derivatives embedded in the Notes. These embedded derivatives are bundled together as a single compound embedded derivative and recorded and valued as a liability at the time of issuance on February 17, 2011 and on March 31, 2011.

The fair values of the embedded derivatives issued under the Loan Agreements on February 17, 2011 and March 31, 2011 were determined to be $3,485,101 and $2,148,656, respectively, with the following respective assumptions: (1) risk free interest rate of 0.15% and 0.17%, (2) remaining contractual life of 4 and 2.5 months, (3) expected stock price volatility of 194% and 201%, and (4) expected dividend yield of zero. Since the fair values of the embedded derivatives were in excess of the proceeds, the Company recorded an immediate expense of $485,101 in the consolidated statement of operations and comprehensive loss as a financing charge on embedded derivative liability. The embedded derivatives liability was recorded as a discount to the Notes at the time of issuance. The discount was recorded as interest accretion expense in the consolidated statement of operations using the effective-interest method. The change in the fair value of $1,336,445 of the embedded derivative liability was recorded as gain in the consolidated statements of operations for the twelve months ended December 31, 2011.

Subsequently, on May 3, 2011, the Company entered into additional note subscription agreements and issued unsecured subordinated promissory notes (the “Bridge Notes”), with Orchard Investments, LLC ("Orchard"); Black Family 1997 Trust; Leon D. Black, UAD 11/30/92 FBO Alexander Black; Leon D. Black, UAD 11/30/92 FBO Benjamin Black; Leon D. Black, UAD 11/30/92 FBO Joshua Black; Leon D. Black, UAD 11/30/92 FBO Victoria Black; Leon D. Black; John J. Hannan and Richard Ressler ("Ressler") who are current shareholders and were subordinated lenders under prior loan agreements in the aggregate amount of $3 million with the Company entered into on February 17, 2011 and deemed affiliates of the Company. The Bridge Notes were approved by the Company's independent directors. Pursuant to the Loan agreements, the Subordinated Lenders made loans to the Company in the principal aggregate amount of $1 million subject to the terms and conditions set forth in the Loan Agreements and represented by unsecured subordinated convertible promissory notes. Proceeds of the Bridge Loan, along with available cash, were used by the Company to fund working capital.

The fair value of the embedded derivatives issued under The Bridge Notes Agreements effective May 3, 2011 was determined to be $506,074 with the following assumptions: (1) risk free interest rate of 0.60% (2) remaining contractual life of 48 days, (3) expected stock price volatility of 212%, and (4) expected dividend yield of zero. The embedded derivative liability was recorded as a discount to the Notes at the time of issuance. The discount is recorded as interest accretion expense in the consolidated statements of operations and comprehensive loss using the effective-interest method.

15

Effective May 10, 2011, the Company entered into an Investment Agreement (the "Investment Agreement") with Orchard Investments, LLC ("Orchard"); Black Family 1997 Trust; Leon D. Black, UAD 11/30/92 FBO Alexander Black; Leon D. Black, UAD 11/30/92 FBO Benjamin Black; Leon D. Black, UAD 11/30/92 FBO Joshua Black; Leon D. Black, UAD 11/30/92 FBO Victoria Black; Leon D. Black; John J. Hannan and Richard Ressler ("Ressler") (each individually a "Bridge Lender" and collectively the "Bridge Lenders"). Pursuant to the Investment Agreement, the Bridge Lenders agreed to provide a backstop commitment to the Qualified Offering and agreed to collectively backstop the Qualified Offering by purchasing from the Company at a subscription price of $0.12 per share of Common Stock any shares not purchased by the Company's shareholders of record who were entitled to participate in the rights offering (after giving effect to any oversubscriptions) up to 29,166,667 shares of Common Stock for a total purchase price of $3.5 million (the "Backstop Commitment"). In addition to their rights to purchase shares pursuant to the Qualified Offering and the Backstop Commitment, the Bridge Lenders had the option, in their sole discretion, to purchase from the Company, at the subscription price, any other shares not purchased by the Company's stockholders through the Qualified Offering (the "Purchase Option"). If, after giving effect to the Qualified Offering, the Backstop Commitment and the Purchase Option, any of the Bridge Lenders shall have been unable to exchange any portion of their or its Notes, the Company also offered each Bridge Lender the right to purchase additional shares of Common Stock at the subscription price (payable through the exchange of Bridge Loans for Common Stock) such that each Bridge Lender shall have exchanged all of their or its notes for shares of Common Stock (the "Additional Subscription Offer"). In addition, if Ressler and Orchard collectively acquired less than $1.0 million worth of shares of Common Stock as part of the Qualified Offering, the Backstop Commitment, the Purchase Option and the Additional Subscription Offer, the Company agreed to offer to Ressler and Orchard an additional number of shares of Common Stock equal to the shortfall amount at the subscription price.

Effective June 30, 2011 the Company closed its rights offering. As part of the rights offering and the Investment Agreement, the principal due on the Notes and the Bridge Notes, in the aggregate amount of $4,000,000, and corresponding interest in the amount of $126,850, were converted into Common stock at the rights offering price of $0.12 per share. As a result of these transactions, the Company satisfied its obligations with respect to the Notes and the Bridge Notes and both were cancelled.

As of December 31, 2011 and December 31, 2010, there was no outstanding principal and interest on notes payable to related parties.

The discount on the aggregate $4 million notes issued on February 17, 2011 and May 3, 2011 was recorded as interest accretion expense in the consolidated statements of operations and comprehensive loss using the effective-interest method. Due to the conversion of the note the Company expensed the full amount of the discount and recorded interest accretion expense of $3,506,074 in the consolidated statement of operations and comprehensive loss for the twelve months period ended December 31, 2011. The convertible derivative liability in the aggregate amount of $2,654,730 recorded in relation to the aggregate $4 million notes issued on February 17, 2011 and May 3, 2011 was transferred to equity on the consolidated balance sheet at June 30, 2011 (see Note 12).

NOTE 8 - BANK LOAN

Effective March 31, 2010, ESW's subsidiary, ESW Canada, had entered into a demand revolving credit facility agreement with a Canadian chartered bank, Canadian Imperial Bank of Commerce ("CIBC") to meet working capital requirements (the "Demand Credit Agreement"). The Demand Credit Agreement had a credit limit of $4 million Canadian. Borrowings under the facility were limited to a percentage of accounts receivable plus a percentage of inventories (capped at $1 million Canadian or 50% of the accounts receivable portion) less any prior ranking claims. The Demand Credit Agreement was guaranteed by the Company and its subsidiaries, ESWC, ESWA, BBL, and ESWT, through a general security agreement over all assets to CIBC. The facility had been guaranteed to CIBC under EDC's Export Guarantee Program. Borrowings under the Demand Credit Agreement bore interest at 2.25% above CIBC's prime rate of interest. Obligations under the Demand Credit Agreement were collateralized by a first-priority lien on the assets of the Company and its subsidiaries, including accounts receivable, inventory, equipment and other tangible and intangible property, including the capital stock of all direct subsidiaries.

16

The terms relating to the Demand Credit Agreement specifically noted that the Company maintain a tangible net worth of at least $4.0 million Canadian. The Demand Credit Agreement contained, among other things, covenants, representations and warranties and events of default customary for a facility of this type for the Company and its subsidiaries. Such covenants included certain restrictions on the incurrence of additional indebtedness, liens, acquisitions and other investments, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other repurchases in respect of capital stock, voluntary prepayments of certain other indebtedness, capital expenditures and transactions with affiliates, subject to certain exceptions. Under certain conditions amounts outstanding under the Demand Credit Agreement could be accelerated. Such events included failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt, entry of material judgments not covered by insurance, or a change of control of the Company.

On November 8, 2010, November 26, 2010, and December 23, 2010, the Company's wholly-owned subsidiary, ESWC, received the first, second and third waivers, respectively, of certain financial covenants under its Demand Credit Agreement with CIBC. Without the waivers, the Company's subsidiary would not be in compliance with the current ratio and effective tangible net worth covenants as set forth in the Demand Credit Agreement. In the event that the Company and its subsidiary, ESWC, failed to comply with the terms of the waiver and meet the current ratio and effective tangible net worth covenants prior to the end of the waiver period, same would constitute an event of default and the bank loan may need to be repaid unless a further waiver or modification to the Demand Credit Agreement could be obtained.

The third waiver provided by CIBC was through January 31, 2011 and also provided for a fee payable to the lender for the extension, as well as a reduction in the maximum security margin deficit as defined under the Demand Credit Agreement (by either reducing borrowing or increasing the borrowing base) and an increase in the annual interest rate to CIBC's prime rate plus 4.50% from CIBC's prime rate plus 2.25% effective January 1, 2011.

Effective February 4, 2011, the Company's wholly-owned subsidiary, ESWC, received a fourth waiver of certain financial covenants under its Demand Credit Agreement with CIBC. Without the waiver, the Company's subsidiary would not have been in compliance with the current ratio and effective tangible net worth covenants as set forth in the Demand Credit Agreement. The fourth waiver provided by CIBC extended the waiver period from January 31, 2011 through February 14, 2011 and also provided for a fee payable to CIBC for the extension as well as requiring the elimination of any margin deficit by February 14, 2011. In the event the Company and its subsidiary, ESWC, failed to comply with the terms of the waiver and meet the current ratio and effective tangible net worth covenants prior to the end of the waiver period, same could constitute an event of default as set forth in the Demand Credit Agreement unless a further waiver or modification to the Demand Credit Agreement could be obtained.

The closing of the $3 million unsecured subordinated promissory notes effective February 17, 2011 allowed the Company and its subsidiaries to comply with covenants and obligations under the Demand Credit Agreement with CIBC dated March 10, 2010.

Effective May 31, 2011, the Company's wholly-owned subsidiary ESWC entered into a further modification of its Demand Credit Agreement dated March 10, 2010 (the "Credit Agreement") whereby it received an extension on the term of its Demand Credit Agreement from its commercial lender through June 30, 2011. The new modification was subject to all covenants and the security margin under the Demand Credit Agreement remaining in order at all times. The commercial lender and the Company agreed to reduce the Operating Loan limit as defined in the Demand Credit Agreement to a maximum of $1,500,000 Canadian or the borrowing base established by the security margin if less; all loans made by the commercial lender were to be satisfied and the credit facilities cancelled upon the earlier of the completion of the Company's rights offering or June 30, 2011. The commercial lender had also advised that any reasonable request for an extension of the June 30, 2011 date would be considered in light of the Company's rights offering. With the modification to the Demand Credit Agreement, the Company's wholly-owned subsidiary ESWC agreed to pay a fee to its commercial lender for the extension including reasonable legal and advisory fees.

Effective July 18, 2011, ESW’s wholly-owned subsidiary ESW Canada Inc, paid its senior lender the amount of $1.5 million (Canadian dollars) from the proceeds of the rights offering (see Note 12) to liquidate the outstanding balance on the bank loan. The senior lender has also discharged all liens, encumbrances and securities against the Company and its subsidiaries and cancelled the March 31, 2010 demand revolving credit facility agreement.

17

As of December 31, 2011 and December 31, 2010, $0 and $3,424,889, respectively, was owed under the credit facility to CIBC.

NOTE 9 - REDEEMABLE CLASS A SPECIAL SHARES

700,000 Class A special	$453,900 (based on the historical
shares authorized,	exchange rate at the time of
issued, and outstanding.	issuance.)

The redeemable Class A special shares were issued by the Company's wholly-owned subsidiary, BBL, without par value, and are redeemable on demand by the holder of the shares, which is a private Ontario Corporation, at $700,000 Canadian (which translates to $688,310 U.S. and $703,801 U.S. at December 31, 2011 and 2010, respectively). As the redeemable Class A special shares were issued by the Company's wholly-owned subsidiary, BBL, the maximum value upon which the Company is liable is the net book value of BBL. As of December 31, 2011, BBL had an accumulated deficit of $1,194,705 U.S. ($1,847,203 Canadian) and $1,192,858 U.S. ($1,845,375 Canadian) as of December 31, 2010, respectively therefore, the holder would be unable to redeem the redeemable Class A special shares at their ascribed value.

NOTE 10 - CONVERTIBLE DEBENTURES

Included in the consolidated financial statements at December 31, 2011 is the effect of an exchange feature included in the terms of the Share Subscription Agreement for $3,000,000 of Convertible Debentures issued on March 19, 2010, ("2010 Debentures") . The March 2010 Convertible Debentures were fully converted, including interest, into 6,007,595 shares of common stock on March 25, 2010. The exchange feature provided that if within twelve months from March 19, 2010, the Company enters into or closes another financing or other transaction (which for securities law purposes would be integrable with the offer and sale of the Securities) on terms and conditions more favorable to another purchaser, the terms and conditions of the 2010 Debentures shall be adjusted to reflect the more favorable terms. The exchange feature was determined by the Company to be a freestanding financial instrument and also to be a liability within the scope of ASC 480, Distinguishing Liabilities from Equity, since there is an inverse relationship between the stock price of the Company and the Company's obligation. On December 31, 2010, the Company evaluated the fair value of the exchange feature based on the probability of closing another financing by March 18, 2011, and the fair value of the number of incremental shares to be issued at a lower estimated issue price. The probability of closing another financing by March 18, 2011, was estimated to be 100% on December 31, 2010. The fair value of the Company's common stock was determined by the closing price on the valuation date. On December 31, 2010, an exchange feature liability of $1,680,000 was recorded for the 2010 Debentures (see Note 12). Effective February 17, 2011, the Company and the 2010 Debenture investors reached an agreement (“the anti-dilution agreement”) whereby the investors would receive an approximate aggregate of 19,000,000 additional shares of Common Stock at an estimated price of $0.12 in conjunction with certain rights under the Prior Subscription Agreements in the event the Company closed a Qualified Offering (see Note 7). At March 31, 2011, the exchange feature liability related to the 2010 Debenture was recorded at a fair value of $2,280,000 with the change in fair value of exchange feature liability of $578,739 recorded as an expense in the consolidated statement of operations and comprehensive loss.

At June 30, 2011, concurrent with the closing of the rights offering, the anti-dilution agreements were also closed. The exchange feature liability was transferred to equity towards the issuance of 19,000,000 shares of Common Stock at a price of $0.12 per share.

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EXCHANGE FEATURE LIABILITY TABLE

Transaction Detail	Original Instrument	Additional Shares	Exchange Feature Liability December 31, 2010	Change in fair value of exchange feature liability March 31, 2011	Exchange Feature Liability March 31, 2011	Exchange Feature Liability December 31, 2011	Comments
March 2010 Offering	Convertible Debenture	19,000,000	$ 1,680,000	$ 600,000	$ 2,280,000	$ --	See Note 10
November 2010 Offering	Common Stock and Warrants	1,750,000	225,600	(9,300)	216,300	--	See Note 12
December 2010 Offering	Common Stock and Warrants	1,750,000	228,262	(11,961)	216,300	--	See Note 12
	Totals	22,500,000	$ 2,133,862	$ 578,739	$ 2,712,600	$ --

There were no convertible debentures outstanding and zero corresponding accrued interest as of December 31, 2011 and December 31, 2010. As of December 31, 2010, the debt discount of $768,981 and deferred cost of $117,131 were fully amortized and expensed due to the conversion of the debentures effective March 25, 2010.

LEGAL FEES RELATED TO THE 2010 CONVERTIBLE DEBENTURES

The Company had also recorded a deferred cost asset of $80,625 for legal fees paid in relation to the issuance of the 2010 Debentures. The deferred costs were being amortized over the term of the 2010 Debentures using the straight line method. At December 31, 2010, the deferred cost assets were fully amortized due to the conversion of the debentures effective March 25, 2010.

NOTE 11- INCOME TAXES

As of December 31, 2011, there are tax loss carry forwards for Federal income tax purposes of approximately $27,762,196 available to offset future taxable income in the United States. The tax loss carry forwards expire in various years through 2031. The Company does not expect to incur a Federal income tax liability in the foreseeable future. Accordingly, a valuation allowance for the full amount of the related deferred tax asset of approximately $9,716,769 has been established until realizations of the tax benefit from the loss carry forwards meet the "more likely than not" criteria.

LOSS CARRY
YEAR	FORWARD
1999	$ 407,067
2000	2,109,716
2001	2,368,368
2002	917,626
2003	637,458
2004	1,621,175
2005	2,276,330
2006	3,336,964
2007	3,378,355
2008	3,348,694
2009	2,927,096
2010	2,269,987
2011	2,163,360
Total	$27,762,196

Additionally, as of December 31, 2011, the Company's two wholly-owned Canadian subsidiaries had non-capital tax loss carry forwards of approximately $13,352,099 available to be used, in future periods, to offset taxable income. The loss carry forwards expire in various years through 2031. The deferred tax asset of approximately $3,538,306 has been fully offset by a valuation allowance until realization of the tax benefit from the non-capital tax loss carry forwards are more likely than not.

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LOSS CARRY
FORWARD FOREIGN
YEAR	OPERATIONS
2004	$ 5,935
2005	--
2006	560,644
2007	7,052
2008	4,020,674
2009	2,798,436
2010	2,588,248
2011	3,371,110
Total	$13,352,099

	For the period ended December 31,
	2011	2010
Statutory tax rate:
U.S.	35.00%	35.00%
Foreign	26.50%	31.00%

Loss before income taxes:
U.S.	$(5,799,781)	$(6,603,329)
Foreign	(3,327,307)	(2,844,312)
	$(9,127,088)	$(9,447,641)
Expected income tax recovery	$(2,945,043)	$(3,192,617)

Differences in income tax resulting from:
Depreciation and impairment (foreign operations)	138,779	44,330
Change in fair value of exchange feature liability	202,559	707,424
Financing charge on embedded derivative liability	169,785	--
Inducement premium on conversion of debentures	--	1,018,455
Stock-based compensation	62,980	32,616
Gain on convertible derivative	(467,756)	--
Long-term debt interest expense accretion	1,227,126	269,143
Mark to market adjustment on advance share subscription	--	(436,492)
Accrued interest on loans	--	(116,212)
	(1,611,570)	(1,673,353)
Benefit of losses not recognized	1,611,570	1,673,353
Income tax provision (recovery) per financial statements	$ --	$ --

20

Components of deferred income tax assets are as follows:

	As at December 31,
	2011	2010
Property, plant and equipment	$ 488,494	$ 119,226
Tax loss carry forwards	13,255,075	11,550,796
Total	13,743,569	11,670,022
Valuation allowance	(13,743,569)	(11,670,022)
Carrying value	$ --	$ --

Based on the Company’s current tax loss position tax benefits to be recognized is more-likely-than-not to be sustained upon examination by taxing authorities. The Company does not believe there will be any material changes in its unrecognized tax positions over the next twelve months.

The Company will recognize interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statement of operations and comprehensive loss. Accrued interest and penalties will be included within the related tax liability line in the consolidated balance sheet.

In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2011:

United States - Federal	2007 - present
United States - State	2007 - present
Canada - Federal	2008 - present
Canada - Provincial	2008 - present

Valuation allowances reflect the deferred tax benefits that management is uncertain of the Company's ability to utilize in the future.

NOTE 12 - STOCKHOLDERS' EQUITY

On March 25, 2010, the Company issued 43,756,653 shares of common stock in connection with the conversion of 2008 Debentures and 2009 Debentures into equity .

On March 25, 2010, the Company issued 6,007,595 shares of restricted common stock in connection with the conversion of 2010 Debentures into equity.

On November 30, 2010, the Company issued 4,375,668 shares as an inducement premium to the holders to convert all convertible debentures outstanding as of March 25, 2010.

Effective October 14, 2010 the Company's Board of Directors approved an increase in the authorized share capital.

Effective November 9, 2010 and December 8, 2010, the Company closed on its first tranche and second tranche of a unit offering in the amount of $300,000 per tranche for gross proceeds of $600,000 whereby the Company issued 1,500,000 ("Unit Offering") units. The unit offering was for up to $5 million. The units were in the form of shares of the Company's common stock, par value $0.001 at $0.40 per share plus for each share of Common Stock subscribed to under the unit offer the investor would receive one warrant, the exercise price would be $0.55; if an Investor Warrant was exercised between the first and second years from issuance, the exercise price would be $0.65. All investor warrants as issued would be subject to adjustment in all respects in the event of a stock split or similar adjustment by the Company. A commission of 4% of the gross proceeds was paid from the proceeds of the unit offering and 7.5 units for every $100 of the gross proceeds raised were payable for brokers’ fees were treated as a cost of capital and no income statement recognition was required.

The Share Subscription Agreement for the units contained an exchange feature which provides that if within six months from effective date of closing, the Company entered into or closed another financing or other transaction (which for securities law purposes would be integrable with the offer and sale of the Securities) on terms and conditions more favorable to another purchaser, the terms and conditions of the unit offering would be adjusted to reflect the more favorable terms. The exchange feature was determined by the Company to be a freestanding financial instrument and also to be a liability within the scope of ASC. On November 9, 2010, December 8, 2010 and December 31, 2010, the Company evaluated the fair value of the exchange feature based on the probability of closing another financing within six months and the fair value of the number of incremental shares and warrants to be issued at a lower estimated issue price for units. The probability of closing another financing in the next six months on November 9, 2010 and December 8, 2010 was estimated to be 50% and on December 31, 2010 was estimated to be 100%.

21

The fair value of the Company's common stock was determined by the closing price on the valuation date and the fair value of the warrants was determined using a binomial option valuation model. Key assumptions for the binomial option valuation were as follows:

November 9, 2010 Offering

		Nov. 9, 2010 -		Dec. 31, 2010 -
		lower estimated		lower estimated
Valuation Date	Nov. 9, 2010	strike price	Dec. 31, 2010	strike price
Strike Price - second year	$0.65	$0.63	$0.65	$0.36
Strike Price - first year	$0.55	$0.54	$0.55	$0.30
Closing market price	$0.39	$0.39	$0.22	$0.22
Volatility	135.72%	135.72%	113.47%	113.47%
Time to expiration	2 years	2 years	1.83 years	1.83 years
Risk free rate	0.46%	0.46%	0.61%	0.61%
Dividend yield	0%	0%	0%	0%

December 8, 2010 Offering
		Dec. 8, 2010 -		Dec. 31, 2010 -
		lower estimated		lower estimated
Valuation Date	Dec. 8, 2010	strike price	Dec. 31, 2010	strike price
Strike Price - second year	$0.65	$0.39	$0.65	$0.36
Strike Price - first year	$0.55	$0.33	$0.55	$0.30
Closing market price	$0.24	$0.24	$0.22	$0.22
Volatility	132.07%	132.07%	117.03%	117.03%
Time to expiration	2 years	2 years	1.92 years	1.92 years
Risk free rate	0.63%	0.63%	0.61%	0.61%
Dividend yield	0%	0%	0%	0%

On December 31, 2010, an exchange feature liability of $453,862 was recorded for the unit offering.

Effective February 17, 2011, the Company and the Unit Offering investors reached an agreement whereby the investors received an approximate aggregate of 3,500,000 additional shares of Common Stock at an estimated price of $0.12 in conjunction with certain rights under the Share Subscription Agreements in the event the Company closed a Qualified Offering (see Note 7). At March 31, 2011 the exchange feature liability related to the shares in the Unit Offering was recorded at a fair value of $432,600. At March 31, 2011 the exchange feature liability related to the warrants in the Unit Offering was recorded at a fair value of $0 since the probability of Company exchanging warrants with a lower strike price is estimated to be 0%. The change in fair value of exchange feature liability related to the Unit Offering of $(21,262) was recorded as a reduction of the loss on fair value of exchange feature liability related to the 2010 Debentures.

22

The following table sets forth a summary of the shares issued on July 15, 2011 as a result of the closing of the rights offering effective June 30, 2011:

	Number of Shares	Amount
Subscription receivable at June 30, 2011	32,143,170	$3,857,180
Conversion of notes payable to related parties and related accrued interest (see Note 7)	34,390,418	4,126,850
Conversion of accrued expenses	136,424	16,374
Reclassification of conversion option liabilities to equity (see Note 7)	--	2,654,730
Conversion of exchange feature liability (see Note 10)	22,500,000	2,712,600
Rights offering costs	--	(419,410)
Total	89,170,012	$12,948,324

Effective November 6, 2011 the Company issued 400,000 restricted shares of common stock to two board members in connection with restricted stock grants under the 2010 stock incentive plan.

Effective November 6, 2011 the Company issued 166,668 restricted shares of common stock to four board members in lieu of outstanding board fees.

Effective December 31, 2011 the Company issued 250,000 restricted shares of common stock to five board members in connection with restricted stock grants under the 2010 stock incentive plan.

NOTE 13 - STOCK OPTIONS AND WARRANT GRANTS

On April 15, 2010 the Board of Directors granted an aggregate award of 900,000 stock options to a former executive officer and former director and one director. The options vest over a period of three years with an exercise price of $0.65 (fair market value of the Company's common stock as of the date of grant) with expiry five years from the date of award. Effective February 7, 2011, with the resignation of a director, the unvested portion of the stock options cancelled as a result of the resignation. The balance of the stock option expense of the April 15, 2010 award is as follows:

DATE	STOCK OPTION
EXPENSE
April 15, 2011	$ 62,127
April 15, 2012	$ 82,836
April 15, 2013	$ 20,709

During the year ended December 31, 2011, 475,000 stock options were issued, of which 225,000 of these stock options reported previously as vesting over three years starting June 30, 2012. The 225,000 stock options compensation expense was to be recognized as an expense over the vesting period, which was to originally begin June 30, 2012. Consequently the Company had not previously recognized a compensation expense in relation to these options. As of October 6, 2011 the vesting terms of these 225,000 options were amended to be as of October 6, 2011 and vest immediately at that date. The amended stock option expense for these options has been recorded in the current reporting period.

A summary of option transactions, including those granted pursuant to the terms of certain employment and other agreements is as follows:

	STOCK	WEIGHTED
	PURCHASE	AVERAGE
DETAILS	OPTIONS	EXERCISE PRICE
OUTSTANDING, JANUARY 1, 2010	3,670,000	$ 0.76
Granted	900,000	$ 0.65
Expired	(970,000)	($ 0.97)
OUTSTANDING, DECEMBER 31, 2010	3,600,000	$ 0.68

Granted	475,000	$ 0.12
Expired or Cancelled	(500,000)	($ 0.73)
OUTSTANDING, DECEMBER 31, 2011	3,575,000	$ 0.60

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At December 31, 2011, and December 31, 2010 the outstanding options have a weighted average remaining life of 13 months and 23 months, respectively.

The weighted average fair value of options granted during 2011 were $0.02 and $0.07 and options granted during 2010 was $0.41 and were estimated using the Black-Scholes option-pricing model, using the following assumptions:

	2010	2011
Expected volatility	117%	111%
Risk-free interest rate	1.08%	0.42%
Expected life	4 yrs	1.5 yrs
Dividend yield	0.00%	0.00%
Forfeiture rate	0.00%	0.00%

The Black-Scholes option-pricing model used by the Company to calculate options and warrant values was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock purchase options and warrants. The model also requires highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values. Accordingly, management believes that this model does not necessarily provide a reliable single measure of the fair value of the Company's stock options and warrants.

At December 31, 2011, the Company had outstanding options as follows:

NUMBER OF	EXERCISE
OPTIONS	PRICE	EXPIRATION DATE
2,150,000	$0.71	February 16, 2012
100,000	$1.00	February 8, 2013
250,000	$0.27	August 6, 2013
600,000	$0.65	April 15, 2015
250,000	$0.12	December 31, 2012
225,000	$0.12	June 30, 2016
3,575,000

Warrants issued in connection with various private placements of equity securities are treated as a cost of capital and no income statement recognition is required. A summary of warrant transactions is as follows:

		WEIGHTED AVERAGE
DETAILS	WARRANT SHARES	EXERCISE PRICE
OUTSTANDING, JANUARY 1, 2010	--	$ --
Granted	1,545,000	$ 0.65
Exercised	--	$ --
Expired	--	$ --
OUTSTANDING, DECEMBER 31, 2010 & DECEMBER 31, 2011	1,545,000	$ 0.65

Effective November 9, 2010 and December 8, 2010, the Company closed on its first tranche and second tranche of a unit offering in the amount of $300,000 per tranche for gross proceeds of $600,000 whereby the Company issued 1,500,000 units. The unit offering was for up to $5 million. The units were in the form of shares of the Company's common stock, at $0.40 per share plus for each share of Common Stock subscribed to under the unit offer the investor received one warrant exercisable for 1 share of common stock at $0.55; if an Investor Warrant is exercised between the first and second years from issuance, the exercise price will be $0.65. All investor warrants as issued are subject to adjustment in the event of a stock split or similar adjustment by the Company. A commission of 4% of the gross proceeds was paid and 7.5 units for every $100 of the gross proceeds raised were payable for brokers’ fees.

24

No warrants were issued during the year ended December 31, 2011.

Effective November 6, 2011 the board approved restricted stock grants to 7 board members under the 2010 stock incentive plan, as per the terms of the grant each of the 7 board members will receive 150,000 shares vesting in equal parts on December 31, 2011, December 31, 2012 and December 31, 2013 subject to the execution of the requisite grant agreements. The board also approved restricted stock grants to 2 board members for serving as chair to various committees, as per the terms of the grant each of the 2 board members will receive 200,000 shares vesting immediately subject to the execution of the requisite grant agreements. Stock based compensation expense will be recorded as of the vesting terms of the grants. Of the vested shares 650,000 restricted shares of common stock have been issued as of December 31, 2011.

During the year ended December 31, 2011 and 2010, $180,761 and $93,189, respectively, has been recorded in the consolidated statements of operations and comprehensive loss for stock based compensation.

NOTE 14 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2011, in addition to fees and salaries as well as reimbursement of business expenses, transactions with related parties include:

• $4,000,000 issuance of unsecured subordinated promissory notes (see Note 7 to the consolidated financial statements).

• Investment agreement with Bridge lenders Effective May 10, 2011, (see Note 7 to the consolidated financial statements).

• The effect of an exchange feature included in the terms of the Share Subscription Agreement for $3,000,000 of Convertible Debentures issued on March 19, 2010 ("2010 Debentures") and fully converted including interest into 6,007,595 shares of common stock on March 25, 2010. The exchange feature provides that if within twelve months from March 19, 2010, the Company entered into or closed another financing or other transaction (which for securities law purposes would be integrable with the offer and sale of the Securities) on terms and conditions more favorable to another purchaser, the terms and conditions of the 2010 Debentures shall be adjusted to reflect the more favorable terms. The exchange feature was determined by the Company to be freestanding financial instrument and also to be a liability within the scope of ASC 480 Distinguishing Liabilities from Equity since there is an inverse relationship between the stock price of the Company and the Company's obligation. On December 31, 2010, the Company evaluated the fair value of the exchange feature based on the probability of closing another financing by March 18, 2011 and the fair value of the number of incremental shares to be issued at a lower estimated issue price. The probability of closing another financing by March 18, 2011 was estimated to be 100% on December 31, 2010. The fair value of the Company's common stock was determined by the closing price on the valuation date. On December 31, 2010, an exchange feature liability of $1,680,000 was recorded for the 2010 Debentures (see Note 12). Effective February 17, 2011, the Company and the 2010 Debenture investors reached an agreement whereby the investors will receive an approximate aggregate of 19,000,000 additional shares of Common Stock in conjunction with certain rights under the Prior Subscription Agreements in the event the Company closed a qualified offering (see Note 7). At March 31, 2011 the exchange feature liability related to the convertible debentures was re-valued to $2,280,000 with the change in fair value of exchange feature liability of $578,738 expense recorded in the consolidated statements of operations and comprehensive loss. In March 2010, Orchard invested $1 million in the $3 million convertible debentures offering; of the exchange feature liability $760,000 was attributed to the investment made by Orchard based on their relative contribution to the March 2010 subscription, this amount was transferred to equity as of June 30, 2011. Orchard received 6,333,333 additional shares of Common Stock in conjunction with certain rights under the Prior Subscription Agreements as the Company closed its Qualified Offering on June 30, 2011 (see Note 7).

25

• $275,000 related to services provided by Orchard Capital Corporation under a services agreement effective January 30, 2011. On April 19, 2011, the Company's Board of Directors ratified a Services Agreement ("Agreement") between the Company and Orchard Capital Corporation ("Orchard") which was approved by the Company's Compensation Committee. Under the Agreement, which was effective as of January 30, 2011, Orchard agreed to provide services that may be mutually agreed to by and between Orchard and the Company including those duties customarily performed by the Chairman of the Board and executive of the Company as well as providing advice and consultation on general corporate matters and other projects as may be assigned by the Company's Board of Directors as needed. Orchard has agreed to appoint Mark Yung, who is also employed by Orchard, as the Company's Executive Chairman to act on Orchard's behalf and provide the services to the Company under the Agreement. Orchard reserves the right to replace Mr. Yung as the provider of services under the Agreement at its sole option. The Agreement may be terminated by either party upon thirty (30) days written notice unless otherwise provided for under the Agreement. Compensation under the agreement is the sum of $300,000 per annum plus reimbursement for out-of-pocket expenses incurred by Orchard. The agreement includes other standard terms including indemnification and limitation liability provisions. Orchard is controlled by Richard Ressler; affiliated entities of Orchard as well as Richard Ressler own shares of the Company.

• Mr. Nitin Amersey who is a director of the Company is listed as a control person with the Securities and Exchange Commission of Bay City Transfer Agency Registrar Inc., the Company's transfer agent. He has no ownership equity in Bay City Transfer Agency Registrar Inc. nor is he an officer or a director of Bay City Transfer Agency Registrar Inc. For the twelve month periods ended December 31, 2011 and 2010, the Company paid Bay City Transfer Agency Registrar Inc. $18,054 and $7,363 respectively.

For the year ended December 31, 2011 and 2010, Mr. Nitin Amersey received $0 and $25,500 for consulting services to the Company.

Mr. Peter Bloch a prior director of the Company provided consulting services to the Company. For the year ended December 31, 2011 and 2010, the Company paid Mr. Bloch $88,796 and $112,104 for consulting services.

During the twelve month period ended December 31, 2010 additional transactions with related parties included $6,134,024 related to conversion of convertible debentures including interest of $634,024 thereon into common stock; $1,032,849 related to inducement on early conversion of convertible debentures; and the repayment of $511,342 principal and interest on promissory note in addition to salaries and reimbursement of business expenses.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

LEASES

Effective November 24, 2004, the Company's wholly-owned subsidiary, ESWA, entered into a lease agreement for approximately 40,220 square feet of leasehold space at 2 Bethlehem Pike Industrial Center, Montgomery Township, Pennsylvania. The leasehold space houses the Company's research and development facilities and also houses ESW’s new manufacturing operations. The lease commenced on January 15, 2005 and was to expire January 31, 2010. Effective October 16, 2009, the Company's wholly-owned subsidiary ESWA entered into a lease renewal agreement with Nappen & Associates for the leasehold property in Pennsylvania. There were no modifications to the original economic terms of the lease under the lease renewal agreement. Under the terms of the lease renewal, the lease term will now expire February 28, 2013. Effective March 31, 2011, ESWA entered into a lease amendment agreement with Nappen & Associates for the leasehold property in Pennsylvania, whereby ESWA has the sole option to extend the expiry of the lease agreement by an additional 3 years if exercised, six months prior to February 28, 2013; there were no modifications to the original economic terms of the lease.

Effective December 20, 2004, the Company's wholly-owned subsidiary, ESWC, entered into an offer to lease agreement for approximately 50,000 square feet of leasehold space in Concord, Ontario, Canada. The leasehold space houses the Company's executive offices and previously housed the manufacturing operations. The possession of the leasehold space took place on May 24, 2005 and the term of the lease was extended to September 30, 2010. ESWC renewed its lease agreement at the current property for an additional five year term. The renewed lease period commenced on October 1, 2010 and ends on September 30, 2015.

26

The following is a summary of the minimum annual lease payments, for both leases;

YEAR

2012	$454,642
2013	306,305
2014	283,603
2015	212,703
$1,257,253

LEGAL MATTERS

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, ESW believes that the resolution of current pending matters will not have a material adverse effect on its business, consolidated financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on ESW because of legal costs, diversion of management resources and other factors. In addition, it is possible that an unfavorable resolution of one or more such proceedings could in the future materially and adversely affect ESW's financial position, results of operations or cash flows in a particular period.

CAPITAL LEASE OBLIGATION

The Company is committed to the following lease payments in connection with the acquisition of equipment under capital leases:

YEAR

2012	$1,259

Less imputed interest	(18)
Total obligation under capital lease	1,241

Less: current portion	(1,241)
Total long-term portion	$ 0

The Company incurred $17 and $2,374 of interest expense on capital lease obligation for the twelve month periods ended December 31, 2011 and 2010, respectively.

NOTE 16 – OPERATING SEGMENTS

The Company also derives revenue (4.8% of total revenue in 2011, and 1.5% in 2010) from providing air testing and environmental certification services. For the years ended December 31, 2011 and 2010, all revenues were generated from the United States. Expenses incurred in the United States in 2011 relate to air testing, environmental certification services and catalyst manufacturing operation, in 2010 catalyst manufacturing operations were located in Canada. During the years ended December 31, 2011 and 2010, cost of sales of $2,753,997 and $289,369, officers' compensation and directors fees of $74,645 and $117,375, marketing, office and general costs of $940,304 and $482,880, consulting and professional fees of $74,136 and $74,170, depreciation and amortization of $302,207 and $239,319 and research and development of $353,922 and $649,052 (net of grant funding), respectively.

27

As of December 31, 2011, property, plant and equipment, net of accumulated depreciation, located at the air testing facility and the manufacturing facility in Pennsylvania amounted to $943,500 (2010 - $1,182,263) and $281,088 (2010 - $0), respectively. All remaining long lived assets are located in Concord, Ontario.

NOTE 17 - RESTRUCTURING CHARGES

During March 2011, the Board of Directors approved a restructuring plan (the “Restructuring Plan”), that the Company’s executive management then implemented. As part of the Restructuring Plan the Company accrued the expenses related to severance agreements with its former Chief Executive Officer, Vice President of Operations and Director of Sales and certain production employees. As of December 31, 2011, $0 (December 31, 2010 - $0) was included in accrued liabilities related to the balance of severance payments still outstanding. No further expense related to severance payments is expected.

In August 2011, the Company’s restructuring plan was expanded to include a reorganization plan to reduce its overhead costs by re-locating its Canadian manufacturing operations into its facilities located in the United States. The Board of Directors approved the amendment to the Restructuring Plan. ESW believes that the synergies from operating at a single location will provide significant financial and logistical advantages, as well as synergies with its testing operations also located in the same facility. ESW has transitioned the production from Concord, Ontario, Canada to its existing facility located in Montgomeryville, PA, United States. ESW recognized a loss on impairment of property plant and equipment of $0.16 million for the twelve month period ended December 31, 2011 and restructuring charges amounted to $1.38 million. In addition, ESW expects to incur an additional $0.1 million of restructuring charges associated with the closure of the facility and transfer of manufacturing equipment in 2012. Key components of our transition plan have been completed by December 31, 2011.

In accordance with ASC 420-10-25-11 costs to terminate an operating lease arise when a lessee will either: (a) terminate an operating lease; or (b) if it is unable to terminate the lease, discontinue its use of the asset and continue to make lease payments over the remaining term of the lease without benefit. When the lease will be terminated, the lessee should recognize a liability for the cost of terminating the lease at the time the lease is terminated. If the lease will not be terminated and the lessee will continue to incur costs under the lease without future benefit, the lessee should recognize a liability on the cease-use date (the date the lessee discontinues its use of the asset). In accordance with paragraphs 420-10-30-7 through 30-9, a liability for the remaining lease rentals, reduced by actual (or estimated) sublease rentals, would be recognized and measured at its fair value at the cease-use date. In accordance with paragraphs 420-10-35-1 through 35-4:, the liability would be adjusted for changes, if any, resulting from revisions to estimated cash flows after the cease-use date, measured using the credit-adjusted risk-free rate that was used to measure the liability initially. The fair value estimate at the cease-use date amounts to $0.14 million associated with the release of its manufacturing facility at Concord, Ontario, Canada. This fair value estimate will be re-measured and recorded as a liability at June 30, 2012 the expected release date of the facility (revised from previous estimate which was to release by December 31, 2011), any sub-lease or rent earned from the Concord, Ontario, Canada facility in excess of the fair value estimate will be used to offset this liability.

Major components of the restructuring expenses are tabulated below:

Details	Budgeted Restructuring Costs	Three months ended December 31, 2011	Twelve months ended December 31, 2011
Severance agreements	$670,870	$103,265	$748,155
Training and set up expenses	384,500	48,566	172,748
Travel and moving expenses	93,127	28,708	125,395
Software impairment	--	--	133,542
Product line changes	--	--	125,113
Others	20,873	57,062	80,732
Totals	$1,169,370	$237,601	$1,385,685

Restructuring charges relate to changes in the management and reductions in work force of the Company's subsidiary, ESW Canada Inc., hiring, training, moving, relocation charges related to the setup of the new subsidiary, Technology Fabricators Inc., and write downs related to changes in business strategy, product and software as a result of the decision to relocate operations. Budgeted amounts include amounts estimated for moving, additional training and relocation expenses that have not been accrued as of December 31, 2011 as these items are expensed as incurred.

28

The Company expensed amounts related to severance agreements with its former Chief Executive Officer, Vice President of Operations and Director of Sales and certain production employees, no further expense related to severance payments are expected related to the 2011 restructuring.

NOTE 18 - LOSS PER SHARE

Potential common shares of 3,575,000 related to ESW's outstanding stock options and 1,545,000 shares related to ESW's outstanding warrants, were excluded from the computation of diluted loss per share for the year ended December 31, 2011 because the inclusion of these shares would be anti-dilutive.

Potential common shares of 3,600,000 related to ESW's outstanding stock options and 4,375,665 shares related to ESW's advance share subscription were excluded from the computation of diluted loss per share for the year ended December 31, 2010 because the inclusion of these shares would be anti-dilutive.

Consequently, for the years ended December 31, 2011 and 2010, basic and diluted loss per share are equal. The reconciliation of the number of shares used to calculate the diluted loss per share is calculated as follows:

	For the Year ended
	December 31,
	2011	2010
		.
NUMERATOR
Net loss for the year	$(9,127,088)	$(9,447,641)

Interest on long-term debt	-	183,858
Amortization of deferred costs	-	117,131
Long-term debt accretion	-	768,981
Inducement premium	-	2,909,872
Mark to market adjustment on advance share subscription	-	(1,247,119)
Change in fair value of exchange feature liability	578,739	2,021,213
Interest on notes payable to related party	126,850	11,342
Interest accretion expense	3,506,074	-
Financing charge on embedded derivative liability	485,101
Gain on convertible derivative	(1,336,445)	-
Bank fees related to credit facility covenant waivers	154,205	-

	$(5,612,564)	$(4,682,363)
	.
DENOMINATOR
Weighted average number of shares outstanding	170,818,147	112,793,477

Dilutive effect of :
Stock options	--	--
Warrants	--	--
Exchange feature liability share	--	--
Exchange of unsecured subordinated promissory notes	--	--
and rights

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	170,818,147	112,793,477

29

NOTE 19 - RISK MANAGEMENT

CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE

The Company's cash balances are maintained in various banks in Canada and the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Deposits held in banks in Canada are insured up to $100,000 Canadian per depositor for each bank by The Canada Deposit Insurance Corporation, a federal Crown corporation. Actual balances at times may exceed these limits.

Accounts Receivable and Concentrations of Credit Risk: The Company performs on-going credit evaluations of its customers' financial condition and generally does not require collateral from its customers. The Company also manages its credit risk by insuring certain of its accounts receivable. Three of its customers accounted for 41.2%, 15.7% and 10.6%, of the Company's revenue during the year ended December 31, 2011 and 37.4%, 25.1% and 14.0%, respectively, of its accounts receivable as of December 31, 2011.

Three of the Company's customers accounted for 21%, 19%, and 13%, of the Company's revenue during the year ended December 31, 2010 and 48%, 21%, and 13%, respectively, of its accounts receivable as at December 31, 2010.

For the year ended December 31, 2011, the Company purchased approximately 28.7% and 13.5% of its inventory from two vendors (2010 – two vendors 27.0% and 11.1%). The accounts payable to these two vendors aggregated approximately $511,271 and $786,163 as of December 31, 2011 and 2010, respectively.

NOTE 20 - COMPARATIVE FIGURES

Certain 2010 figures have been reclassified to conform to the current financial statement presentation.

NOTE 21 - SUBSEQUENT EVENTS

Effective February 3, 2012 ESW’s wholly-owned non-operational subsidiary BBL Technologies Inc., filed for bankruptcy in the Province of Ontario, Canada. Estimation of the effect of the bankruptcy proceedings on the consolidated financial statements of ESW cannot be made until the bankruptcy procedures are complete.

Effective March 5, 2012, ESW’s board approved the financing of ESW America’s purchase of new dynamometers and air testing equipment under the Pennsylvania Department Of Community & Economic Development - Machinery & Equipment Loan Fund (“MELF”). MELF is designed to assist Pennsylvania businesses in modernizing and upgrading their plants through low interest, long-term loans for machinery and equipment. ESW America has been approved for $0.5 million of MELF funding.

30

EXHIBIT F

Financial statements for the quarter ended september 30, 2012

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2012	2011
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$ 559,109	$ 1,103,649
Accounts receivable, net of allowance
for doubtful accounts of $217,732 (2011 - $1,398) (Note 2)	783,747	1,204,734
Inventory, net of reserve of $252,473 (2011 - $223,007) (Note 5)	2,443,494	2,431,027
Prepaid expenses and sundry assets	162,928	295,211

Total current assets	3,949,278	5,034,621

Property, plant and equipment under construction (Note 6)	577,610	198,416

Property, plant and equipment, net of accumulated
depreciation of $4,030,007 (2011 - $6,867,760) (Note 6)	1,005,913	1,271,989

	$ 5,532,801	$ 6,505,026

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 1,283,179	$ 1,384,972
Accrued liabilities	649,165	592,760
Redeemable Class A special shares (Note 7)	-	453,900
Customer deposits	3,000	-
Current portion of loan payable (Note 16)	37,058	-
Current portion of capital lease obligation (Note 12)	-	1,241

Total current liabilities	1,972,402	2,432,873

Long-term liabilities
Loan payable (Note 16)	228,613	-

Total liabilities	2,201,015	2,432,873

Commitments and Contingencies (Note 12)

Stockholders' Equity (Notes 9 and 10)
Common stock, $0.001 par value, 250,000,000 (2011 - 250,000,000)
	shares authorized; 219,450,447 (2011 - 219,450,447)
shares issued and outstanding	219,450	219,450
Additional paid-in capital	56,668,756	56,606,629
Accumulated deficit	(53,556,420)	(52,753,926)

Total stockholders' equity	3,331,786	4,072,153

	$ 5,532,801	$ 6,505,026

The accompanying notes are an integral part of these consolidated condensed financial statements.

1

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE NINE AND THREE MONTH PERIODS ENDED SEPTEMBER 30,
(UNAUDITED)
	NINE MONTHS PERIOD ENDED SEPTEMBER 30,		THREE MONTHS PERIOD ENDED SEPTEMBER 30,
	2012	2011	2012	2011
Revenue	$7,669,063	$8,314,076	$2,793,358	$3,213,491

Cost of sales	5,002,206	7,091,546	1,802,470	2,506,812

Gross profit	2,666,857	1,222,530	990,888	706,679

Operating expenses
Marketing, office and general expenses	2,548,309	2,872,802	682,799	865,237
Restructuring charges	-	1,148,083	-	624,809
Research and development costs	477,582	591,764	163,264	257,867
Officers' compensation and directors' fees	473,006	568,290	161,415	161,304
Consulting and professional fees	177,946	215,126	42,333	67,670
Foreign exchange loss / (gain)	63,698	68,222	20,655	(16,497)
Depreciation and amortization (Note 6)	152,726	292,911	37,609	78,406
Impairment of property, plant and equipment (Note 6)	29,984	275,867	1,039	(35,437)

	3,923,251	6,033,065	1,109,114	2,003,359

Loss from operations	(1,256,394)	(4,810,535)	(118,226)	(1,296,680)

Gain on deconsolidation of subsidiary (Note 7)	453,900	-	-	-
Change in fair value of exchange feature liability (Note 11)	-	(578,739)	-	-
Interest on notes payable to related party	-	(126,850)	-	-
Interest accretion expense	-	(3,506,074)	-	-
Financing charge on embedded derivative liability	-	(485,101)	-	-
Gain on convertible derivative	-	1,336,445	-	-
Bank fees related to credit facility covenant waivers	-	(154,205)	-	-
Gain on disposal of property and equipment	-	-	-	(5,583)

Net loss	(802,494)	(8,325,059)	(118,226)	(1,302,263)

Other comprehensive income:
Foreign currency translation of Canadian subsidiaries	-	(102,366)	-	(228,323)

Net loss and comprehensive loss	$(802,494)	$ (8,427,425)	$ (118,226)	$(1,530,586)

Net loss per share (basic and diluted) (Note14)	$ (0.00)	$ (0.05)	$ (0.00)	$ (0.01)

Weighted average number of shares outstanding (basic and diluted) (Note14)	219,450,447	154,755,625	219,450,447	205,064,429
The accompanying notes are an integral part of these consolidated condensed financial statements.

2

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2012
(UNAUDITED)

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balance, January 1, 2012	219,450,447	$ 219,450	$ 56,606,629	$(52,753,926)	$ 4,072,153

Net loss	--	--	--	(802,494)	(802,494)

Stock-based compensation	--	--	62,127	--	62,127

Balance, September 30, 2012	219,450,447	$ 219,450	$ 56,668,756	$(53,556,420)	$ 3,331,786

The accompanying notes are an integral part of these consolidated condensed financial statements.

3

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30,
	2012	2011
	(Unaudited)	(Unaudited)

Net loss	$ (802,494)	$ (8,325,059)

Adjustments to reconcile net loss to net cash
used in operating activities:
Interest accretion expense	-	3,506,074
Change in fair value of exchange feature liability	-	578,739
Financing charge on embedded derivative liability	-	485,101
Loss on disposal of inventory	-	469,148
Reserve on inventory obsolescence	252,473	-
Depreciation of property, plant and equipment	414,782	572,057
Loss on impairment of property, plant and equipment	43,812	286,444
Interest on notes payable to related party	-	126,850
Stock-based compensation	62,127	77,118
Amortization of patents and trademarks	-	16,145
Provision for doubtful accounts	213,810	-
Gain on disposal of property and equipment	(13,828)	(10,578)
Gain on convertible derivative	-	(1,336,445)
Gain on deconsolidation of subsidiary	(453,900)	-
	519,276	4,770,653

Increase (decrease) in cash flows from operating
activities resulting from changes in:
Accounts receivable	207,177	657,189
Inventory	(264,940)	1,079,405
Prepaid expenses and sundry assets	132,283	(70,051)
Accounts payable and accrued liabilities	(45,388)	(908,569)
Customer deposits	3,000	(29,322)

	32,132	728,652

Net cash used in operating activities	(251,086)	(2,825,754)

Investing activities:
Proceeds from sale of property and equipment	13,828	10,578
Acquisition of property, plant and equipment	(192,518)	(27,604)
Addition to property, plant and equipment under construction	(379,194)	(2,905)

Net cash used in investing activities	(557,884)	(19,931)

Financing activities:
Proceeds from notes payable to related parties	-	4,000,000
Proceeds from loan payable	280,787	-
Repayment of loan payable	(15,116)	-
Rights offering cost	-	(388,600)
Issuance of common stock	-	3,857,180
Repayment of bank loan	-	(3,492,108)
Repayment of capital lease obligation	(1,241)	(3,479)

Net cash provided by financing activities	264,430	3,972,993

Net change in cash and equivalents	(544,540)	1,127,308

Foreign exchange gain on foreign operations	-	(72,311)

Cash and cash equivalents, beginning of period	1,103,649	13,328

Cash and cash equivalents, end of period	$ 559,109	$ 1,068,325

Supplemental disclosures:

Cash interest paid	$ 3,434	$ -
Other non-cash conversion of loans and related interest	$ -	$ 4,126,850
Reclassification of convertible derivative and exchange
liabilities to equity	$ -	$ 4,861,256
Conversion of accrued expenses to equity	$ -	$ 16,374
The accompanying notes are an integral part of these consolidated condensed financial statements.

4

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS AND GOING CONCERN

Environmental Solutions Worldwide, Inc. (the "Company" or "ESW") through its wholly-owned subsidiaries is engaged in the design, development, manufacturing and sales of emissions control technologies. ESW also provides emissions testing and environmental certification services with its primary focus on the North American on-road and off-road diesel engine, chassis and after-treatment market. ESW currently manufactures and markets a line of catalytic emission control and enabling technologies for a number of applications focused on the retrofit market.

The unaudited consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which contemplates continuation of the Company as a going concern.

The Company has sustained recurring operating losses. As of September 30, 2012, the Company had an accumulated deficit of $53,556,420 and cash and cash equivalents of $559,109. During the fiscal year 2011 there were significant changes made to ESW’s business. These changes in operations, the relocation of the Company’s operations, and the prevailing economic conditions all create uncertainty in the operating results and, accordingly, there is no assurance that the Company will be successful in generating sufficient cash flow from operations or achieving profitability in the near future. As a result, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company may require additional financing to fund its continuing operations. Financing may not be available at acceptable terms or may not be available at all. The Company's ability to continue as a going concern is dependent on obtaining additional financing and achieving and maintaining a profitable level of operations.

Effective July 12, 2011, the Company raised a total of $4 million through the issuance of unsecured subordinated promissory notes (the “Notes”) to certain shareholders, including deemed affiliates of certain members of the Board of Directors of the Company. Proceeds from the Notes funded working capital related to its 2011 sales, capital investments and other general corporate purposes. Effective May 10, 2011, the Company entered into an Investment Agreement with certain of its current shareholders and subordinated lenders under unsecured promissory notes (the “Bridge Lenders") for an aggregate amount of $4 million. As per the Investment Agreement, the Bridge Lenders agreed to provide a backstop commitment (the "Backstop Commitment") to a rights offering targeted by the Company to raise up to $8 million (the “Qualified Offering"). Under the Backstop Commitment, the Bridge Lenders agreed to purchase any shares offered in the Qualified Offering that were not purchased by the Company's shareholders of record, after giving effect to any oversubscriptions.

Effective June 30, 2011 the Company completed its rights offering. The Company's shareholders subscribed to 38,955,629 shares including over subscriptions. Under the Qualified Offering shareholders subscribed to $4.7 million, which was subscribed for via cash ($1.9 million), and the exchange of principal and accrued interest on the Notes and the Bridge Loan Notes (approximately $2.8 million). Under the Backstop Commitment, the Bridge Lenders purchased 27,714,385 shares of Common Stock at price of $0.12 per share for approximately $3.3 million, of which $2.0 million was paid in cash and $1.3 million was paid for through the exchange of the balance of principal and accrued interest due on the Notes. As a result of these transactions, the Company satisfied its obligations with the Bridge Lenders and effectively cancelled the Notes effective June 30, 2011.

Effective July 18, 2011, ESW’s wholly-owned subsidiary ESW Canada Inc., paid its senior lender the amount of $1.5 million (Canadian dollars) from the proceeds of the rights offering to liquidate the outstanding balance on the bank loan. The senior lender has discharged all liens, encumbrances and securities against the Company and its subsidiaries and cancelled the June 30, 2010 demand revolving credit facility agreement.

Effective May 1, 2012 the Company’s wholly owned subsidiary ESW America Inc. received a $280,787 low interest loan from The Machinery and Equipment Loan Fund (“MELF”), which is administered by the Pennsylvania Department of Community and Economic Development. Proceeds from the loan were used to purchase and upgrade equipment at the air testing facility.

5

These unaudited consolidated condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these unaudited consolidated condensed financial statements.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The unaudited consolidated condensed financial statements include the accounts of the Company and its wholly-owned subsidiaries, ESW America Inc. ("ESWA"), ESW Technologies Inc. ("ESWT"), ESW Canada Inc. ("ESWC") and Technology Fabricators Inc. (“TFI”). All inter-company transactions and balances have been eliminated on consolidation. Amounts in the unaudited consolidated condensed financial statements are expressed in U.S. dollars.

Effective February 3, 2012 BBL Technologies Inc. (“BBL”), a non-operating subsidiary, filed for bankruptcy in the Province of Ontario, Canada. At the time of filing, BBL had no assets but had issued and outstanding redeemable Class A special shares. The Company did not provide any guarantee in relation to these redeemable Class A special shares. As a result of BBL’s filing for bankruptcy, the Company lost its control over BBL and has deconsolidated BBL from the unaudited consolidated condensed financial statements on the filing date. The Company recorded a $453,900 and $0 gain in the unaudited consolidated condensed statement of operations and comprehensive loss for the nine and three month periods ended September 30, 2012 respectively, upon deconsolidation of BBL.

ESTIMATES

The preparation of unaudited consolidated condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, impairment of property plant and equipment, share-based compensation, accrued liabilities and accounts receivable exposures.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management's assessment of the credit history with the customer and current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $217,732 and $1,398 was appropriate as of September 30, 2012 and December 31, 2011, respectively.

INVENTORY

Inventory is stated at the lower of cost or market determined using the first-in, first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw materials, work-in-process and finished goods.

PROPERTY, PLANT AND EQUIPMENT UNDER CONSTRUCTION

The Company capitalizes customized equipment built to be used in the future day to day operations at cost. Once complete and available for use, the cost for accounting purposes is transferred to property, plant and equipment, where normal depreciation rates apply.

PROPERTY, PLANT AND EQUIPMENT

6

Property, plant and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows the Accounting Standards Codification (“ASC”) Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. Properties held for sale are recorded at the lower of the carrying amount or the expected sales price less costs to sell. Management reviewed certain assets for impairment in the first quarter of 2012 (see Note 6 for details).

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and loan payable approximate fair value because of their short-term nature or current market rate for the loan payable with a fixed rate. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

REVENUE RECOGNITION

The Company derives revenue primarily from the sale of its catalytic products. In accordance with Staff Accounting Bulletin No. 104, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable and collection is reasonably assured.

The Company also derives revenue (approximately 7.9% and 4.9% of total revenue during the nine month periods ended September 30, 2012 and 2011, respectively) from providing air testing and environmental certification services. Revenues are recognized upon delivery of testing services when persuasive evidence of an arrangement exists and collection of the related receivable is reasonably assured.

LOSS PER SHARE

Loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

7

INCOME TAXES

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company's estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur.

Such adjustments may have a material impact on ESW's income tax provision and results of operations.

SHIPPING AND HANDLING COSTS

The Company’s shipping and handling costs of $27,084 and $30,466 are included in cost of sales for the three month periods ended September 30, 2012 and 2011, respectively. Additionally, the Company has recorded recoveries of these costs amounting to $23,327 and $19,251, which are included in revenues for the three month periods ended September 30, 2012 and 2011, respectively.

The Company’s shipping and handling costs of $74,145 and $87,625 are included in cost of sales for the nine month periods ended September 30, 2012 and 2011, respectively. Additionally, the Company has recorded recoveries of these costs amounting to $59,324 and $58,952, which are included in revenues for the nine month periods ended September 30, 2012 and 2011, respectively.

RESEARCH AND DEVELOPMENT

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any grant money received for research and development work is used to offset these expenditures. For the three month periods ended September 30, 2012 and 2011, the Company expensed $163,264 and $257,867, net of grant revenues, respectively, towards research and development costs. For the nine month periods ended September 30, 2012 and 2011, the Company expensed $477,582 and $591,764, net of grant revenues, respectively, towards research and development costs.

For the three month periods ended September 30, 2012 and 2011, gross research and development expense, excluding any offsetting grant revenues, amounted to $163,264 and $257,867, respectively, and grant money amounted to $0 and $0, respectively. For the nine month periods ended September 30, 2012 and 2011, gross research and development expense, excluding any offsetting grant revenues, amounted to $477,582 and $870,476, respectively, and grant money amounted to $0 and $278,712, respectively.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company and its foreign subsidiaries is the U.S. dollar. All of the Company’s revenue and materials purchased from suppliers are denominated in or linked to the U.S. dollar. Transactions denominated in currencies other than a functional currency are converted to the functional currency on the transaction date, and any resulting assets or liabilities are further translated at each reporting date and at settlement. Gains and losses recognized upon such translations are included within foreign exchange gain (loss) in the unaudited consolidated condensed statements of operations and comprehensive loss.

PRODUCT WARRANTIES

The Company provides for estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently estimates warranty costs as 2% of revenue. As of September 30, 2012 and December 31, 2011, $196,743 and $192,674, respectively, was accrued as warranty provision and included in accrued liabilities. For the three month periods ended September 30, 2012 and 2011, the total warranty, service, service travel and installation costs included in cost of sales were $74,311 and $83,712, respectively. For the nine month periods ended September 30, 2012 and 2011, the total warranty, service, service travel and installation costs included in cost of sales were $216,745 and $175,699, respectively.

8

SEGMENT REPORTING

ESW operates in two reportable segments. ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated condensed financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. ESW’s operating segments include manufacturing operations and air testing services (see Note 13). ESW’s chief operating decision maker is the Company’s Executive Chairman.

RESTRUCTURING CHARGES

In 2011, ESW underwent a significant restructuring of its operations. ESW recognizes restructuring expenses as they are incurred. ESW also evaluated the inventory and property, plant and equipment associated with restructuring actions for impairment. Asset impairment and accelerated depreciation expenses primarily relate to inventory write-downs for rationalized products and adjustments in the carrying value of the closed facilities to the Company’s estimated fair value. In addition, the remaining useful lives of other property, plant and equipment associated with the related operations were re-evaluated based on the respective plan, resulting in the impairment of certain assets. In accordance with ASC 420-10-25-11 costs to terminate an operating lease arise when a lessee will either: (a) terminate an operating lease; or (b) if it is unable to terminate the lease, discontinue its use of the asset and continue to make lease payments over the remaining term of the lease without benefit. When the lease will be terminated, the lessee should recognize a liability for the cost of terminating the lease at the time the lease is terminated. If the lease will not be terminated and the lessee will continue to incur costs under the lease without future benefit, the lessee should recognize a liability on the cease-use date (the date the lessee discontinues its use of the asset). In accordance with paragraphs 420-10-30-7 through 30-9, a liability for the remaining lease rentals, reduced by actual (or estimated) sublease rentals, would be recognized and measured at its fair value at the cease-use date. In accordance with paragraphs 420-10-35-1 through 35-4, the liability would be adjusted for changes, if any, resulting from revisions to estimated cash flows after the cease-use date, measured using the credit-adjusted risk-free rate that was used to measure the liability initially.

As disclosed in Note 12, the Company entered into an agreement with its former landlord for the full release of any future obligations under the lease agreement.

COMPARATIVE FIGURES

Certain 2011 figures have been reclassified to conform to the current financial statement presentation.

NOTE 3 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENT

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-5 – “Comprehensive Income – Presentation of Comprehensive Income”.  This statement removed the presentation of comprehensive income in the statement of changes in stockholders’ equity.  The only two allowable presentations are below the components of net income in a statement of comprehensive income or in a separate statement of comprehensive income that begins with total net income.  The guidance was effective for interim or annual reporting periods beginning after December 15, 2011. The adoption of this ASU had no effect on the Company's unaudited consolidated condensed financial statements.

9

NOTE 4 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments purchased with original maturities of generally 90 days or less at the date of purchase. At September 30, 2012 and December 31, 2011, all of the Company's cash and cash equivalents consisted of cash.

NOTE 5 - INVENTORY

Inventory consists of:

	September 30,	December 31,
Inventory	2012	2011

Raw materials	$ 1,027,393	$ 846,113
Work-in-process	1,627,338	1,705,346
Finished goods	41,236	102,575
	2,695,967	2,654,034
Less: reserve for inventory obsolescence	(252,473)	(223,007)

Total	$ 2,443,494	$ 2,431,027

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	September 30,	December 31,
Classification	2012	2011

Plant, machinery and equipment	$ 3,746,328	$ 6,294,458
Office equipment	152,329	357,717
Furniture and fixtures	242,090	449,147
Vehicles	19,468	25,604
Leasehold improvements	875,705	1,012,823
	5,035,920	8,139,749
Less: accumulated depreciation	(4,030,007)	(6,867,760)

Total	$ 1,005,913	$ 1,271,989

Depreciation expense recognized in the unaudited consolidated condensed statements of operations and comprehensive loss was included in the following captions:

	September 30,	September 30,
Depreciation Expense	2012	2011

Cost of sales	$ 82,369	$ 44,376
Operating expenses	37,609	78,406
Research and development	-	29,180

Total	$ 119,978	$ 151,962

	September 30,	September 30,
Depreciation Expense	2012	2011

Cost of sales	$ 262,056	$ 207,920
Operating expenses	152,726	276,765
Research and development	-	87,372

Total	$ 414,782	$ 572,057

10

At September 30, 2012 and December 31, 2011, the Company had $577,610 and $198,416, respectively, of customized equipment under construction.

At March 31, 2012, the Company recognized an impairment loss for furniture, fixtures and office equipment located at its Canadian facility. The estimated recovery from the sale of furniture, fixtures and office equipment is expected to be nominal and, accordingly, the Company has valued these assets as $0 and recorded an impairment loss equal to the full amount of their carrying value.

The details of impairment losses recognized are summarized in the following table:

For the three month period ended
Asset grouping	September 30, 2012	September 30, 2011
Effect of exchange rate fluctuations	$ 1,039	$ (24,859)
Gain on disposal of plant and equipment	-	(10,578)

Total impairment loss recognized	$ 1,039	$ (35,437)

	For the nine month period ended
Asset grouping	September 30, 2012	September 30, 2011
Plant and machinery	$ -	$ 180,993
Leasehold improvements	-	93,328
Furniture and fixtures (Abandonment)	1,864	-
Office equipment (Held for sale)	2,207	36,983
Computer hardware (Held for sale)	19,131	-
Computer software (Held for sale)	20,610	-
Total impairment loss recognized	43,812	311,304
Effect of exchange rate fluctuations	-	(24,859)
Gain on disposal of plant and equipment	(13,828)	(10,578)

Total impairment loss recognized	$ 29,984	$ 275,867

NOTE 7 - REDEEMABLE CLASS A SPECIAL SHARES

At December 31, 2011, the redeemable Class A special shares that were issued by the Company's wholly-owned subsidiary, BBL, without par value, were redeemable on demand by the holder of the shares, which is a private Ontario Corporation, at $700,000 Canadian (historically translated to $453,900 at December 31, 2011). On February 3, 2012, BBL filed for bankruptcy and the redeemable Class A special shares were subsequently cancelled.

11

NOTE 8 - INCOME TAXES

As of September 30, 2012, there are tax loss carry forwards for Federal income tax purposes of approximately $40,550,549 available to offset future taxable income in the United States. The tax loss carry forwards expire in various years through 2032. The Company does not expect to incur a Federal income tax liability in the foreseeable future. Accordingly, a valuation allowance for the full amount of the related deferred tax asset of approximately $14,192,692 has been established until realizations of the tax benefit from the loss carry forwards meet the "more likely than not" criteria.

Originating	Loss
Year	Carryforward

1999	$ 407,607
2000	2,109,716
2001	2,368,368
2002	917,626
2003	637,458
2004	1,621,175
2005	2,276,330
2006	3,336,964
2007	3,378,355
2008	3,348,694
2009	2,927,096
2010	2,269,987
2011	2,212,173
2012	12,739,000

Total	$ 40,550,549

Additionally, as of September  30, 2012, the Company's two wholly-owned Canadian subsidiaries had non-capital tax loss carry forwards of approximately $3,196,134 available to be used, in future periods, to offset taxable income. The loss carry forwards expire in 2031. The deferred tax asset of approximately $846,975 has been fully offset by a valuation allowance until realization of the tax benefit from the non-capital tax loss carry forwards are more likely than not.

The reconciliation of the difference between the income tax provision using the statutory tax rates and the effective tax rate is as follows:

	For the nine month periods ended
	September 30,	September 30,
	2012	2011
Statutory tax rates:
U.S.	35.00%	35.00%
Canada	26.50%	26.50%

Income (loss) before income taxes
U.S.	$ (12,801,667)	$ (5,157,452)
Foreign	11,999,173	(3,167,607)
	$ (802,494)	$ (8,325,059)
Expected tax recovery at statutory tax rates	$ (1,300,803)	$ (2,644,524)
Differences in income taxes resulting from:
Depreciation and impairment (foreign operations)	(248,226)	69,293
Change in fair value of exchange feature liability	-	202,559
Financing charge on embedded derivative liability	-	169,785
Stock-based compensation	21,745	26,982
Gain on convertible derivative	-	(467,756)
Long-term debt interest expense accretion	-	1,227,126
	(1,527,284)	(1,416,535)
Benefit of losses not recognized	1,527,284	1,416,535
Income tax provision per unaudited consolidated
condensed financial statements	$ -	$ -

12

Components of deferred income tax assets are as follows:

	September 30,	December 31,
	2012	2011
Property, plant and equipment	$ -	$ 488,494
Tax loss carryforwards	15,039,667	13,255,075
	15,039,667	13,743,569
Valuation allowance	(15,039,667)	(13,743,569)

Carrying value	$ -	$ -

Valuation allowances reflect the deferred tax benefits that management is uncertain about regarding the Company's ability to utilize in the future.

Based on the Company’s current tax loss position tax benefits to be recognized is more-likely-than-not to be sustained upon examination by taxing authorities. The Company does not believe there will be any material changes in its unrecognized tax positions over the next twelve months.

The Company will recognize interest and penalties related to unrecognized tax benefits within the income tax expense line in the unaudited consolidated condensed statements of operations and comprehensive loss. Accrued interest and penalties will be included within the related tax liability line in the consolidated condensed balance sheets.

In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of September 30, 2012:

United States - Federal	2008 – present
United States - State	2008 – present
Canada - Federal	2009 – present
Canada - Provincial	2009 – present

NOTE 9 - STOCKHOLDERS' EQUITY

No stock was issued during the nine month period ended September 30, 2012.

13

NOTE 10 - STOCK OPTIONS AND WARRANT GRANTS

STOCK OPTIONS

On April 15, 2010, the Board of Directors (the “Board”) granted an aggregate award of 900,000 stock options to a former executive officer and former director and one director. The options vest over a period of three years with an exercise price of $0.65 (fair market value of the Company's common stock as of the date of grant) with expiry of five years from the date of award. Effective February 7, 2011, with the resignation of a director, the unvested portion of the stock options were cancelled as a result of the resignation. The balance of the stock option expense of the April 15, 2010 award is as follows:

Stock Option
Date	Expense
April 15, 2011	$ 62,127
April 15, 2012	$ 82,836
April 15, 2013	$ 20,709

A summary of option transactions, including those granted pursuant to the terms of certain employment and other agreements, is as follows:

	Stock purchase options	Weighted average exercise price
Outstanding, January 1, 2011	3,600,000	$ 0.68
Granted	475,000	$ 0.12
Expired or cancelled	(500,000)	$ (0.73)
Outstanding, December 31, 2011	3,575,000	$ 0.60
Expired	(2,150,000)	$ (0.71)

Outstanding, September 30, 2012	1,425,000	$ 0.43

At September 30, 2012, the outstanding options have a weighted average remaining life of 22 months. All options issued prior to 2010 have vested, and the April 15, 2010 options vest over a period of three years, in three equal parts each year.

No stock options were granted for the nine month period ended September 30, 2012. The weighted average fair value of options granted during 2011 was $0.02 and was estimated using the Black-Scholes option pricing model, using the following assumptions:

2011
Expected volatility	111%
Risk-free interest rate	0.42%
Expected life	1.5 yrs
Dividend yield	0.00%
Forfeiture rate	0.00%

14

The Black-Scholes option-pricing model used by the Company to calculate options and warrant values was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock purchase options and warrants. The model also requires highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values.

At September 30, 2012, the Company had outstanding options as follows:

Number of	Exercise
Options	Price	Expiration Date
100,000	$1.00	February 8, 2013
250,000	$0.27	August 6, 2013
600,000	$0.65	April 15, 2015
250,000	$0.12	December 31, 2012
225,000	$0.12	June 30, 2016
1,425,000

Effective November 6, 2011, the Board approved restricted stock grants to seven Board members under the 2010 stock incentive plan. As per the terms of the grant, each of the seven Board members will receive 150,000 shares vesting in equal parts on December 31, 2011, December 31, 2012 and December 31, 2013 subject to the execution of the requisite grant agreements. The Board also approved restricted stock grants to two Board members for serving as chair to various committees. As per the terms of the grant, each of the two Board members will receive 200,000 shares vesting immediately subject to the execution of the requisite grant agreements. Stock-based compensation expense will be recorded as of the vesting terms of the grants. Of the vested shares 650,000 restricted shares of common stock were issued as of December 31, 2011.

Effective January 12, 2012, the Board approved a management incentive plan which includes a 10% restricted common equity pool for management. Key participants of this plan will be executive officers and a member of the Company’s Board. Secondary participants will include other management with a trickle down to other core members of the team. The program entails a 5 year vesting program commencing January 2012, with an accelerated vesting schedule for certain participants of the plan. The equity grants are effective subject to the execution of the requisite grant agreements. No agreements have been executed to date.

During the nine month periods ended September 30, 2012 and 2011, $62,127 and $77,118, respectively, has been recorded in the unaudited consolidated condensed statements of operations and comprehensive loss for stock-based compensation.

WARRANTS

Warrants issued in connection with various private placements of equity securities are treated as a capital transaction and no income statement recognition is required. A summary of warrant transactions is as follows:

	Warrants	Weighted average exercise price
Outstanding, January 1, 2010	-	$ -
Granted	1,545,000	$ 0.65
Expired or cancelled	-	$ -
Outstanding, December 31, 2010, and 2011,
and September 30, 2012	1,545,000	$ 0.65

15

In 2010, the Company closed a unit offering in the amount of $300,000 per tranche for gross proceeds of $600,000 whereby the Company issued 1,500,000 units. The unit offering was for up to $5 million. The units were in the form of shares of the Company's common stock, at $0.40 per share plus for each share of common stock subscribed to under the unit offer the investor received one warrant exercisable for 1 share of common stock at $0.55; if an Investor Warrant is exercised between the first and second years from issuance, the exercise price will be $0.65. All investor warrants as issued are subject to adjustment in the event of a stock split or similar adjustment by the Company. A commission of 4% of the gross proceeds was paid and 7.5 units for every $100 of the gross proceeds raised were payable for brokers’ fees.

No warrants were issued during the nine month periods ended September 30, 2012 and 2011.

NOTE 11 - RELATED PARTY TRANSACTIONS

During the nine month period ended September 30, 2012, in addition to fees and salaries; reimbursement of business expenses; transactions with related parties include:

•          $225,000 related to services provided by Orchard Capital Corporation under a services agreement effective January 30, 2011. On April 19, 2011, the Company's Board ratified a Services Agreement (the "Agreement") between the Company and Orchard Capital Corporation ("Orchard") which was approved by the Company's Compensation Committee. Under the Agreement, Orchard agreed to provide services that may be mutually agreed to by and between Orchard and the Company including those duties customarily performed by the Chairman of the Board and executive of the Company as well as providing advice and consultation on general corporate matters and other projects as may be assigned by the Company's Board as needed. Orchard is controlled by Richard Ressler. Certain affiliated entities of Orchard as well as Richard Ressler own shares of the Company.

•          Mr. Nitin Amersey who is a director of the Company is listed as a control person with the Securities and Exchange Commission of Bay City Transfer Agency Registrar Inc., the Company's transfer agent. Mr. Amersey is also a control person in Freeland Venture Resources Inc., which provide Edgar filing services to the Company. For the nine month period ended September 30, 2012, the Company paid Bay City Transfer Agency Registrar Inc. and Freeland Venture Resources Inc., $9,896 for services rendered.

In addition to fees and salaries and reimbursement of business expenses, during the nine month period ended September 30, 2011 transactions with related parties include:

•          $4,000,000 issuance of unsecured subordinated promissory notes to certain shareholders and deemed affiliates of certain members of the Board of Directors. Interest expense on notes payable to related parties amounted to $126,850.

•     Investment agreement with Bridge lenders effective May 10, 2011.

•         The effect of an exchange feature included in the terms of the Share Subscription Agreement for $3,000,000 of Convertible Debentures issued on March 19, 2010 ("2010 Debentures") and fully converted including interest into 6,007,595 shares of common stock on March 25, 2010. At March 31, 2011 the exchange feature liability related to the convertible debentures was re-valued to $2,280,000 with the change in fair value of exchange feature liability of $578,739 expense recorded in the unaudited consolidated condensed statements of operations and comprehensive loss. In March 2010, Orchard invested $1 million in the $3 million convertible debentures offering; of the exchange feature liability $760,000 was attributed to the investment made by Orchard based on their relative contribution to the March 2010 subscription, this amount was transferred to equity as of June 30, 2011. Orchard received 6,333,333 additional shares of Common Stock in conjunction with certain rights under the Prior Subscription Agreements as the Company closed its Qualified Offering on June 30, 2011.

•          $200,000 related to services provided by Orchard under a services agreement effective January 30, 2011.

•          For the nine month period ended September 30, 2011, the Company paid Bay City Transfer Agency Registrar Inc. $17,005.

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NOTE 12 - COMMITMENTS AND CONTINGENCIES

LEASES

Effective November 24, 2004, the Company's wholly-owned subsidiary, ESWA, entered into a lease agreement for approximately 40,220 square feet of leasehold space at 2 Bethlehem Pike Industrial Center, Montgomery Township, Pennsylvania. The leasehold space houses the Company's research and development facilities and also houses ESW’s manufacturing operations. The lease commenced on January 15, 2005. Effective October 16, 2009, the Company's wholly-owned subsidiary ESWA entered into a lease renewal agreement with Nappen & Associates for the leasehold property in Pennsylvania. There were no modifications to the original economic terms of the lease under the lease renewal agreement. Under the terms of the lease renewal, the lease term was extended to February 28, 2013. Effective September 24, 2012, ESWA entered into a second lease amendment agreement with Nappen & Associates for the leasehold property in Pennsylvania, whereby ESWA extended the term of the lease agreement by an additional 5 years. There were no modifications to the original economic terms of the lease. Under the terms of the second lease renewal, the lease will expire on February 28, 2018.

Effective December 20, 2004, the Company's wholly-owned subsidiary, ESWC, entered into a lease agreement for approximately 50,000 square feet of leasehold space in Concord, Ontario, Canada. The leasehold space previously housed the Company's executive offices and the manufacturing operations. The renewed lease period commenced on October 1, 2010 and ended on September 30, 2015. Effective May 1, 2012, the landlord terminated the lease agreement for the facility. The facility had been vacated prior to the lease termination.  Thereafter effective May 22, 2012, ESWC and its former landlord entered into an agreement for the full release of any future obligations under the lease agreement subject to payment of a mutually agreed consideration payable through September 2012.  The agreement provides for a full and complete release of ESWC by the landlord for the consideration and terms under the lease agreement. ESWC has fulfilled its terms of the release.  The following is a summary of the minimum annual lease payments:

Year Ending December 31,	Amount

2012 (excluding the nine months ended September 30, 2012)	$ 45,248
2013	180,990
2014	180,990
2015	180,990
2016	180,990
2017	180,990
2018	30,165

Total	$ 980,363

LEGAL MATTERS

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, ESW believes that the resolution of current pending matters will not have a material adverse effect on its business, consolidated financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on ESW because of legal costs, diversion of management resources and other factors.

The Company is pursuing a lawsuit in New York for collection of unpaid invoices related to goods delivered to a former dealer.

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CAPITAL LEASE OBLIGATION

As of September 30, 2012 and December 31, 2011, the Company’s capital lease obligation amounted to $0 and $1,241, respectively.

NOTE 13 – OPERATING SEGMENTS

The Company has two principal operating segments, air testing services and catalyst manufacturing. These operating segments were determined based on the nature of the products and services offered. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s Executive Chairman has been identified as the chief operating decision-maker, and directs the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.

The Company evaluates performance based on several factors, of which the primary financial measure is net income. The accounting policies of the business segments are the same as those described in “Note 2: Summary of Accounting Policies.” No intersegment sales were made for the nine month periods ended September 30, 2012 and 2011. The following tables show the operations of the Company’s reportable segments:

For the three month period ended September 30, 2012
	Catalyst	Air Testing	Unallocated	Total

Revenue	$ 2,596,922	$ 196,436	$ -	$ 2,793,358
Net income / (loss)	$ 330,400	$42,507	$ (491,133)	$ (118,226)

For the nine month period ended September 30, 2012
	Catalyst	Air Testing	Unallocated	Total

Revenue	$ 7,061,463	$ 607,599	$ -	$ 7,669,063
Net loss	$ (12,485)	$ (407,628)	$ (382,381)	$ (802,494)

As of September 30, 2012
	Catalyst	Air Testing	Unallocated	Total

Total assets	$ 3,897,161	$ 1,509,682	$ 125,958	$ 5,532,801
Property, plant and equipment
under construction	$ 19,750	$ 557,860	$ -	$ 577,610
Property, plant and equipment	$ 199,494	$ 806,419	$ -	$ 1,005,913
Accounts receivable	$ 663,712	$ 120,035	$ -	$ 783,747
Inventories	$ 2,368,061	$ 75,433	$ -	$ 2,443,494

For the three month period ended September 30, 2011
	Catalyst	Air Testing	Unallocated	Total

Revenue	$ 2,985,390	$ 228,101	$ -	$ 3,213,491
Net loss	$ (706,163)	$ (435,169)	$ (160 ,931)	$ (1,302,263)

For the nine month period ended September 30, 2011
	Catalyst	Air Testing	Unallocated	Total

Revenue	$ 7,907,566	$ 406,510	$ -	$ 8,314,076
Net loss	$ (3,184,167)	$ (1,118,121)	$ (4,022,771)	$ (8,325,059)

As of December 31, 2011
	Catalyst	Air Testing	Unallocated	Total

Total assets	$ 4,329,986	$ 1,551,848	$ 623,192	$ 6,505,026
Property, plant and equipment
under construction	$-	$ 198,416	$ -	$ 198,416
Property, plant and equipment	$ 328,489	$ 943,500	$ -	$ 1,271,989
Accounts receivable	$ 1,028,720	$ 176,014	$ -	$ 1,204,734
Inventories	$ 2,393,507	$ 37,520	$ -	$ 2,431,027

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  NOTE 14 - LOSS PER SHARE

Potential common shares of 1,425,000 related to ESW's outstanding stock options and 1,545,000 shares related to ESW's outstanding warrants, were excluded from the computation of diluted loss per share for the nine and three month periods ended September 30, 2012 because the inclusion of these shares would be anti-dilutive.

Potential common shares of 3,575,000 related to ESW's outstanding stock options and 1,545,000 shares related to ESW's outstanding warrants were excluded from the computation of diluted loss per share for the nine and three month periods ended September 30, 2011 because the inclusion of these shares would be anti-dilutive.

NOTE 15 - RISK MANAGEMENT

CONCENTRATIONS OF CREDIT RISK AND ECONOMIC DEPENDENCE

The Company's cash balances are maintained in various banks in Canada and the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Deposits held in banks in Canada are insured up to $100,000 Canadian per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Accounts Receivable and Concentrations of Credit Risk: The Company performs on-going credit evaluations of its customers' financial condition and generally does not require collateral from its customers. Three of its customers accounted for 26.9%, 20.4% and 8.1%, respectively, of the Company's revenue during the nine month period ended September 30, 2012 and 33.0%, 17.2% and 15.7%, respectively, of its accounts receivable as of September 30, 2012.

Three of its customers accounted for 40.1%, 12.9% and 9.1%, respectively, of the Company's revenue during the nine month period ended September 30, 2011 and 31.9%, 17.9% and 11.4%, respectively, of its accounts receivable as of September 30, 2011.

For the nine month period ended September 30, 2012, the Company purchased approximately 18.5% and 13.4% of its inventory from two vendors. For the nine month period ended September 30, 2011, the Company purchased approximately 26.9% and 18.3% of its inventory from two vendors. The accounts payable to these vendors aggregated approximately $548,792 and $170,679 as of September 30, 2012 and 2011, respectively.

NOTE 16 – LOAN PAYABLE

On April 25, 2012, the Company’s wholly-owned subsidiary ESWA entered into a MELF Facility with the Commonwealth of Pennsylvania for up to $500,000 for the purchase of equipment and related purchases. Two (2) draw-downs are permitted under the MELF Facility by ESWA. The first draw down of $280,787 was made under the MELF Facility in connection with equipment purchased by ESWA on April 25, 2012 (the “Closing Date”).  ESWA may make one (1) additional draw-down per the terms of the MELF Facility so that the aggregate amount borrowed under the MELF Facility may be up to $500,000. Terms of the MELF Facility include initial interest at three (3%) percent per annum, monthly blended payments of $3,710 and full repayment of the MELF Facility on or before the first day of the eighty-fifth (85) calendar month following the Closing Date. As part of the loan agreement, within three years from the Closing Date ESWA is required to create, or retain, at its current location a certain number of jobs that is specified in the loan application. A breach by ESWA in the creation or maintenance of these jobs shall be considered an event of default under the MELF Facility. In the event ESWA defaults on any payments, the MELF Facility may be accelerated with full payment due along with certain additional modifications including the increase in interest to twelve and one half (12 1/2%) percent. The loan is secured by certain property and equipment and corporate guarantee of the Company.

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As of September 30, 2012 and December 31, 2011, the loan payable amounted to $265,671 and $0, respectively. For the nine month period ended September 30, 2012, the Company paid interest amounting to $3,434 (September 30, 2011 - $0) on the loan and also repaid principal in the amount of $15,116 (September 30, 2011 - $0).

Loan maturities based on outstanding principal are as follows:

Year Ending December 31,	Amount

2012 (excluding the nine months ended September 30, 2012)	$ 6,100
2013	37,244
2014	38,376
2015	39,544
2016	40,746
Thereafter	103,661

Total	$ 265,671

NOTE 17 - SUBSEQUENT EVENTS

On November 12, 2012, the Company’s wholly-owned subsidiary ESWA made the second draw down per the terms of the MELF Facility in the amount of $219,213. All other terms of the MELF facility remain unchanged. With the second draw down total borrowings under the MELF Facility amount to $500,000.

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EXHIBIT G

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. 2013 STOCK PLAN

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

2013 STOCK PLAN

ARTICLE I

PURPOSES

1.1   Purpose of Plan.  The purposes of the Environmental Solutions Worldwide, Inc. 2013 Stock Plan (the “Plan”) are to advance the interests of Environmental Solutions Worldwide, Inc. (the “Company”) and its shareholders by providing significant incentives to selected officers, employees, and consultants of the Company who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company.  Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.

ARTICLE II

DEFINITIONS

2.1   Definitions.   Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.

(a)              “Award” means an award under the Plan as described in Article V.  Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article V.

(b)             “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)              “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)             “Code” means the Internal Revenue Code of 1986, as amended.

(e)              “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof.  Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b‑3 under the Securities Exchange Act of 1934, as amended, and “outside directors” under Section 162(m) of the Code.  The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors.  The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions.

(f)              “Common Stock” means, subject to the provisions of Section 9.3, the authorized common stock of the Company.

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(g)              “Company” means Environmental Solutions Worldwide, Inc.

(h)               “Effective Date” means the date on which the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(i)               “Employee” means (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) any consultant or other persons to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary.  Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan except the third sentence of Section 4.1.

(j)               “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the New York Stock Exchange or, if at the time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange, in the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock is not traded over-the-counter, as determined by the Committee using any reasonable valuation method.

(k)             “Grantee” means an Employee who receives a grant of Options or other Award under the Plan.

(l)               “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.

(m)            “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.

(n)             “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(o)             “Option Agreement” means an agreement between the Company and a Grantee evidencing the terms of an Option granted under the Plan.

(p)             “Plan” means the Environmental Solutions Worldwide, Inc. 2013 Stock Plan, as set forth herein and as from time to time amended.

(q)             “Restricted Stock Agreement” means an agreement between the Company and a Grantee evidencing the terms of Restricted Stock awarded under the Plan.

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(r)              “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(s)                “Termination of Employment” means, unless otherwise determined by the Committee, that a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or a Subsidiary (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or a Subsidiary as a director, consultant or otherwise).  The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan.  The Committee may also determine whether a Grantee’s Termination of Employment is for Cause (as hereinafter defined) and the date of termination in such case.

ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES

3.1 Effective Date.  The Plan shall become effective as of the Effective Date.

3.2 Shares Reserved Under Plan.  The total number of shares of Common Stock which may be transferred pursuant to Awards granted under the Plan shall not exceed 40,000,000 shares (or 20,000 shares if the Company consummates a reverse stock split of its Common Stock at an exchange ratio of 1-for-2,000 shares) and, as an individual limitation, the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to a Grantee in any one-year period may not exceed 5,000,000 shares (or 2,500 shares if the Company consummates a reverse stock split of its Common Stock at an exchange ratio of 1-for-2,000 shares).  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.  If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options or other Awards granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan.  Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.  Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Award with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock or other Award shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.3 Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable.  The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company.  Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis.  A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.  The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with respect to any Awards.  No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided in the applicable Award Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

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ARTICLE IV

PARTICIPATION IN PLAN

4.1   Eligibility.   Options or other Awards under the Plan may be granted to any key Employee of the Company or a Subsidiary who performs services for the Company or a Subsidiary that the Committee deems to be of special importance to the growth and success of the Company.  The Committee shall determine those Employees to whom Options or other Awards shall be granted, the type of Option or other Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Option or other Award.

4.2   Participation Not Guarantee of Employment or Retention.  Nothing in this Plan or in any Option Agreement or any other Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS

5.1   Grant of Options.  The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Employees at any time after the Effective Date.  All Options under the Plan shall be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

5.2   Option Terms.  Options granted under the Plan shall be subject to the following requirements:

(a)              Option Price.  The exercise price of each Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted.  The exercise price of an Option may be subject to adjustment pursuant to Section 9.3 hereof.

(b)             Term of Option.  The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.

(c)              Nontransferability of Option.  No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by him.  No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.  Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.  For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children).

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(d)             Exercise of Option.  Unless the Option Agreement pursuant to which an Option is granted provides otherwise, each Option shall become exercisable, on a cumulative basis, with respect to 25% of the aggregate number of the shares of Common Stock covered thereby on the first anniversary of the date of grant and with respect to an additional 25% of the shares of Common Stock covered thereby on each of the next three (3) succeeding anniversaries of the date of grant; provided, however, the Committee may establish a different vesting schedule for any optionee or group of optionees.  Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Option Agreement pursuant to which it is granted.

(e)              Acceleration of Exercise on Change of Control.  Notwithstanding the provisions of paragraph (d) of this Section or any other restrictions limiting the number of shares of Common Stock as to which an Option may be exercised, each Option shall become immediately exercisable in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the optionee has been offered substantially identical replacement options and a comparable position at any acquiring company.  For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i)  any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the Company consummates a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

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(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the Company consummates the sale or disposition of all or substantially all of its assets.  For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(f)           Incentive Stock Options Granted to Ten Percent Shareholders.  No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the mean of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(g)          Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options.  For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

5.3 Payment of Exercise Price and Delivery of Shares.

(a)          Notice and Payment for Shares.  Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor.  No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Option Agreement.

 (b)         Rights of Grantee in Stock.  Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or them and such person or persons have received a certificate or certificates therefor.  Upon the issuance and receipt of such certificate or certificates, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.

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5.4 Restricted Stock.  The Committee may from time to time in its discretion grant award shares of restricted stock (“Restricted Stock”) to Employees at any time after the Effective Date.  Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)          Number of Shares.  Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b)          Restrictions.   Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)          Forfeiture.  Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(d)          Ownership.  During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

(e)          Accelerated Lapse of Restrictions.  The Committee shall have the authority (and the Restricted Stock Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

 (f)          Accelerated Lapse of Restrictions on Change of Control.  Notwithstanding anything else provided in this Agreement, all outstanding restrictions on each share of Restricted Stock shall immediately be canceled in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the Grantee has been offered substantially identical replacement restricted stock and a comparable position at any acquiring company.

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5.5 Grant of Stock Appreciation Rights.

(a)          The Committee may grant stock appreciation rights to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan.  A stock appreciation right may be granted at or after the time of grant of such option.  A stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b)          The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised.  Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.  Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

(c)          Notwithstanding anything else provided in this Agreement, each stock appreciation right shall become immediately exercisable in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the Grantee has been offered substantially identical replacement stock appreciation rights and a comparable position at any acquiring company.

5.6 Grant of Restricted Stock Units.

(a)          The Committee may grant Awards of restricted stock units to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)          At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate.  Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.  The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

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(c)          At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee.  Such date may be later than the vesting date or dates of the Award.  On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.  The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

(d)          Notwithstanding anything else provided in this Agreement, each restricted stock unit shall immediately vest in full and all outstanding restrictions on each restricted stock unit shall immediately be canceled in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the Grantee has been offered substantially identical replacement restricted stock units and a comparable position at any acquiring company.

5.7 Grant of Performance Shares and Share Units.

(a)          The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned.  The performance conditions and the length of the performance period shall be determined by the Committee.  The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b)          Notwithstanding anything else provided in this Agreement, each performance share shall immediately vest and be deemed earned in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines that the Grantee has been offered substantially identical replacement performance shares and a comparable position at any acquiring company.

5.8 Other Stock-Based Awards.  The Committee may grant other types of stock-based Awards to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

5.9 Grant of Dividend Equivalent Rights.  The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding.  In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

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ARTICLE VI

TERMINATION AND DEATH

6.1 Termination Other Than by Death or for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary terminates for any reason other than death or for Cause (as defined in Section 6.2) he may, unless the applicable Option Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such termination, but in no event later than the date on which the Option would have expired in accordance with its terms.  To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2 Termination for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary is terminated for Cause, any Option theretofore granted to him shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee.  “Cause” shall mean (a) the willful and continued failure by a Grantee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, or (b) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Section 6.2, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

6.3 Death.   If a Grantee dies (i) while he is an Employee of the Company or a Subsidiary or (ii) during the three-month period after the termination of his position as an Employee of the Company or a Subsidiary, and at the time of his death the Grantee was entitled to exercise an Option theretofore granted to him, such Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date of his death, but in no event later than the date on which the Option would have expired if the Grantee had lived.  During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4 Applicability to Other Awards.  Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Employment is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect.  The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than stock options.

ARTICLE VI

ADMINISTRATION OF PLAN

7.1 Administration.  The Plan shall be administered by the Board of Directors as a whole or by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors of the Company, which Committee shall consist of not less than two members, all of whom are members of the Board of Directors.  A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board.  The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement or any other Award Agreement.  The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, Employees and their respective successors in interest.

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7.2 Liability.   No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence.  The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3 Determinations.   In making its determinations concerning the key Employees who shall receive Options or other Awards as well as the number of shares to be covered by such Options or other Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such key Employees, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant.  The Committee shall determine the form of Option Agreements and Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan.  The Committee may waive any provisions of any Option Agreement or any other Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or other Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1 Amendment of Plan.

(a)          Generally.  The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award).  For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws (including Section 422 of the Code), regulations or rules (including applicable rules of any stock exchange).

(b)          Amendments Relating to Incentive Stock Options.  To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code.  Subject to paragraph 8.1(a) above, the Plan, Option Agreements and other Award Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

8.2 Termination.   The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board.  If not earlier terminated, the Plan shall terminate on __________, 2023 (but in any event not later than the day before the 10th anniversary of Board approval of the Plan).  No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Restrictions Upon Grant of Awards.  If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed.  The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2 Shareholder Agreement; Restrictions Upon Resale of Unregistered Stock. Notwithstanding anything to the contrary in this Plan, no shares of Common Stock shall be issued to any Grantee unless and until such Grantee has executed and delivered to the Company a copy of the then current shareholders agreement among the then current shareholders of the Company.  In addition, each Grantee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof, and (iii) to such other customary matters as the Company may request.  In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3 Adjustments.

(a)          General.  In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.

 (b)         Reorganizations.   In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.

(c)          Reservation of Rights.  Except as provided in this Section 9.3, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award.  The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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9.4 Withholding of Taxes; Tax Elections.

(a)          Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Award that has vested shall agree that no later than the date of exercise or receipt of shares of Common Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to him or vesting in him of such shares of Common Stock.

(b)          The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i)           by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or

(ii)          by electing to have the Company withhold the requisite number of shares from shares otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that

(a)          the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or

(b)          such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs.  The Committee may require, as a condition of accepting any such delivery of Common Stock or any such election by the Grantee, that the Grantee furnish to the Company an opinion of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

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(c)          If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, makes an election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions), the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this section 9.4.

(d)          If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.5 Use of Proceeds.  The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

9.6 Substitution of Options.  Options may be granted under this Plan in substitution for options held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event.  The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.

9.7 Notices.  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

9.8 Nature of Payments.  Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.9 Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

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9.10 Waiver of Claims.  Prior to being selected by the Committee to receive an Award, an Employee has no right to any benefits hereunder.  In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

9.11 Governing Law.  The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of Florida and construed accordingly.

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Environmental Solutions Worldwide, Inc.

WRITTEN CONSENT CARD

WRITTEN CONSENT OF SHAREHOLDERS OF ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a shareholder of record of Environmental Solutions Worldwide, Inc. (the “Company”) as of _____, 2013 hereby takes the following action, pursuant to Section 607.0704 of the Florida Business Corporation Act, with respect to all shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents without a meeting, pursuant to Section 607.0704 of the Florida Business Corporation Act, to the two proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement, dated _____, 2013 (the “Consent Solicitation Statement”).

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that shareholders CONSENT to the following proposals:

Proposal 1.	an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at an exchange ratio of one-for-two thousand (1:2000); and
Proposal 2.	approval and adoption of the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

Proposal 1

RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Company attached as Exhibit A to the Consent Solicitation Statement be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 2

RESOLVED, that the Environmental Solutions Worldwide, Inc. 2013 Stock Plan attached as Exhibit F to the Consent Solicitation Statement be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

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Dated: ______________, 2013

[print name of record shareholder as set forth on stock certificate]	[signature of record shareholder or person authorized to sign on behalf of record shareholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Shareholders shall vote all shares to which the signatory is entitled. This Written Consent of Shareholders, together with all written consents in substantially the same form, shall be treated as a single consent of shareholders.

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